As filed with the Securities and Exchange Commission on March 30, 2023
FILE NO. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________________________
EVERLAKE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
________________________________________________

ILLINOIS                                          36-2554642
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                             Identification Number)
6311
(Primary Standard Industrial Classification Code Number)

3100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
847-665-9930
(Address, including zip code, and telephone number, including area code, of principal executive offices)
___________________________________________________

CT Corporation
208 South LaSalle Street
Suite 814
Chicago, IL 60604
312-345-4320
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________________

COPIES TO:
ANGELA K. FONTANA
EVERLAKE LIFE INSURANCE COMPANY
3100 SANDERS ROAD SUITE 303
NORTHBROOK, IL 60062
_____________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	/ /	Accelerated filer	/ /

Non-accelerated filer	/X/	Smaller reporting company	/ /

Emerging growth company	/ /
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  / /
Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Everlake RightFit Annuity
Everlake Life Insurance Company
P.O. Box 660191
Dallas, TX 75266-0191
Telephone Number: 1-800-632-3492
Fax Number: 1-877-525-2689                       Prospectus dated May 1, 2023

Everlake Life Insurance Company (“Everlake Life”) has issued the Everlake RightFit, a group and individual single premium deferred indexed linked annuity contract ("Contract"). The Contract is no longer being offered for sale. This prospectus contains information about the Contract. Please keep it for future reference.
This prospectus is not your Contract, although this prospectus provides a description of all of your Contract's material features, benefits, rights and obligations. The description of the Contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the Contract are changed after the date of this prospectus in accordance with the Contract, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements before taking any action under your Contract.
The Contract is no longer being offered for sale.
The Contracts were available through Everlake Distributors, L.L.C., the principal underwriter for the Contracts. Everlake Distributors, L.L.C., is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Discussion of Risk Factors begins on page 8 of this prospectus.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives.
The registrant’s obligations under the contract are subject to the financial strength and claims paying ability of the registrant.
There is a risk of loss of principal under the contract and that loss can become greater if there is an early withdrawal because it may be subject to charges and adjustments. Please also note the possibility of losses on amounts withdrawn from the contract even if the S&P 500 has risen in value since the issue date.

IMPORTANT NOTICES
Investment in the Contracts involves serious investment risks, including possible loss of principal.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.
Neither the Securities and Exchange Commission ("SEC") nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Contracts are not FDIC insured.
The Contracts may not be available in all states.
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Important Terms
This prospectus uses a number of important terms with which you may not be familiar. The index below identifies the page that defines each term. Each term will appear in bold italics on the page on which it is first defined.

Page
Access Account Anniversary	12
Access Account Period	17
Access Account Value	16
Access Account Year	12
Accumulation Phase	8
Adjustment for the change in the Fair Value Index	13
Allstate Life	5
Annuitant	10
Bailout Provision	21
Beneficiary	10
Contract Anniversary	12
Contract	4
Contract Maturity Date	26
Contract Owner ("You")	5
Contract Year	12
Death Proceeds	28
Due Proof of Death	30
Fair Value Index	13
Income Plan	27
Index	18
Interim Value	14

Page
Investment Option Interim Value	13
Investment Option Maturity Value	13
Investment Option Period	16
Investment Options	16
Issue Date	8
Maturity Value	13
Maximum Access Account Performance Rate	5
Minimum Access Account Performance Rate	5
Payout Phase	8
Payout Start Date	8
Performance	18
Preferred Withdrawal Amount	22
Purchase Payment	12
Right to Cancel	12
SEC	1
Systematic Withdrawal Program	23
Tax Qualified Contracts	35
The Maximum Investment Performance Rate	5
The Minimum Investment Performance Rate	5
Trial Examination Period	12
Withdrawal Request Amount	22

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What is the Everlake RightFit annuity?
Everlake RightFit is a single premium deferred indexed linked annuity contract (Contract) issued by Everlake Life Insurance Company. It provides investment options allowing you to balance a level of protection and growth potential, up to a ceiling, in your investment portfolio.
During the Investment Option Period you allocate the single Purchase Payment into one or more Investment Options with differing levels of risk/return profiles. Withdrawals made during the Investment Option Period are subject to Withdrawal Charges or Adjustments for the change in the Fair Value Index. The Performance for each Investment Option is applied to your Contract daily based on the amount of increase or decrease in the Standard & Poor’s 500 Composite Stock Price Index, commonly known as the S&P 500 Index (“S&P 500 Index”) subject to the minimum performance rates and maximum performance rates. Your Performance may be positive, zero or negative, it is possible for you to lose a portion of the Purchase Payment invested in the Contract.
At the end of the Investment Option Period, the values in your Investment Options are transferred to a single account, which allows you to withdraw some or all of your money at any time without incurring any Withdrawal Charges or Adjustments for the change in the Fair Value Index. You may remain in the Access Account until the Contract Maturity Date.
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The Contract at a Glance
Preliminary Note Regarding Terms Used in the Prospectus
Here are some important terms you should understand before you go any further:
•The "Contract" is the Everlake RightFit annuity contract described in this prospectus.
•"We," "Us," "Our," and "Everlake Life" mean Everlake Life Insurance Company.
•"You," "Your," "Owner," and "Contract Owner" mean the person(s) who purchased the Everlake RightFit annuity contract.
The following is a snapshot of the Contract. It is intended to provide a basic overview of how the Contract functions. To fully understand the Contract you should read the entire prospectus.

Contract Type    Single Premium Deferred Indexed Linked Annuity contract offering 5, 7 and 10 year Investment Option Period

Purchase Payment    The amount you pay to purchase your Contract. The minimum Purchase Payment is $10,000.

Right to Cancel    You may cancel your Contract within 10 days of receipt or any longer period as the state in which your Contract is issued may require. Upon cancellation, we will return your Interim Value or other value as the state in which your Contract is issued may require less any withdrawals. See Purchasing the Contract - Trial Examination Period for the full definition of Right to Cancel.

Phases of the Contract    The Contract has two Phases:
•The Accumulation Phase, during which Performance is applied to your Contract based on the amount of increase or decrease in the S&P 500 Index, subject to the minimum performance rates and maximum performance rates. The Accumulation Phase includes the Investment Option Period, and the Access Account Period; and
•The Payout Phase, during which you receive payments under an Income Plan.

Performance    Each Investment Option and the Access Account will have an individual rate of Performance based on the amount of increase or decrease in the S&P 500 Index subject to the specified minimum performance rates and a maximum performance rates.
    The Minimum Investment Performance Rate (“Floor”) and the Minimum Access Account Performance Rate (“Floor”) are the lowest rates of Performance for an Investment Option and the Access Account that can be applied to your Contract in a Contract Year.
    The Maximum Investment Performance Rate (“Ceiling”) and the Maximum Access Account Performance Rate (“Ceiling”) are the highest rates of Performance for an Investment Option and the Access Account that can be applied to your Contract in a Contract Year.

Investment Option Period    The first period of the Accumulation Phase may be 5, 7, or 10 years in length, based on the Investment Option Period you select as shown on your Annuity Data Page. After the Issue Date, you can not change the length of the Investment Option Period.
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    During the Investment Option Period:
•you participate in the performance of the S&P 500 Index through the Investment Options you choose.
•your Performance may be positive, negative or zero
•you may withdraw 10% of your Maturity Value each Contract Year without incurring a Withdrawal Charge
•you may reallocate your money among the Investment Options
•Withdrawals in excess of the Preferred Withdrawal Amount may incur Withdrawal Charges and an Adjustment for the Change in the Fair Value Index.
•If the Index is discontinued or the calculation materially changes, we may substitute it for another Index. For the Contract Year in which the Index is substituted, the performance will be calculated using the Index at the beginning of the Contract Year for the portion of the year it was effective and the substituted Index for the remainder of the Contract Year.

Investment Options    We currently offer three Investment Options; each Investment Option is linked to the performance of the S&P 500 Index and has a specified Ceiling and Floor.
•ConservativeFit – Offers the lowest Ceiling and the Floor will always be 0.00%.
•ModerateFit – Offers a higher Ceiling and will have a negative Floor, currently - 4.00%; You have the risk of losing money.
•AggressiveFit – Offers highest Ceiling and the lowest Floor, currently -8.00%; You have the greatest risk of losing money.
The Floor may range between -15.00% and 0.00%.
The Ceiling may range between 0.00% and 25.00%.
You may contact your financial representative for current Floors and Ceilings.
The Ceiling for each Investment Option may increase or decrease on each Contract Anniversary, see Overview - How the Contract Works for more information. We intend to set the Ceilings for each Investment Option such that the Ceiling is higher based on risk level, but there is a not a minimum Ceiling for each Investment Options that would ensure that the higher risk investment options have a higher Ceiling. The Floor for each Investment Option may change on each Contract Anniversary and will never be less than the rate shown on your Annuity Data Page.
On each Contract Anniversary during the Investment Option Period you may choose to reallocate your money from one or more Investment Options to any available Investment Option within your Investment Option Period. Requests to transfer must be received no later than 5 days before the Contract Anniversary and will be effective on the Contract Anniversary. If you transfer from an Investment Option with a 0.0% Floor to an Investment Option with a negative Floor there is more potential your account value could decline if the Index declines during the next Contract Year.

Bailout Provision    If the Ceiling for an Investment Option is set below the Bailout Rate shown on your Annuity Data Page, the Bailout Provision allows you to withdraw some or all of your Maturity Value from that Investment Option, during the 30 day period following the Contract Anniversary, without a Withdrawal Charge or Adjustment for the change in the Fair Value Index. See the Accumulation Phase - Bailout Provision for the full definition.
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Transfers    On each Contract Anniversary during the Investment Option Period, you may transfer value from any Investment Option into other available Investment Options. This allows you to adjust the weight each Investment Option bears in your overall investment strategy for your Contract. We must receive notification of your election to transfer no later than 5 days before the Contract Anniversary.

Access Account Period    The second period in the Accumulation Phase that runs from the expiration of the Investment Option Period until the Payout Start Date.
During the Access Account Period;
•you participate in the performance of the S&P 500 Index through your Access Account
•your Performance may be positive or zero
•your Floor will always be 0.00%
•you Ceiling will range between 0.00% and 15.00%
•you may withdraw some or all of your money without incurring any Withdrawal Charges or Adjustments for the Changes in the Fair Value Index.
You may contact your financial representative for the current Ceiling.

Access Account    The Access Account is a liquid Account; you may withdraw some or all of your Access Account Value at any time without incurring a Withdrawal Charge or an Adjustment for the Change in the Fair Value Index.
The Ceiling for the Access Account may increase or decrease on each Contract Anniversary.

Preferred Withdrawal Amount    During each Contract Year during the Investment Option Period, you may withdraw up to 10% of your Maturity Value without incurring any Withdrawal Charges or Adjustments for the change in the Fair Value Index.

Withdrawals    You may withdraw some or all of your money at any time prior to your Payout Start Date. For a withdrawal taken during the Investment Option Period in excess of the Preferred Withdrawal Amount, a Withdrawal Charge and an Adjustment for the change in the Fair Value Index may apply.

Withdrawal Charge    A percentage charge applied to withdrawals in excess of the Preferred Withdrawal Amount during the Investment Option Period. The maximum Withdrawal Charge is 12.00% for Contracts with applications signed before May 2, 2011 and 10.00% for Contract with applications signed on or after May 2, 2011. The maximum Withdrawal Charge is set at issue and decreases each Contract Year as outlined on your Annuity Data Page. See “Expenses – Withdrawal Charge”.

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Withdrawal Charge Waivers    Withdrawal Charges will be waived for:
•withdrawals taken to satisfy IRS required minimum distribution rules;
•withdrawals that qualify for a waiver included in an endorsement to your Contract, such as:
•Inability to perform Activities of Daily Living;
•Confinement in Long Term Care Facility or Hospital;
•Terminal Illness;
•Unemployment.

Income Plan    Currently, we offer a Life Income with Guaranteed Payment Period Income Plan. Your Guaranteed Payment Period may range from 0 to 240 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Period may range from 60 to 240 months.

Death Proceeds    If you, or the Annuitant (if the Contract Owner is a non-natural person), die before the Payout Start Date, we will pay the Death Proceeds equal to the greatest of :
•Maturity Value, less taxes; or
•Interim Value, less Withdrawal Charges and taxes; or
•Purchase Payment, adjusted in the same proportion as the Interim Value is reduced upon a partial withdrawal, less any taxes.

*    In certain states, a Contract is available only as a group Contract. In these states, we issued you a certificate that represents your ownership and summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates unless the context requires otherwise.

How the Contract Works
The Contract works in three ways.
First, the Contract can help you (we assume you are the Contract Owner) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (“Issue Date”) and continues until the “Payout Start Date,” which is the date we apply your money to an Income Plan. The Accumulation Phase includes two periods, the Investment Option Period and the Access Account Period.
During the Investment Option Period, Performance is applied to your Contract based on the amount of increase or decrease in the S&P 500 Index, subject to the Floor and Ceiling of the Investment Options you choose. The Ceiling may increase or decrease on each Contract Anniversary. Every year on the Contract Anniversary you have the opportunity to reallocate your money among the Investment Options. At the end of the Investment Option Period, the values in your Investment Options are transferred to establish the Access Account. If the publication of the S&P 500 Index is discontinued, or the calculation of that Index is materially changed, we will substitute another Index at our discretion and notify you of the change.  For the Contract Year in which an Index is substituted, the performance will be calculated using the applicable Index at the beginning of the Contract Year for the portion of the year it was effective and the substituted Index for the remainder of the Contract Year.  We will not recalculate Index performance from the beginning of an Investment Option Period if a new Index is introduced in the middle of the period.
The Access Account is a liquid account linked to the performance of the S&P 500 Index which allows you to withdraw some or all of your money at any time without incurring any Withdrawal Charges or Adjustments for changes in the Fair Value Index. The Access Account has a specified Floor and Ceiling. The Floor for the Access Account will always be 0.00%. The Ceiling for the Access Account may increase or decrease on each Contract Anniversary. The Access Account does not allow you to allocate money to the Investment Options. You may remain in the Access Account until the Contract Maturity Date.
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The gain or loss experienced each Contract Year by the Investment Options and the Access Account is defined by the applicable Floor and the applicable Ceiling. It is important to understand that we may increase or decrease the Ceiling each Contract Year.
Second, the Contract helps you balance a level of protection and growth potential up to a ceiling in your portfolio. You can choose from one or more of the broad categories of risk protection and growth potential offered.
Third, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years by applying the Contract's value to an income plan, described at "Payout Phase - Income Plans." You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The timeline below illustrates how you might use your Contract.
As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the Vested Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date we will pay Death Proceeds to your Beneficiary. (See "Payments Upon Death.")
Please call us at 1-800-632-3492 if you have any questions about how the Contract works.

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The Contract
CONTRACT OWNER
The Everlake RightFit annuity is a contract between you and Everlake Life, a life insurance company. As Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):
•the amount and timing of your withdrawals,
•the programs you want to use to withdraw money,
•the income payment plan you want to use to receive retirement income,
•the Annuitant (either yourself or someone else) on whose life the income payments will be based,
•the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the sole Contract Owner dies, and
•any other rights that the Contract provides.
You may not change the Owner, unless the state in which your Contract was issued requires otherwise.
Any request to exercise ownership rights must be signed by all Owners.
If you die, any surviving Contract Owner or, if none, the Vested Beneficiary may exercise the rights and privileges provided to them by the Contract.
The Contract cannot be jointly owned by both a non-natural person and a natural person. No Contract Owner may be older than 80 on the Issue Date.
The Contract can also be purchased as an IRA. The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, or with a qualified plan.
ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a natural person. The Annuitant may not be older than 80 on the Issue Date.
You initially designate an Annuitant in your application. If you do not name an Annuitant, you (or the youngest Contract Owner, if there is more than one Contract Owner) will be the Annuitant. If the Contract Owner is a natural person, you may request, in a form satisfactory to us, to change the Annuitant at any time prior to the Payout Start Date.
Once we accept your change request, any change will be effective on the date you sign the written request. We are not liable for any payment we make or other action we take before accepting any written request from you.
BENEFICIARY
A Beneficiary is the person(s) you designate to receive certain benefits under the Contract. You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the person who may, in accordance with the terms of the Contract, first become the Vested Beneficiary if the sole Contract Owner dies before the Payout Start Date. If the sole Contract Owner dies on or after the Payout Start Date, the primary Beneficiary will receive any guaranteed income payments scheduled to continue. A contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the primary Beneficiary if all named primary Beneficiaries die before the death of the sole Contract Owner.
Upon the death of the sole Contract Owner, a Beneficiary becomes a Vested Beneficiary and obtains certain rights in all or a share of the Death Proceeds.

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You may change or add Beneficiaries at any time. We will provide a change of Beneficiary request form to be signed by you and filed with us. Until we receive your written request to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. Once we accept your change request, any change will be effective on the date you signed the written request. We are not liable for any payment we make or other action we take before accepting any written request from you. Accordingly, if you wish to change your Beneficiary, you should deliver your written request to us promptly.
If you did not name a Beneficiary, or if no named Beneficiary is living when the sole Contract Owner dies (unless otherwise provided in the Beneficiary designation), the new Beneficiary will be:
•your spouse (or person of equivalent legal status), or if he or she is no longer alive,
•your surviving children equally, or if you have no surviving children,
•your estate.
Children, as used in this prospectus, are natural and legally adopted children only, either minor or adult.
If more than one Beneficiary survives you, we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions that we have accepted. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.
For purposes of the Contract, in determining whether a natural person, including a Contract Owner, primary Beneficiary, contingent Beneficiary, or Annuitant (“Natural Person A”) has survived another natural person, including a Contract Owner, primary Beneficiary, contingent Beneficiary, or Annuitant (“Natural Person B”), Natural Person A must survive Natural Person B by at least 24 hours. Otherwise, Natural Person A will be conclusively deemed to have predeceased Natural Person B.
ASSIGNMENT
No Contract Owner has a right to assign any interest in a Contract as collateral or security for a loan, and we will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.
WRITTEN REQUESTS AND FORMS IN GOOD ORDER
Written requests must include sufficient information and/ or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
Any financial request (i.e., a withdrawal request or a transfer request) that is received in good order and accepted by us by 3:00 PM Central Time on a business day will be processed on the same day we accept the request. If your financial request is accepted by us after 3:00 PM on a business day, we will process your request on the next business day.
A "business day" is each Monday through Friday that the New York Stock Exchange is open for business.
MODIFICATION OF THE CONTRACT
Only an officer of Everlake Life may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law or except as otherwise permitted in the Contract. If a provision of the Contract is inconsistent with state law, we will follow state law.

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Purchasing the Contract
PURCHASE PAYMENT
The Purchase Payment is the amount you pay to purchase your Contract. The Everlake RightFit is a single premium annuity that allows for only one Purchase Payment. Your Purchase Payment must be at least $10,000. Also, the total of all contracts and certificates you own that are issued by Everlake Life or any of our affiliates may not exceed $1 million, without our prior written approval. We reserve the right to reject any application or waive this limitation in our sole discretion.
Your Purchase Payment becomes part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. You do not share in the investment experience of the general account.
ISSUE DATE
We will issue your Contract on the first Wednesday following the day we receive the last portion of the Purchase Payment. If we receive that payment on a Wednesday, we will issue your Contract on the following Wednesday. If the relevant market is closed due to a scheduled market closure on the Wednesday when we would have issued the Contract, we will issue the Contract on the last day that the market is open preceding that scheduled market closure. If the relevant market is closed due to a disruption in the markets on the Wednesday when we would have issued the Contract, we will issue the Contract on the first Wednesday following the first day that the relevant market is open.
If you pay for the Contract by transferring or exchanging value from one or more sources (including transfers or exchanges from other annuities), we will not issue your Contract until after we have received the last transfer or exchange payment.
If you notify us, in a form satisfactory to us, that we will not receive a transfer or exchange from one or more sources, and your Purchase Payment is still at least $10,000, then we will issue your Contract on the first Wednesday following the date we receive notification of the change.
You will receive no ownership interest in the Contract or benefits under the Contract and no Purchase Payment will be applied to any Investment Option, until after we have received the last transfer or exchange payment and you have completed all other purchase requirements.
ALLOCATION OF THE PURCHASE PAYMENT
On the application for the Contract, you select an Investment Option Period, and choose how to allocate your Purchase Payment to one or more Investment Options. On your Issue Date, your Purchase Payment is allocated to the Investment Option Period and the Investment Options as you specified on the application, unless we receive notification, in a form satisfactory to us, of any changes you would like to make before we have issued your Contract.
All allocations must be in whole percentages that total 100% or in whole dollars. If the allocation to any Investment Option is less than the Investment Option Minimum Allocation Requirement, as shown on the Annuity Data Page, we will re-allocate your Purchase Payment proportionately from the other Investment Options to meet the Investment Option Minimum Allocation Requirement.
TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 10 day period after you receive the Contract or such longer period as the state in which your Contract was issued may require. If you exercise this “Right to Cancel”, the Contract terminates and we will pay your Interim Value (or other value as the state in which your Contract is issued may require), less the amount of any withdrawals. If your Contract is an IRA under Code Section 408(b), we will refund the greater of the Interim Value or your Purchase Payment, each less the amount of any withdrawals.

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Contract Values
Some more important terms that will help you understand the following sections of this prospectus. “Contract Anniversary” is the anniversary of the Issue Date of the Contract.
•“Contract Year” is a 365-day period (366 days for a leap year) beginning on the Issue Date and on each Contract Anniversary during the Investment Option Period.
•“Access Account Anniversary” is the anniversary of the date the Access Account is established.
•“Access Account Year” is a 365-day period (366 days for a leap year) beginning on the date the Access Account is established and on each Access Account Anniversary.
Several different values are calculated for the Contract. The timing and purpose of the various calculations are described below.
INVESTMENT OPTION MATURITY VALUE
The Investment Option Maturity Value is an amount that is used in certain withdrawal and Death Proceed calculations. The value reflects a starting amount and increases or decreases with Investment Option Performance over time. This may adversely affect the amount that can be withdrawn. The value is calculated daily during the Investment Option Period. The value is calculated in the same manner for all Investment Options by the following formula prior to any withdrawals on that date:
Investment Option Maturity Value = A × (1+ B), where
A = On the Issue Date, this amount equals the portion of the Purchase Payment allocated to that particular Investment Option.
Thereafter, this amount equals the Investment Option Maturity Value as of the later of the Issue Date, the last day on which a withdrawal was taken, or the beginning of the current Contract Year.
If the valuation date is a Contract Anniversary, this amount equals the Investment Option Maturity Value as of the previous Contract Anniversary.
B = Investment Option Performance (as described in the "Performance" section)

MATURITY VALUE
The Maturity Value is the total amount of Investment Option Maturity Values among the various Investment Options. The value is calculated by adding up the Investment Option Maturity Values. The Maturity Value is calculated during the Investment Option Period.
The Maturity Value is used as a basis for calculating certain features of the Contract, including, but not limited to:
•the Preferred Withdrawal Amount;
•the Interim Value;
•the RMD Withdrawal Amount, and;
•certain Death Proceeds amounts.
The Maturity Value is available as a cash value only at the end of the Investment Option Period.
INVESTMENT OPTION INTERIM VALUE
The Investment Option Interim Value is similar to the Investment Option Maturity Value, but it also has consideration for a Fair Value Index. The value is used in certain withdrawal, Income Plan, and Death Proceed calculations. Both the Investment Option Performance and Fair Value Index can adversely affect the amount that can be withdrawn. The value is calculated daily during the Investment Option Period. The value is calculated in the same manner for all Investment Options by multiplying the Investment Option Maturity Value by the Adjustment for changes in the Fair Value Index using the following formula prior to any withdrawals on that date.

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Investment Option Interim Value = A × (1+B) × C, where
A =    On the Issue Date, this amount equals the portion of the Purchase Payment allocated to that particular Investment Option.
Thereafter this amount equals the Investment Option Maturity Value as of the later of the Issue Date, the last day on which a withdrawal was taken, or the beginning of the current Contract Year.
If the valuation date is a Contract Anniversary, this amount equals the Investment Option Maturity Value as of the previous Contract Anniversary.
B =    Investment Option Performance, as described in the "Performance" section.
C =    The Adjustment for changes in the Fair Value Index, calculated as ((1+D)/(1+E))^F, where
D =    The Fair Value Index, computed as of the Issue Date, based upon the U.S. Constant Maturity Treasury rate of a length corresponding to the applicable Investment Option Period you selected plus the Option Adjusted Spread of the Barclays Capital U.S. Corporate Investment Grade Index.
E =    The Fair Value Index, computed as of the current date, based upon the U.S. Constant Maturity Treasury rate of a length corresponding to the applicable Investment Option Period you selected plus the Option Adjusted Spread of the Barclays Capital U.S. Corporate Investment Grade Index.
F =    Number of whole and partial years from the current date until the end of the applicable Investment Option Period you selected. If E does not correspond to the length of an observed financial instrument as defined in the Fair Value Index, we will linearly interpolate based on the values of observed financial instruments, of maturities closest to F, to determine D and E above.
An example of this calculation can be found in Appendix A.
The Investment Option Maturity Value has limits on how much the value can change up or down. This is achieved through the Ceiling and Floor, and it is described in the Performance section of the Prospectus. The Investment Option Interim Value only has a limit on how much the value can increase. There is no corresponding limit to how much the value can decrease. The Investment Option Interim Value will not be greater than the Investment Option Maturity Value at the beginning of the Contract Year multiplied by (1 + the Ceiling); however, the Investment Option Interim Value may be less than the Investment Option Maturity Value at the beginning of the Contract Year multiplied by (1 + the Floor). In other words, a change in the Fair Value Index cannot increase your Investment Option Interim Value higher than the Investment Option Maturity Value would be increased by a Performance Rate equal to the Ceiling. However, a change in the Fair Value Index may decrease your Investment Option Interim Value lower than the Investment Option Maturity Value would be affected by a Performance Rate equal to the Floor.
The Investment Option Interim Value is applicable only during the Investment Option Period.
INTERIM VALUE
The Interim Value is the sum of the Investment Option Interim Values. The Interim Value is calculated during the Investment Option Period.
The Interim Value is used to calculate certain features of the Contract, including, but not limited to:
•the amount available for withdrawals in excess of the Preferred Withdrawal Amount;
•the amount applied to an Income Plan; and
•certain Death Proceeds amounts.
Fair Value Index. The Fair Value Index is used to estimate the current value of Everlake’s obligations. A change in the Fair Value Index will adjust the amount of your Investment Option Interim Value; this is referred to as the Adjustment for the change in the Fair Value Index. It may increase or decrease the amount available to apply to an Income Plan, as Death Proceeds, or upon surrender. The Fair Value Index and the Adjustment for the change in the Fair Value Index are used only during the Investment Option Period. As explained below, whether you have a positive or negative Adjustment for the change in the Fair Value Index depends in significant part on bond market conditions at the time of the Adjustment for the change in the Fair Value Index compared to bond market conditions at the time of the beginning of the Investment Option Period.
All withdrawals are subject to Adjustments for the change in the Fair Value Index, unless expressly exempted. The following withdrawals are exempt from a change in the Fair Value Index:
•withdrawals you make to satisfy IRS minimum distribution rules for the Contract;
•withdrawals made within the Preferred Withdrawal Amount, described under "Expenses";
•withdrawals made under the Bailout Option;
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We calculate the Fair Value Index using the U.S. Constant Maturity Treasury rate with a length corresponding to the applicable Investment Option Period you selected plus the Option Adjusted Spread of the Barclays Capital U.S. Corporate Investment Grade Index. The Option Adjusted Spread is the yield spread that when added to the risk-free rate (U.S. Treasury rates) represents the price of a bond in the market.  In other words, it is the difference between the yield of a security that pays fixed interest payments (a corporate bond for example) and the current U.S. Treasury rates, which represents the rate of return on a risk-free investment. The formula for calculating the Fair Value Index and the Adjustment for the change in the Fair Value Index is set forth in the Contract Value section.
The Adjustment for the change in the Fair Value Index may be positive or negative, depending on changes in the Fair Value Index from the Issue Date to the date we calculate the Investment Option Interim Value (see Appendix A). Generally, if the Fair Value Index on the Issue Date is lower than the current Fair Value Index on the date we calculate the Investment Option Interim Value, then the amount payable to you will decrease. Conversely, if the Fair Value Index on the Issue Date is higher than the current Fair Value Index on the date we calculate the Investment Option Interim Value, then the amount payable to you will increase.
For example, assume that you purchase a Contract and the Fair Value Index on the day you purchase the Contract is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal in excess of the Preferred Withdrawal Amount. If, at that later time, the Fair Value Index is 4.00%, then the Adjustment for the change in the Fair Value Index will be positive, which will increase the amount payable to you. However, if the Fair Value Index is 5.00%, then the Adjustment for the change in the Fair Value Index will be negative, which will decrease the amount payable to you. The hypothetical Fair Value Index is for illustrative purposes only and is not intended to predict future Fair Value Index rates under the Contract. The actual Fair Value Index may be more or less than shown above, and in recent years it generally has been lower in a generally low interest rate environment.
The Adjustment for the change in the Fair Value Index also depends upon the amount of time remaining prior to the end of the current Investment Option Period. The formula for calculating the Fair Value Index and the Adjustment for the change in the Fair Value Index is set forth in the Contract Values section, and Appendix A to this prospectus contains additional examples showing how the Adjustment for the change in the Fair Value Index is applied to your Contract.
Once your Contract is issued, the same indices will be used for the duration of your Contract. However, if the publication of any index is discontinued, or the calculation of the index is materially changed, we will substitute a suitable index which will be used for the entire then-current Contact Year and notify you of the change.
We may offer additional indices at our discretion.
The Everlake RightFit annuity is not sponsored, endorsed, sold or promoted by Barclays Capital. Barclays Capital makes no representation or warranty, express or implied, to the owners of Everlake RightFit annuity or any member of the public regarding the advisability of investing in securities generally or in Everlake RightFit annuity particularly or ability of the Barclays Capital Indices, including without limitation, the Barclay’s Capital U.S. Corporate Investment Grade Index, to track general bond market performance. Barclays Capital’s only relationship to Everlake Life Insurance Company is the licensing of the Barclay’s Capital U.S. Corporate Investment Grade Index which is determined, composed and calculated by Barclays Capital without regard to Everlake Life Insurance Company or the Everlake RightFit annuity. Barclays Capital has no obligation to take the needs of Everlake Life Insurance Company or the owners of the Everlake RightFit annuity into consideration in determining, composing or calculating the Barclay’s Capital U.S. Corporate Investment Grade Index. Barclays Capital is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Everlake RightFit annuity to be issued or in the determination or calculation of the equation by which the Everlake RightFit annuity is to be converted into cash. Barclays Capital has no obligation or liability in connection with the administration, marketing or trading of the Everlake RightFit annuity.
BARCLAYS CAPITAL DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE BARCLAYS CAPITAL INDICES, OR ANY DATA INCLUDED THEREIN, OR OTHERWISE OBTAINED BY ALLSTATE LIFE INSURANCE COMPANY, OWNERS OF THE EVERLAKE RIGHTFIT ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARCLAYS CAPITAL INDICES, INCLUDING WITHOUT LIMITATION, THE BARCLAY’S CAPITAL U.S. CORPORATE INVESTMENT GRADE INDEX, IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. BARCLAYS CAPITAL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES, INCLUDING WITHOUT LIMITATION, THE BARCLAY’S CAPITAL U.S. CORPORATE INVESTMENT GRADE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BARCLAYS CAPITAL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
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ACCESS ACCOUNT VALUE
The Access Account Value is calculated daily during the Access Account Period. It is used as a basis for calculating all features of the Contract during the Access Account Period.
The Access Account Value is calculated by the following formula prior to any withdrawals on that date:
Access Account Value = A × (1+B), where
A =    At establishment:
•The Maturity Value, if the establishment of the Access Account Period occurs at the expiration of the Investment Option Period.
•The Death Proceeds, if the establishment of the Access Account Period occurs pursuant to the selection of a Death Proceeds payment option (see Death Proceeds).
Thereafter, this amount equals the Access Account Value as of the later of the last day on which a withdrawal was taken or the beginning of the current Access Account Year.
If the valuation date is an Access Account Anniversary, this amount equals the Access Account Value as of the previous Access Account Anniversary.
B =    Access Account Performance, as described in the "Performance" section.

Accumulation Phase
The Accumulation Phase is the first of the two phases of your Contract. The Accumulation Phase starts on the Issue Date and continues until the Payout Start Date. During the Accumulation Phase, you will participate in the performance of one or more specified index(es).
The Accumulation Phase is composed of two periods, the first is the Investment Option Period and the second is the Access Account Period.
INVESTMENT OPTION PERIOD
We currently offer 5, 7, and 10 year Investment Option Periods. You may select one Investment Option Period for your Contract. The length of Investment Option Period you select will be shown on your Annuity Data Page. You may not change the Investment Option Period after the Issue Date.
The Investment Option Period begins on the Issue Date and ends on the earlier of the expiration of the length of the Investment Option Period that you selected or the Payout Start Date.
During the Investment Option Period:
•your money is allocated to one or more Investment Option(s) you select;
•Performance is linked to the S&P 500 Index and subject to the specified Floor and Ceiling for the Investment Options you choose;
•you may reallocate your money on each Contract Anniversary from one or more Investment Options to any available Investment Option. Requests to transfer must be received no later than 5 days before the Contract Anniversary and will be effective on the Contract Anniversary (see Transfers);
•you may withdraw up to 10% of your Maturity Value without incurring any Withdrawal Charges or Adjustments for changes in the Fair Value Index (see Preferred Withdrawal Amount);
•withdrawals in excess of your Preferred Withdrawal Amount may incur Withdrawal Charges and Adjustments for changes in the Fair Value Index (See Expenses and Fair Value Index);
INVESTMENT OPTIONS
The Investment Options are designed to provide a combination of a level of protection against market declines and growth potential up to a ceiling. Each Investment Option has a risk and potential reward profile associated with it. The greater the risk, the higher the potential reward.
We currently offer three Investment Options; each Investment Option is linked to the performance of the S&P 500 Index and has a specified Floor and Ceiling.
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•Conservative Fit – Offers the lowest Ceiling and a Floor that will always be 0.00%.
•Moderate Fit – Offers a higher Ceiling and a Floor that may be negative, currently -4.00%. You have the risk of losing money.
•Aggressive Fit – Offers the highest Ceiling and the lowest Floor, currently -8.0%. You have the greatest risk of losing money.
The Ceiling for each Investment Option may increase or decrease on each Contract Anniversary. For the Moderate Fit and Aggressive Fit options, the Floor may range from -15.00% to 0.00%. For all Options, the Ceiling will range from 0.00% to 25.00%. We intend to set the Ceilings for each Investment Option such that the Ceiling is higher based on risk level, but there is a not a minimum Ceiling for each Investment Options that would ensure that the higher risk investment options have a higher Ceiling. All Ceiling and Floor rates are set on an annual basis.
You may contact your financial representative for current Floors and Ceilings.
On each Contract Anniversary during the Investment Option Period you may choose to reallocate your money from one or more Investment Options to any available Investment Option. Requests to transfer must be received no later than 5 days before the Contract Anniversary and will be effective on the Contract Anniversary. We will send you a notice 30 days before the Contract Anniversary indicating the Contract Anniversary is coming up and you should contact your financial representative for a review. The notice will provide deadlines for certain account activities.
Amounts you allocate to the various Investment Options may grow in value, decline in value or grow less than you expect, depending on the performance of the Index and applicable floor and ceiling rates of the new Investment Options. Future performance will reflect the new allocation of funds to the various Investment Options and the respective floor and ceiling rates as of the Contract Anniversary. Withdrawals are taken in the proportion that each Investment Option bears to the total.
For example, if you transfer from the Conservative Fit with a 0.0% Floor to the Aggressive Fit with a -8.0% Floor your Access Account Value would become subject to a decline if the Index declines during the next Contract Year. Conversely, if you transfer from the Aggressive Fit with a -8.0% Floor to the Moderate Fit with a -4.0% Floor the level of potential loss is reduced due to the difference in the Floor.
We reserve the right in our sole discretion to add or to restrict transfers into any Investment Option.
The Investment Options are available only during the Investment Option Period.
At the expiration of the length of the Investment Option Period your Maturity Value will be transferred to establish the Access Account. Once the Access Account is established, you may:
•Remain in the Access Account until your Payout Start Date; or
•Apply the Maturity Value to an Income Plan; or
• Surrender your Contract.
You must notify us of your election no later than 30 days prior to the expiration of the Investment Option Period, in a form acceptable to us, of your election. If we do not receive such notification, you will be deemed to have elected to transfer your Maturity Value to the Access Account.
ACCESS ACCOUNT PERIOD
The Access Account Period begins at the end of the Investment Option Period and ends on the Payout Start Date.
The Access Account Period is established when:
•You elect, or are deemed to have elected, to transfer the Maturity Value to establish the Access Account; or
•Option A or Option B is selected upon the death of the Contract Owner, or Option A is selected upon the death of the Annuitant.
During the Access Account Period:
•your money is allocated to the Access Account;
•Performance is linked to the S&P 500 Index and subject to the Floor and Ceiling of the Access Account;
•The Floor will always be 0.00%;
•You may withdraw some or all of your money prior to your Payout Start Date without incurring any Withdrawal Charges or Adjustments for changes in the Fair Value Index.
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You may contact your financial representative for current Floor and Ceiling.
At the expiration of the Access Account Period, you must elect to do one of the following:
•Apply the Access Account Value to an Income Plan; or
•Surrender the Contract.
You must notify us of your election no later than 30 days prior to the expiration of the Access Account Period, in a form acceptable to us. If we do not receive such notification, you will be deemed to have elected to apply your Access Account Value to Income Plan 1, life income with guaranteed payments for 120 months, and we will make payments in accordance with that Income Plan.

PERFORMANCE
The Performance is the percentage your Investment Option Maturity Values and Access Account Value will increase or decrease each Contract Year or Access Account Year.
Currently, the Investment Option Performance and the Access Account Performance are calculated in the same manner, and are collectively referred to as “Performance”.
The Performance is calculated and applied daily by the following formula where both A and B are subject to the Maximum and Minimum Index Values described below:
Performance = A / B -1, where
A =    Index value as of that date.
B =    Index value as of the later of the Issue Date, the last date on which a withdrawal was taken, or the beginning of the current Contract Year or Access Account Year, as applicable.
Minimum =    Index value at the beginning of the current Contract
Index     Year or Access Account Year, as applicable X (1+ the
Value    Floor).
If the valuation date is a Contract Anniversary or Access Account Anniversary, the index value equals the index value as of the previous Contract Anniversary or Access Account Anniversary.
Maximum =    Index value at the beginning of the current Contract
Index    Year or Access Account Year, as applicable, X (1+ the
Value    Ceiling).
If the valuation date is a Contract Anniversary or Access Account Anniversary, the index value equals the index value as of the previous Contract Anniversary or Access Account Anniversary.
For purposes of the calculation above, if either A or B is less than the Minimum Index Value, then that value(s) will be replaced by the Minimum Index Value in the calculation.
If either A or B is greater than the Maximum Index Value, then that value(s) will be replaced by the Maximum Index Value in the calculation.
Example: Assume the Index value at the beginning of the current contract year is 1000, and the Index value as of the calculation date is 1200. The Floor is -5.00% and the Ceiling is 8.00%. The Minimum Index Value is 1000 x -5.00% = 950. The Maximum Index Value is 1000 x 8.00% = 1080. Since 1200 is greater than the Maximum Index Value, we will use the Maximum Index Value for (A) in the Performance calculation. Performance = 1080 / 1000 - 1 = 8.00%.
INDEX
The Contract uses the movement of an Index as a basis to calculate the performance for the Contract. The Index for your Contract will be shown on your Annuity Data Page. The Index value for a particular day is the value published at the end of that day, computed to the nearest 1/100th of a point. If the Index is not published that day due to scheduled market closure, the first preceding published Index value will apply. If the Index is not published on a particular day due to a disruption in the markets, the Index value for that day will be the value of the Index at the end of the first business day that the Index value is published after said disruption.
Once your Contract is issued, the same Index will be used for the duration of your Contract. However, if the publication of that Index is discontinued, or the calculation of that Index is materially changed, we will substitute a suitable index that will be used to the entire then-current Contact Year and notify you of the change.

18 PROSPECTUS

We currently offer the following Index:
The Standard and Poor’s 500 Composite Stock Price Index, commonly known as the S&P 500 Index (“S&P 500 Index”)
We may use additional indices for new Contracts at our discretion.
The Everlake RightFit annuity is not sponsored, endorsed, sold or promoted by Standard & Poor’s ( S&P ) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Everlake RightFit annuity or any member of the public regarding the advisability of investing in securities generally or in the Everlake RightFit annuity particularly or the ability of the S&P 500 Index (the Index ) to track general stock market performance. S&P’s and its third party licensors’ only relationship to Everlake Life Insurance Company is the licensing of the Index and certain trademarks and trade names of S&P and the third party licensors. The Index is determined, composed, and calculated by S&P or its third party licensors without regard to Everlake Life or Everlake RightFit annuity. S&P and its third party licensors have no obligation to take the needs of Everlake Life or the owners of the Everlake RightFit annuity into consideration in determining, composing, or calculating the Index. Neither S&P nor its third party licensors are responsible for and has not participated in the determination of the prices and amount of the Everlake RightFit annuity or the timing of the issuance or sale of the Everlake RightFit annuity or in the determination or calculation of the equation by which the Everlake RightFit annuity is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Everlake RightFit annuity.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE "STANDARD AND POOR’S 500® COMPOSITE STOCK PRICE INDEX" OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE "STANDARD AND POOR’S 500® COMPOSITE STOCK PRICE INDEX" OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

“Standard & Poor’s®”, S&P® and S&P 500® , “Standard & Poor’s 500” and “500” are trademarks of Standard & Poor’s and have been licensed for use by Everlake Life.

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HOW WE APPLY PERFORMANCE
We will apply the Performance to your Contract daily. Performance will depend on the Ceiling and Floor of the Investment Options you choose or of the Access Account. The Performance will be calculated as shown in the Performance section above.
If the Performance for any Investment Option or the Access Account is equal to or greater than the Ceiling for that Investment Option or Access Account, your Performance will equal the Ceiling for that Investment Option or Access Account.
If the Performance for any Investment Option or the Access Account is less than the Ceiling for that Investment Option or the Access Account and greater than the Floor for that Investment Option or the Access Account, your Performance for that Investment Option or Access Account will equal the Performance.
If the Performance for any Investment Option or Access Account is equal to or less than the Floor for that Investment Option or the Access Account, your Performance will equal the Floor for that Investment Option or the Access Account.
Resetting of Ceiling and Floor. On each Contract Anniversary or Access Account Anniversary, as applicable, we may increase or decrease the Ceiling for each Investment Option or the Access Account. We may also increase or decrease the Floor for each Investment Option or the Access Account on each Contract Anniversary or Access Account Anniversary, but we will never reset the Floor below the minimum performance rates shown on your Annuity Data Page.
During the Investment Option Period, if we reset the Ceiling on any Investment Option less than the Bailout Rate shown on your Annuity Data Page, you may exercise the Bailout Provision. Prior to your Contract Anniversary, we will send you a statement containing information on your Ceilings and Floors for the next Contract Year.
EXAMPLES
The following examples illustrate how a Purchase Payment could perform over a five-year period, given fluctuating Index values:

Example 1
Purchase Payment: $10,000 Initial Index Value: 800
	1	2	3	4	5
Index at the Beginning of the Contract Year	800	950	1,000	875	1,300
Index at the End of the Contract Year	950	1,000	875	1,300	1,400
Index Growth as Percentage	18.75%	5.26%	-12.50%	48.57%	7.69%
Ceiling	20.00%	20.00%	20.00%	20.00%	20.00%
Floor	-10.00%	-10.00%	-10.00%	-10.00%	-10.00%
Maturity Value at Beginning of Contract Year	$10,000.00	$11,875.00	$12,500.00	$11,250.00	$13,500.00
Credited Rate	18.75%	5.26%	-10.00%	20.00%	7.69%
Credited Performance	$1,875.00	$625.00	$-1,250.00	$2,250.00	$1,038.46
Maturity Value at End of Contract Year	$11,875.00	$12,500.00	$11,250.00	$13,500.00	$14,538.46

Example 2
Purchase Payment: $10,000 Initial Index Value: 800
	1	2	3	4	5
Index at the Beginning of the Contract Year	800	850	650	550	600
Index at the End of the Contract Year	850	650	550	600	625
Index Growth as Percentage	6.25%	-23.53%	-15.38%	9.09%	4.17%
Ceiling	20.00%	20.00%	20.00%	20.00%	20.00%
Floor	-10.00%	-10.00%	-10.00%	-10.00%	-10.00%
Maturity Value at Beginning of Contract Year	$10,000.00	$10,625.00	$9,562.50	$8,606.25	$9,388.64
Credited Rate	6.25%	-10.00%	-10.00%	9.09%	4.17%
Credited Performance	$625.00	$-1,062.50	$-956.25	$782.39	$391.19
Maturity Value at End of Contract Year	$10,625.00	$9,562.50	$8,606.25	$9,388.64	$9,779.83

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These examples assume no withdrawals during the entire 5-year example period. If you were to make a partial withdrawal during your Investment Option Period, a Withdrawal Charge and an Adjustment based on the change in the Fair Value Index may apply. The hypothetical Ceilings are for illustrative purposes only and are not intended to predict future performance rates to be declared under the Contract. Actual investment performance rates declared may be more or less than those shown above.
TRANSFERS
On any Contract Anniversary during the Investment Option Period, you may elect to transfer all or part of the Maturity Value from one or more Investment Options into other Investment Option(s), subject to the following conditions:
•All Investment Options into which you elect to transfer the Maturity Value must be eligible to receive transfers of Maturity Value according to the terms and conditions in effect on the transfer date; and
•We must receive notification of your election to transfer, in a form satisfactory to us, no later than 5 days before the Contract Anniversary on which the transfer will take place.
If you transfer any Maturity Value into an Investment Option that was available on the Issue Date of your Contract, the Floor for that Investment Option as shown on your Annuity Data Page will be applicable. At any time while the Ceiling for an Investment Option is less than the Bailout Rate shown on your Annuity Data Page for that Investment Option, we reserve the right to restrict any transfers into such Investment Options. If you transfer all or part of your Maturity Value on a Contract Anniversary, the amount transferred will not be subject to a Withdrawal Charge or Adjustment.
Amounts you allocate to the various Investment Options may grow in value, decline in value or grow less than you expect, depending on the performance of the Index and applicable floor and ceiling rates of the new Investment Options.  Future performance will reflect the new allocation of funds to the various Investment Options and the respective floor and ceiling rates as of the Contract Anniversary.  Withdrawals are taken in the proportion that each Investment Option bears to the total.
For additional discussion of transfers, see "Investment Options" in the Accumulation Phase section of this prospectus.
BAILOUT PROVISION
We will set a Bailout Rate for each Investment Option. The Bailout Rates will be shown on your Annuity Data Page and will not change for the life of your Contract.
A Bailout Provision allows you to withdraw some or all of your Maturity Value from an Investment Option, without incurring any Withdrawal Charges or Adjustments for the change in the Fair Value Index during the 30-day period following the Contract Anniversary. The Bailout Provision may be exercised if the Ceiling for that Investment Option is set below the Bailout Rate shown on your Annuity Data Page for that Investment Option.
We must receive your request, in a form satisfactory to us, during the 30-day period following the Contract Anniversary.
Upon withdrawal, the Investment Option Interim Value will be reduced by the same proportion as the Investment Option Maturity Value.
Withdrawals taken under the Bailout Provision are generally considered to come from the earnings in the Contract first. If the contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.
Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59½, may be subject to an additional 10% federal tax penalty.

Access to Your Money
You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun. Withdrawals in each Contract Year always come from your Preferred Withdrawal Amount first. During the Investment Option Period, the minimum amount you may withdraw must reduce your Interim Value by $250. During the Access Account Period, the minimum amount you must withdraw is $250.
Withdrawals taken any time prior to the Payout Phase are generally considered to come from the earnings in the Contract first. If you have a Tax Qualified Contract, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59½, may be subject to an additional 10% federal tax penalty. You should consult your tax advisor for further information.
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PREFERRED WITHDRAWAL AMOUNT
The Preferred Withdrawal Amount is the amount you may withdraw each Contract Year during the Investment Option Period without incurring a Withdrawal Charge or an Adjustment for the change in the Fair Value Index. The Preferred Withdrawal Amount equals 10% of your Maturity Value at the beginning of the Contract Year.
Upon taking a portion or all of your Preferred Withdrawal Amount, your Interim Value will be reduced by the same proportion as your Maturity Value (see Appendix B).
Withdrawals of the Preferred Withdrawal Amount will be taken proportionally from your Investment Options in the portion that each Investment Option bears to the Maturity Value, and will proportionally reduce your Investment Option Maturity Values. Your Investment Option Interim Values will be reduced by the same proportion as your Investment Option Maturity Values.
Withdrawals taken to satisfy IRS minimum distributions rules will reduce the Preferred Withdrawal Amount.
The Preferred Withdrawal Amount will be reduced by the Withdrawal Request Amount for each gross withdrawal, and by the Adjusted Withdrawal Request Amount for each net withdrawal.
If you do not withdraw the entire Preferred Withdrawal Amount during a Contract Year, any remaining Preferred Withdrawal Amount will not increase the Preferred Withdrawal Amount in any subsequent Contract Year.
Preferred Withdrawal Amounts will not incur a Withdrawal Charges or Adjustments for the change in the Fair Value Index, but may be reduced by income tax withholding and any applicable premium taxes.
The Preferred Withdrawal Amount is available only during the Investment Option Period.
WITHDRAWAL AMOUNTS IN EXCESS OF THE PREFERRED WITHDRAWAL AMOUNT
During the Investment Option Period, if the sum of withdrawals taken during the Contract Year exceeds your Preferred Withdrawal Amount a Withdrawal Charge and Adjustment for changes in the Fair Value Index may apply. Any amount withdrawn in excess of the Preferred Withdrawal Amount will be treated as a withdrawal of your Interim Value, and will reduce your Maturity Value in the same proportion as your Interim Value (see Appendix B).
The withdrawal amount in excess of the Preferred Withdrawal Amount will be taken proportionally from your Investment Options in the proportion that each Investment Option bears to the Interim Value and will proportionally reduce your Investment Option Maturity Value.
WITHDRAWALS DURING THE ACCESS ACCOUNT PERIOD
You can withdraw some or all of your Access Account Value during the Access Account Period without incurring any Withdrawal Charges or Adjustments for changes in the Fair Value Index. Upon taking a withdrawal during the Access Account Period, your Access Account Value will be reduced by the Withdrawal Request Amount for each gross withdrawal or by the Adjusted Withdrawal Request Amount for each net withdrawal.
Withdrawal amounts during the Access Account Period will not incur a Withdrawal Charge, but may be reduced by income tax withholding and any applicable premium taxes.
NET OR GROSS WITHDRAWALS
When you make a withdrawal, you must specify whether you choose to make a gross withdrawal or a net withdrawal. Under a gross withdrawal, the deductions are made to the amount of your withdrawal request (“Withdrawal Request Amount”) and the amount you receive may be less than the Withdrawal Request Amount.
Under a net withdrawal, you receive the full Withdrawal Request Amount; however, the deductions are made based upon an adjusted Withdrawal Request Amount (“Adjusted Withdrawal Request Amount”) that, after deductions, results in the full Withdrawal Request Amount.
If you do not specify which of these options you choose, your withdrawal will be deemed to be a gross withdrawal.
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SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date under a Systematic Withdrawal Program. The minimum amount of each systematic withdrawal is $250. We will deposit systematic withdrawal payments into a designated account. Withdrawals in each Contract Year during the Investment Option Period always come from your Preferred Withdrawal Amount first. Withdrawals in excess of your Preferred Withdrawal Amount in any Contract Year during the Investment Option Period may incur Withdrawal Charges and Adjustments for changes in the Fair Value Index.Withdrawals taken during the Access Account Period will not incur any Withdrawal Charges or Adjustments for the changes in the Fair Value Index. Please consult with your financial representative for details.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If you have a Tax Qualified Contract, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59½, may be subject to an additional 10% federal tax penalty.
We reserve the right to modify or suspend the Systematic Withdrawal Program or charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
REQUIRED MINIMUM DISTRIBUTIONS
If your annuity is being held within an IRA, but not a Roth IRA, required minimum distributions from that IRA generally must be taken by you upon reaching age 70½ to avoid penalties (as described in the Taxes section of this prospectus). Not all income plans offered under the Contract satisfy the requirements for required minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
POSTPONEMENT OF PAYMENTS
We may postpone, at our discretion, payment of withdrawals for up to six months from the date we receive your withdrawal request or such shorter time as the law may allow. Where required, we will obtain prior approval from your state Insurance Commissioner. If we delay payment for 30 days or more, we will pay interest as required by law.
We may postpone paying any amount of a withdrawal request to authenticate the signature on a request. In the event that we postpone payment, the request will not be effective until we have validated the signature on the request to our satisfaction. Once accepted, the request for a total surrender or partial withdrawal will be paid within seven days.
MINIMUM VALUE
If you request a total withdrawal or if any withdrawal reduces your Interim Value or Access Account Value to less than $3,000, we may treat the request as a request to withdraw the entire Interim Value or Access Account Value. Your Contract will terminate if you withdraw the entire Interim Value or Access Account Value. We will ask you to confirm your withdrawal request before terminating your Contract. If the Contract is terminated, we may require that you return your Contract to us.

Expenses
As a Contract Owner, you will bear the charges and expenses described below.
WITHDRAWAL CHARGE
A Withdrawal Charge may be assessed on withdrawals made in excess of the Preferred Withdrawal Amount, each Contract Year during the Investment Option Period.
A Withdrawal made on a Contract Anniversary will be subject to the Withdrawal Charge of the New Contract year.

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The Withdrawal Charge is as follows for contracts with a 10 Year Investment Option Period:

Contract Year	Withdrawal Charge Percentage For Contracts with applications signed Before May 2, 2011	Withdrawal Charge Percentage For Contracts with applications signed On or after May 2, 2011
1	12%	10%
2	11%	10%
3	10%	10%
4	9%	9%
5	8%	9%
6	7%	8%
7	6%	7%
8	5%	6%
9	4%	5%
10	3%	4%
11 and later	0%	0%

The Withdrawal Charge is as follows for contracts with a 7 Year Investment Option Period:

Contract Year	Withdrawal Charge Percentage For Contracts with applications signed Before May 2, 2011	Withdrawal Charge Percentage For Contracts with applications signed On or after May 2, 2011
1	12%	10%
2	11%	10%
3	10%	10%
4	9%	9%
5	8%	9%
6	7%	8%
7	6%	7%
8 and later	0%	0%
The Withdrawal Charge is as follows for contracts with a 5 Year Investment Option Period:

Contract Year	Withdrawal Charge Percentage For Contracts with applications signed Before May 2, 2011	Withdrawal Charge Percentage For Contracts with applications signed On or after May 2, 2011
1	12%	10%
2	11%	10%
3	10%	10%
4	9%	9%
5	8%	9%
6 and later	0%	0%
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Your Withdrawal Charge will be no greater than those shown in the chart above, and may be less in some states. Your specific Withdrawal Charge schedule will be shown on your Annuity Data Page.
The Withdrawal Charge is determined by multiplying the applicable Withdrawal Charge Percentage corresponding to the number of complete Contract Years, shown in the tables above, by the amount withdrawn in excess of the Preferred Withdrawal Amount.
The Withdrawal Charge will be included as a part of the withdrawal of your Interim Value, and reduce your Maturity Value in the same proportion as your Interim Value.
WITHDRAWAL CHARGE WAIVER
We do not apply a Withdrawal Charge in the following situations:
•Withdrawals taken in accordance with the Preferred Withdrawal section; or
•Withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; and
•Withdrawals that qualify for a waiver under the terms of the Contract.
We may also waive the Withdrawal Charge if the Contract is surrendered and the entire proceeds of the surrender are directly used to purchase a new contract issued by us. Such waivers will be granted on a non-discriminatory basis.
Withdrawals may be subject to tax penalties and income tax. You should consult your own tax counsel or tax advisor regarding any withdrawals.
Confinement Waiver. We will increase the Preferred Withdrawal Amount to equal the Maturity Value for any applicable withdrawal taken under your Contract if the following conditions are satisfied:
•you or the Annuitant, if the Contract Owner is not a natural person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the issue Date,
•we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and
•a physician must have prescribed the confinement and the confinement must be medically necessary.
“Due Proof” is, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital . We may accept other proof.
We may not offer this waiver in all states. You should consult your Contract for availability and more detailed information about the terms and conditions of the waiver.
Terminal Illness Waiver. We will increase the Preferred Withdrawal Amount to equal the Maturity Value for any applicable withdrawal under your Contract if:
•you or the Annuitant, if the Contract Owner is not a natural person, are first diagnosed by a physician as having a terminal illness at least 30 days after the Issue Date, and
•you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.
“Due Proof” is a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed. We may accept other proof.
We may not offer this waiver in all states. You should consult your Contract for availability and more detailed information about the terms and conditions of the waiver.
Unemployment Waiver. We will increase the Preferred Withdrawal Amount to equal the Maturity Value for one partial or a full withdrawal taken under your Contract, if you meet the following requirements:
•you or the Annuitant, if the Contract Owner is not a natural person, first become unemployed at least one year after the Issue Date,
•you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and
•you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.
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Before we will increase the Preferred Withdrawal Amount, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.
"Unemployment Compensation" means unemployment compensation received from a unit of state or federal government in the U.S.
"Due Proof" is a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria. We may accept other proof.
You may exercise this benefit once over the term of the Contract.
Activities of Daily Living Waiver. We will increase the Preferred Withdrawal Amount of the Contract to equal the Investment Option Maturity Value if:
•On a date after the first Contract Anniversary, a Licensed Health Care Practitioner first certifies that any Owner- or if the Owner is a Non-Natural Person, the Annuitant- cannot perform at least two of the six Activities of Daily Living, for at least 90 consecutive days; and
•At least 90 days have passed since such certification by the Licensed Health Care Practitioner.
Acceptable certification is a letter signed by the Licensed Health Care Practitioner. We may accept other proof.
You should consult your Contract for availability and more detailed information about the terms and conditions of these waivers. We may not offer these waivers in all states.
The laws of your state may limit the availability of these waivers and may change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a Withdrawal Charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Maturity Value, Interim Value, or Access Account Value. Some of these taxes are due when the Contract is issued; others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death.
We may, sometime in the future, discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

Payout Phase
PAYOUT PHASE
The Payout Phase is the second of the two phases of your Contract. The Payout Phase starts on the Payout Start Date and continues until the last income payment is made.
PAYOUT START DATE
The Payout Start Date is the day that we apply the contract value, described below, to an Income Plan. The Payout Start Date must be at least 13 months after the Issue Date, and occur on or before the later of:
•the Contract Anniversary following the date of the earliest 80th birthday of all Annuitant(s) named in the Contract since the Issue Date; or
•the expiration of the Investment Option Period.
You may change the Payout Start Date at any time by notifying us, in a form acceptable to us, of the change at least 30 days before the new Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
The Contract Maturity Date, shown on your Annuity Data Page, is the latest date that your contract value, described below, can be applied to an Income Plan.
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AMOUNT APPLIED TO YOUR INCOME PLAN
The amount applied to your Income Plan will be:
•Your Interim Value, less any applicable taxes, if the Payout Start Date is during the Investment Option Period; or
•Your Maturity Value, less any applicable taxes, if the Payout Start Date is at expiration of the Investment Option Period; or
•Your Access Account Value, less any applicable taxes, if the Payout Start Date is during the Access Account Period.
INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose only one Income Plan. If we offer more than one Income Plan, you may choose and change your choice of Income Plan at any time until 30 days before the Payout Start Date. If we do not receive notification of your selection, you will be deemed to have elected to apply your Access Account Value to Income Plan 1, life income with guaranteed payments for 120 months, and we will make payments in accordance with that Income Plan. You may not make withdrawals or change your choice of Income Plan after the Payout Start Date. If you don't want an Income Plan you must surrender your Contract prior to the Contract Maturity Date.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59½ may be subject to an additional 10% federal tax penalty.
The Income Plan currently available under the Contract is “Income Plan 1 – Life Income with Period Certain,” described below. We may make other Income Plans available. You can obtain information about them by writing or calling us.
Income Plan 1 - Life Income with Period Certain. Under this plan, we make payments until the death of the Annuitant or until the end of the Guaranteed Payment Period whichever is later. The Guaranteed Payment Period may range from 0 to 240 months. If you elect 0 the Income Plan becomes Life Only Income Plan, we will make payments until the death of the Annuitant. If the Annuitant dies prior to the first payment date, the payee will not receive any payments. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 240 months.
The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amount of each income payment. Generally, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. Income plans may vary from state to state.
If the Contract Owner dies after the Payout Start Date, any remaining income payments will be paid to the surviving Contract Owner. If there are no surviving Contract Owners, any remaining income payments will be paid to the Vested Beneficiary(ies) as scheduled. If the Annuitant dies after the Payout Start Date, and a guaranteed payment period was selected, any remaining income payments will be paid to the Contract Owner as scheduled.
Under Income Plan 1 (or, if available, another Income Plan with payments that continue for the life of the Annuitant), we will require proof of age and sex of the Annuitant before starting income payments, and may require proof that the Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no guaranteed payments, it is possible that the payee could receive no income payments if the Annuitant dies before the first income payment or only one income payment, if they die before the second income payment, and so on.
If the amount available to apply under an Income Plan is less than $3,000, or if your initial monthly payment would be less than $20, and state law permits, we reserve the right to:
•reduce the frequency of your payments so that each payment will be at least $20; or
•terminate the Contract and pay you the amount that would have been applied to the Income Plan less any applicable taxes, in a lump sum instead of the periodic payments you have chosen.
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INCOME PAYMENTS
The amount of your payments under the Income Plan will be calculated by applying the relevant contract value, as described in “Amount Applied to Your Income Plan”, to the greater of:
(a)the appropriate value from the income payment table in your Contract; or
(b) such other value as we are offering at that time.
We may postpone, at our discretion, making fixed income payments for a period of up to six months or such shorter time as state law may allow. Where required, we will obtain prior approval from your state Insurance Commissioner. If we postpone such payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
Subject to your Income Plan selection, we may guarantee income payment amounts for the duration of the Income Plan. We reserve the right, on a non-discriminatory basis, to offer higher income payment levels that may vary based on the Contract Year in which the Payout Phase begins.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contract offered by this prospectus contains income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex, to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

Payments Upon Death
Under certain conditions, described below, we will pay a death settlement (“Death Proceeds”) for your Contract upon the death of any Contract Owner or the death of the Annuitant (if the Contract Owner is a non-natural person).
If the death occurs prior to the Payout Start Date, the Death Proceeds will be paid on the earlier of:
•the death of any Contract Owner; or
•the death of the Annuitant, if the Contract Owner is a non-natural person.
If the Contract Owner or Annuitant (if the Contract Owner is a non-natural person) dies after the Payout Start Date, we will pay remaining income payments as described in the Income Plans section.
DEATH OF OWNER
If any Owner dies before the Payout Start Date, the surviving Contract Owner may select from the Death of Owner Options available, as determined by the applicable following category in which the surviving Contract Owner is defined. If there is no surviving Contract Owner, the Vested Beneficiary(ies) will be the Beneficiary(ies) as described in the Beneficiary provision.
If there is more than one surviving Contract Owner or Vested Beneficiary taking a share of the Death Proceeds, each surviving Contract Owner or Vested Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each surviving Contract Owner or Vested Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each surviving Contract Owner or Vested Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Death of Owner Option chosen by the original surviving Contract Owner or Vested Beneficiary.
The Options available to the surviving Contract Owner or Vested Beneficiary will be determined by the applicable following Category in which the surviving Contract Owner or Vested Beneficiary is defined. A Death of Owner Option will be deemed to have been chosen on the day we receive written notification of the selection, in a form satisfactory to us.
Category 1 If your spouse is the sole surviving Contract Owner or Vested Beneficiary of the entire Contract, the Contract will continue in the Accumulation Phase and your spouse will be the new Contract Owner of the Contract, as if death had not occurred, unless your spouse chooses from Death of Owner Option A, B, or C, described below.
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If you were also the Annuitant, then your spouse will be the new Annuitant unless he or she names a new Annuitant, as described in the Annuitant provision.
In some states, your spouse must choose from Death of Owner Options A, B, or C, described below, upon your death. If your spouse does not choose one of these Death of Owner Options, Death of Owner Option A will apply.
Category 2 If the surviving Contract Owner or Vested Beneficiary is a natural person who is not your spouse, or if there are multiple Vested Beneficiaries, the surviving Contract Owner or Vested Beneficiary(ies) must each choose from Death of Owner Options A, B or C, described below. If a surviving Contract Owner or Vested Beneficiary does not choose one of these Death of Owner Options, Death of Owner Option A will apply for such surviving Contract Owner or Vested Beneficiary.
Category 3 If the Vested Beneficiary is a corporation, trust or other non-natural person, the Vested Beneficiary must choose between Death of Owner Option A or C, described below. If the Vested Beneficiary does not choose either of these Death of Owner Options, Option A will apply.
The following Death of Owner Options are available, as
applicable:
OPTION A The surviving Contract Owner or Vested Beneficiary may elect to receive the Death Proceeds in multiple disbursements payable any time within five years of the date of your death.
If the surviving Contract Owner or Vested Beneficiary dies prior to the end of the period and before the complete liquidation of the Death Proceeds, then the surviving Contract Owner or Vested Beneficiary’s Beneficiary(ies) will receive the remaining Death Proceeds. This amount must be fully withdrawn within 5 years of the date of your death.
OPTION B The surviving Contract Owner or Vested Beneficiary may elect, within 11 months of the date of your death, to receive the Death Proceeds paid out under one of the Income Plans described in the Income Payments section, subject to the following conditions:
Income payments must begin within one year of your date of death. Income payments must be payable:
(i)Over the life of the surviving Contract Owner or Vested Beneficiary; or
(ii)    for a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the surviving Contract Owner or Vested Beneficiary; or
(iii)    over the life of the surviving Contract Owner or Vested Beneficiary. with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the surviving Contract Owner or Vested Beneficiary.
OPTION C The surviving Contract Owner or Vested Beneficiary may elect to receive the Death Proceeds in a lump sum payable any time within five years of the date of your death.
All ownership rights subject to the conditions stated in this provision or any restrictions previously placed upon the Owner, are available to the surviving Contract Owner or Vested Beneficiary from the date of your death until the date on which the Death Proceeds are paid.
We reserve the right to offer additional Death of Owner Options.
If the Contract Owner dies after the Payout Start Date, refer to “Payout Phase -Income Plans”.

DEATH OF ANNUITANT
If the Annuitant who is also the Contract Owner dies before the Payout Start Date, the Death of Owner provisions, described above, will apply.
If the Annuitant who is not also the Contract Owner dies before the Payout Start Date, the Options available to the Contract Owner will be determined by the applicable following Category in which the Contract Owner is defined.
Category 1 If the Contract Owner is a natural person, the Contract will continue in the Accumulation Phase with a new Annuitant. The new Annuitant will be:
i)A person you name by written request subject to the conditions described in the Annuitant provision of the Contract; otherwise,
ii)The youngest Contract Owner; otherwise,
iii)The youngest Beneficiary.
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Category 2 If the Contract Owner is a Non-Natural Person, the Owner must select Option A or B, described below.
The following Death of Annuitant Options are available, as applicable:
Option A. The Contract Owner may elect to receive the Death Proceeds payable within 5 years of the date of the Annuitant’s death.
Withdrawal Charges will be waived for any withdrawals made during this 5-year period.
If the Owner dies prior to the end of the 5-year period and before the complete distribution of the Death Proceeds, then the Owner’s Beneficiary(ies) will receive the remaining Death Proceeds. This amount must be fully withdrawn within 5 years of the date of the Annuitant’s death.
Option B. The Owner may elect to receive the Death Proceeds in a lump sum.
All ownership rights, subject to the conditions stated in this provision, are available to the Owner from the date of the Annuitant’s death until the date on which the Death Proceeds are paid.
We reserve the right to offer additional Death of Annuitant Options.
If the Annuitant dies after the Payout Start Date, refer to “Payout Phase - Income Plans”.
DEATH PROCEEDS
We will pay the Death Proceeds to the Contract Owner or Vested Beneficiary as determined immediately after the death.
A claim for settlement of the Death Proceeds must include Due Proof of Death. We will accept the following documentation as “Due Proof of Death”:
•a certified copy of a death certificate;
•a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
•any other proof acceptable to us.
We will calculate the value of the Death Proceeds as of the date we receive the first complete request for settlement of the Death Proceeds from any Owner or Vested Beneficiary.
If the date we accept Due Proof of Death is during the Investment Option Period, the Death Proceeds are equal to the greatest of:
•Maturity Value, less taxes;
•Interim Value, less Withdrawal Charges and taxes; or
•The Purchase Payment, adjusted in the same proportion as the Interim Value is reduced upon a partial withdrawal, less taxes. (see Appendix B)
If the date we accept due proof of death is during the Access Account Period, the Death Proceeds are equal to the greater of:
•Access Account Value, less taxes;
•The Purchase Payment, adjusted in the same proportion as the Interim Value and Access Account Value is reduced upon a partial withdrawal, less taxes.
Administration of the Death Proceeds. If Option A or Option B is selected upon the death of any Owner, or Option A is selected upon the death of the Annuitant:
•If the date of death is during the Investment Option Period, the Maturity Value will be transferred to establish an Access Account. Any difference between the amount transferred to establish the Access Account and the Death Proceeds will be added to the Access Account; or
•If the date of death is during the Access Account Period, any difference between the Access Account Value on the date we receive due proof of death and the Death Proceeds will be added to the Access Account.
The Death Proceeds will remain in the Access Account until the payment of the Death Proceeds.

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More Information
EVERLAKE LIFE
On November 1, 2021, Allstate Insurance Company completed its sale of Allstate Life Insurance Company and Allstate Distributors, LLC, to Everlake US Holdings Company, a Delaware corporation (the “Transaction”). Due to the company sale, Everlake Life is now a wholly owned subsidiary of Everlake US Holdings Company. As a result of the Transaction, Allstate Distributors, LLC has changed its name to Everlake Distributors, LLC, and Allstate Life Insurance Company has changed its name to Everlake Life Insurance Company (“Everlake Life”).
Everlake Life is the issuer of the Contract. Everlake Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.
Everlake Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. The Contracts are no longer offered for sale in any jurisdiction. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062. Additional information concerning Everlake Life is provided in Appendix C to this prospectus.
THE CONTRACT
Distribution. Everlake Distributors, L.L.C. (“EDLLC”), located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. EDLLC is a wholly owned subsidiary of Everlake Life. EDLLC is registered as a broker‑dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA").
EDLLC may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.
From time to time, we may pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. For more information on the compensation associated with this Contract that your registered representative or his or her bank or brokerage firm may receive, please consult your registered representative.
Everlake Life does not pay EDLLC a commission for distribution of the Contracts. The underwriting agreement with EDLLC provides that we will reimburse EDLLC for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.
Administration. We have primary responsibility for all administration of the Contracts. We provide the following administrative services, among others:
•issuance of the Contracts;
•maintenance of Contract Owner records;
•Contract Owner services; and
•preparation of Contract Owner reports.
You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

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We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL MATTERS
Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Everlake Life’s right to issue such Contracts under applicable state insurance law, have been passed upon by Angela K. Fontana, Senior Vice President, Chief Legal Officer and Secretary of Everlake Life.
EXPERTS
The statutory-basis financial statements of Everlake Life Insurance Company as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Taxes
The following discussion is general and is not intended as tax advice. Everlake Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax advisor.
TAXATION OF EVERLAKE LIFE INSURANCE COMPANY
Everlake Life is taxed as a life insurance company under Part I of Subchapter L of the Code.
TAXATION OF FIXED ANNUITIES IN GENERAL
Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Contract Owner is a natural person.
Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non- natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the
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Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.
Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. An exception to this treatment exists for contracts purchased prior to August 14, 1982, or contracts with investment prior to that date often referred to as Pre-TEFRA cost basis. In those contracts, withdrawals are treated as a return of cost basis until all Pre-TEFRA cost basis is withdrawn. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a total withdrawal under a non Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.
You should contact a competent tax advisor about the potential tax consequences of an Adjustment for the change in the Fair Value Index, as no definitive guidance exists on the proper tax treatment of a Fair Value Index Adjustment.
Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
Partial Annuitization. An individual may partially annuitize their non-qualified annuity if the contract permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one of more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.
Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:
•if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;
•if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. The requirement is satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse (as defined by federal law) of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;
•if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will trigger the rules under death of the Contract Owner.
Please consult with your tax or legal adviser for additional information.
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Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:
•if distributed in a lump sum, the amounts are taxed in year of distribution in the same manner as a total withdrawal, or
•if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.
Medicare Tax on Net Investment Income. The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,750 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59½. However, no penalty tax is incurred on distributions:
•made on or after the date the Contract Owner attains age 59½,
•made as a result of the Contract Owner’s death (or Annuitant’s death when owner is not an individual) or the Contract owner becoming totally disabled as defined in the Code,
•made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,
•made under an immediate annuity (as defined by the Code); or
•attributable to investment in the Contract before August 14, 1982.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments. With respect to non Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59½ would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. Not all products may offer a substantially equal periodic payment stream. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contracts. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. Once you begin fixed annuity payments, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective October 24, 2011, a partial exchange, from one deferred annuity contract to another deferred annuity contract will qualify for tax deferral. If a distribution from either contract occurs during the 180 day period following the date of the 1035 transfer, the IRS will apply general tax principles to determine the substance and treatment of the transfer. This may include disqualifying the original 1035 exchange or treating the withdrawn funds as a distribution from the original contract. You should consult with a competent tax advisor with respect to withdrawals or surrenders during this 180 day time frame.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 ½. Your Contract may not permit partial exchanges, please contact us for more information.
Partial exchange from a deferred annuity to long-term care contract. The IRS confirmed in Notice 2011-68 that partial exchanges from a deferred annuity contract to a qualified long-term care insurance contract can qualify as tax-free exchanges under section 1035.
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You should consult a competent tax advisor before entering into any transaction of this type.
Taxation of Ownership Changes. If you transfer a non Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. If the entire Account Value is assigned or pledged, subsequent increases in the Account Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The cost basis is increased by the amount includable in income with respect to such assignment or pledge.
Aggregation of Annuity Contracts. The Code requires that all non-qualified deferred annuity contracts issued by Everlake Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Everlake Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Everlake Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Everlake Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien not subject to FATCA. Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which would require 30% mandatory withholding for certain entities. Please see your personal tax advisor for additional information regarding FATCA. A non‑resident alien is someone other than a U.S. citizen or resident alien. We require an IRS Form W-8 at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a fully completed Form W-8. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Regardless of the amount withheld by us, you are liable for payment of income taxes (including any estimated taxes that may be due) on the taxable portion of distributions from the annuity contract. You should consult with a competent tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

TAX QUALIFIED CONTRACTS
The income on Qualified Plan investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as an IRA. Tax Qualified Contracts are contracts purchased as or in connection with:
•Individual Retirement Annuities (IRAs) under Code Section 408(b);
•Roth IRAs under Code Section 408A;
•Simplified Employee Pension (SEP IRA) under Code Section 408(k);
•Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);
•Tax Sheltered Annuities under Code Section 403(b);
•Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and
•State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
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Everlake Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan or TSA, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan and TSA limits on distributions and other conditions are not met. Please consult your Qualified Plan or TSA administrator for more information. Everlake Life no longer issues deferred annuities to employer sponsored qualified retirement plans or TSAs.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Everlake Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRA’s, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under federal bankruptcy laws.
Please refer to the section Required Distributions upon Your Death of your Qualified Annuity for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that you invest in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:
•made on or after the date the Contract Owner attains age 59½,
•made to a beneficiary after the Contract Owner’s death,
•attributable to the Contract Owner being disabled, or
•made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).
“Non-qualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching the applicable age, or if later, the year in which you retire. However, if the retirement plan account is an IRA or you are a 5% owner of the business sponsoring the retirement plan, the RMDs must begin once you reach the applicable age regardless of whether you are retired. Failure to withdraw the required minimum distribution will result in a 25% excise tax (a 50% excise tax applied prior to tax year 2023) on the shortfall not withdrawn from the Contract. The excise tax on such failures may be further reduced from 25% to 10% if corrected in a timely manner and certain other conditions are met in accordance with the Consolidated Appropriations Act, 2023 (which includes SECURE 2.0 of 2022 (“SECURE 2.0”)).

If you…	Your applicable age is…
Attained age 70 1/2 on or before December 31, 2019	70 ½
Attained age 72 between January 1, 2020 and December 31, 2022	72
Attain age 72 on or after January 1, 2023 and attain age 73 on or before December 31, 2033	73*
Attain age 74 on or after January 1, 2033	75*
*If you were born in 1959, you should consult your tax advisor regarding your “applicable age,” because it is not clear under SECURE 2.0 whether your “applicable age” is age 73 or age 75.

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The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Everlake Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59½. However, no penalty tax is incurred on distributions:
•made on or after the date the Contract Owner attains age 59½,
•made as a result of the Contract Owner’s death or total disability,
•made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,
•made after separation from service after age 55 (does not apply to IRAs),
•made pursuant to an IRS levy,
•made for certain medical expenses,
•made to pay for health insurance premiums while unemployed (applies only for IRAs),
•made for qualified higher education expenses (applies only for IRAs)
•made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs),
•made for qualified expenses after the birth or adoption of a child ($5,000 limit on expenses incurred within 1 year after birth or adoption), and
•from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after September 11, 2001 for more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call on duty and ending at the close of the active duty period.
•made as a result of the Contract Owner being certified as terminally ill with 84 or less months to live.
•made to individuals who are corrections officers and who are employees of state and local governments.
•made of excess contributions.
During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59½ would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. Not all products may offer substantially equal periodic payment stream.

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Income Tax Withholding on Tax Qualified Contracts. Generally, Everlake Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or if no U.S. Taxpayer Identification number is provided, we will automatically withhold the required 10% from the taxable amount. Since we cannot determine the taxable amount of distributions from a Roth IRA, we will not automatically withhold 10%. If you request withholding from a Roth IRA distribution, federal income tax will be withheld on the entire amount distributed. In certain states, if there is federal withholding, then state withholding is also mandatory. Everlake Life is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:
•required minimum distributions, or,
•a series of substantially equal periodic payments made over a period of at least 10 years, or,
•a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,
•hardship distributions.
For all annuitized distributions that are not subject to the 20% withholding requirement, Everlake Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory. Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Everlake Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien not subject to FATCA. Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which would require 30% mandatory withholding for certain entities. Please see your personal tax advisor for additional information regarding FATCA. A non resident alien is someone other than a U.S. citizen or resident alien. We require an IRS Form W-8 at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a fully completed Form W-8. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non- resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Regardless of the amount withheld by us, you are liable for payment of income taxes (including any estimated taxes that may be due) on the taxable portion of distributions from the annuity contract. You should consult with a competent tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

Charitable IRA Distributions. Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 (indexed for inflation for tax years beginning with 2023), for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70½. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deduction, if any, for charitable contributions. Effective 2020, the amount of your qualified charitable distributions that are excluded from income for a tax year is reduced (but not below zero) by the excess of: (1) the total amount of your IRA deductions allowed for all tax years ending on or after the date you attain age 70 ½, over (2) the total amount of reductions for all tax years preceding the current tax year.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns. You should consult a competent tax advisor about whether a one-time distribution up to $50,000 (indexed for inflation for tax years beginning with 2023) that is made from your IRA to a “split interest entity” can be excluded from your gross income.

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Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12- month rule.
Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.
A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.
The Code also permits the recharacterization of current year contribution amounts from a traditional IRA, SEP, or SIMPLE IRA into a Roth IRA, or from a Roth IRA to a traditional IRA. Recharacterization is accomplished through a trustee-to-trustee transfer of a contribution (or a portion of a contribution) plus earnings, between different types of IRAs. A properly recharacterized contribution is treated as a contribution made to the second IRA instead of the first IRA. Such recharacterization must be completed by the applicable tax return due date (with extensions).
Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.
Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:
1)The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;
2)The deceased Annuitant was the beneficial owner of the Individual Retirement Account;
3)We receive a complete request for settlement for the death of the Annuitant; and
4)The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:
a.The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;
b.The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own
c.The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

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Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.
Effective January 1, 2023, Roth contributions are permitted for SEP and SIMPLE IRAs. Under SECURE 2.0, employers may offer employees the ability to elect to treat employee and employer contributions (in whole or in part) as made to a Roth IRA.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.
Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Everlake Life has currently suspended sales of TSA contracts.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:
•attains age 59½,
•severs employment,
•dies,
•becomes disabled, or
•incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).
These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA). Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions with employer approval.
Corporate and Self-Employed Pension and Profit Sharing Plans. Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self- employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R. 10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Everlake Life no longer issues annuity contracts to employer sponsored qualified retirement plans.
There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.
•A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.
•An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.
If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

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State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includable in the employees’ gross income until distributed from the plan. Everlake Life no longer issues annuity contracts to employer sponsored Section 457 plans.
Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. We are not required to accept your self-certification for waiver of the 60-day deadline.
Required Distributions Upon Your Death for a Qualified Annuity. Upon your death under an IRA, Roth IRA, SIMPLE IRA, 403(b) or other employer sponsored plan, any remaining interest must be distributed in accordance with federal income tax requirements. The post-death distribution requirements were amended, applicable generally with respect to deaths occurring after 2019, by the Further Consolidated Appropriations Act of 2020 (which includes the "Setting Every Community Up for Retirement Enhancement" Act (SECURE Act)). The post-death distribution requirements under prior law continue to apply in certain circumstances.
•Prior law. Under prior law, if an employee under an employer sponsored plan or IRA owner dies prior to the required beginning date, the remaining interest must be distributed (1) within 5 years after the death (the “5-year rule”), or (2) over the life of the designated beneficiary, or over a period not extending beyond the life expectancy of the designated beneficiary, provided that such distributions commence within one year after death (the “lifetime payout rule”). If the employee or IRA owner dies on or after the required beginning date (including after the date distributions have commenced in the form of an annuity), the remaining interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death (the “at-least-as-rapidly rule”).
•The new law. Under the new law, if you die after 2019, and you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”) or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is determined on the date of your death.
This 10-year post-death distribution period applies regardless of whether you die before your required beginning date, or you die on or after that date (including after distributions have commenced in the form of an annuity). However, if the beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB’s death (i.e., a new 10-year distribution period begins).
Instead of taking distributions under the new 10-year rule, an EDB can take distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence within one year of your death, subject to certain special rules. In particular, if the EDB dies before the remaining interest is distributed under this life expectancy rule, the remaining interest must be distributed within 10 years after the EDB’s death (regardless of whether the remaining distribution period under the life expectancy rule was more or less than 10 years). In addition, if your minor child is an EDB, the child will cease to be an EDB on the date the child reaches the age of majority, and any remaining interest must be distributed within 10 years after that date (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years).
It is important to note that under prior law, annuity payments that commenced under a method that satisfied the distribution requirements while the employee or IRA owner was alive could continue to be made under that method after the death of the employee or IRA owner. However, under the new law, if you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Everlake Life) in order to comply with the new post-death distribution requirements.

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The new post-death distribution requirements do not apply if annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the new requirements generally do not apply to an immediate annuity contract or a deferred income annuity contract (including a qualifying lifetime annuity contract, or “QLAC”)) purchased prior to that date, if you have made an irrevocable election before that date as to the method and amount of the annuity.
If your beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest after your death generally must be distributed under prior law in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). However, if your beneficiary is a trust and all the beneficiaries of the trust are individuals, the new law can apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries, including special rules allowing a beneficiary of a trust who is disabled or chronically ill to take the distribution of their interest over their life or life expectancy in some cases. You may wish to consult a professional tax advisor about the federal income tax consequences of your beneficiary designations.
In addition, the new post-death distribution requirements generally do not apply if the employee or IRA owner died prior to January 1, 2020. However, if the designated beneficiary of the deceased employee or IRA owner dies after January 1, 2020, any remaining interest must be distributed within 10 year of the designated beneficiary’s death. Hence, this 10-year rule will apply to a contract issued prior to 2020 which continues to be held by a designated beneficiary of an employee or IRA owner who died prior to 2020.
Spousal continuation. Under the new law, as under prior law, if your beneficiary is your spouse, your surviving spouse can delay the application of the post-death distribution requirements until after your surviving spouse’s death by transferring the remaining interest tax-free to your surviving spouse’s own IRA, or by treating your IRA as your surviving spouse’s own IRA.
The post-death distribution requirements are complex and unclear in numerous respects. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
ADDITIONAL CONSIDERATIONS
Reporting and Withholding for Escheated Amounts
In 2018, the Internal Revenue Service issued Revenue Ruling 2018-17, which provides that an amount transferred from an IRA to a state’s unclaimed property fund is subject to federal withholding at the time of transfer. The amount transferred is also subject to federal reporting. Consistent with this Ruling, we will withhold federal income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund.
Gifts and Generation-skipping Transfers
The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes.  For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences.  The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
Same Sex Marriages, Civil Unions and Domestic Partnerships
Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.
Please consult with your tax or legal advisor for more information.
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CARES Act Impacts
In 2020, Congress passed the Coronavirus Aid, Relief and Economic Security (CARES) Act. This law includes provisions that impact Individual Retirement Annuities (IRAs), Roth IRAs and employer sponsored qualified retirement plans. While most provisions applied only to 2020, certain items impact future years as well.
Waiver of Required Minimum Distributions (RMDs) for 2020. The requirement to take minimum distributions from defined contribution plans and IRAs was waived for 2020. For deaths occurring before 2020, if the post-death 5-year rule applies, the 5-year period is determined without regard to calendar year 2020 and thus, the 5 year rule is extended by one year. The 1-year election rule for life expectancy payments by an eligible beneficiary is also extended by 1 year so that for a 2019 death, the election for a lifetime payout can be made by December 21, 2021.
Withdrawals from Employer Plans and IRAs, including Roth IRAs. Relief was provided for “coronavirus-related distributions” (as defined by federal tax law) from qualified plans and IRAs. The relief applies to such distributions made at any time on or after January 1, 2020 and before December 31, 2020 and permits recontribution of such distribution to a plan or IRA within three years, in which case the recontribution is generally treated as a direct trustee-to-trustee transfer within 60 days of the distribution. Please note that recontributions to certain plans or IRAs may not be allowed based on plan or contract restrictions.
The distribution must have come from an “eligible retirement plan” within the meaning of Code section 402(c)(8)(B), i.e., an IRA, 401(a) plan, 403(a) plan, 403(b) plan, or governmental 457(b) plan. The relief was limited to aggregate distributions of $100,000.
Plan Loans. Relief is provided with respect to plan loans taken by any “qualified individual” (as defined by federal tax law) who is affected by the coronavirus in that the due date for any repayment on a loan that otherwise is due between March 27, 2020 (the date of enactment) and December 31, 2020, would be delayed for one year. This also would extend the maximum loan period (normally five years).
SECURE 2.0 Act Impacts
In 2022, Congress passed the Consolidated Appropriations Act, 2023 (which includes SECURE 2.0 of 2022 (“SECURE 2.0”)). This law includes provisions that impact Individual Retirement Annuities (IRAs), Roth IRAs and employer sponsored qualified retirement plans. Many provisions were applicable as of the date of enactment; others applied to taxable year 2023; and certain items impact future years as well.
Withdrawals made for qualified birth or adoption. Restricts the recontribution period to 3 years. Effective for distributions made after the date of the enactment of this Act and retroactively to the 3-year period beginning on the day after the date on which such distribution was received.
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Annual Reports and Other Documents
Everlake Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Everlake Life, P.O. Box 660191, Dallas, TX 75266-0191 or by calling 1-800-632-3492. Everlake Life files periodic reports as required under the Securities Exchange Act of 1934. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

Annual Statements
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your financial representative or call our customer support unit at 1-800-632-3492.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Everlake US Parent Company has secured a financial institutions bond in the amount of $10,000,000, subject to a $10,000,000 retention. Everlake also maintains directors’ and officers’ liability insurance coverage with limits of $40 million under which ELIC, as well as certain other subsidiaries of Everlake, are covered. A provision in ELIC’s by-laws provides for the indemnification of individuals serving as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling ELIC pursuant to the foregoing provisions, ELIC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Reliance on Rule 12h-7
Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The Contracts described in this prospectus fall within the exemption provided under rule 12h-7. Effective May 8, 2020, Everlake Life will rely on the exemption provided under Rule 12h-7 and will not file reports under the Exchange Act.
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Appendix A – Determination of Interim Value Including Calculation of Fair Value Index

Determination of Interim Value — No Withdrawals
Assumptions
Minimum Investment Performance Rate	-10%
Maximum Investment Performance Rate	20%
Purchase Payment	100,000
Issue Date	1/1/2011
Investment Option Period	10
Example 1: (Increase in Index, Decline in Interest Rates)

Date	Index Value, Unadjusted	Index Value and maximum	Investment Option Performance	Maturity Value, Beginning of Period	1+Investment Option Performance	Pass-through of Investment Option Performance	Maturity Value, after pass- through of Performance
1/1/2011	1,000	1,000	—	100,000	—	—	100,000
7/1/2011	1,050	1,050	5.0%	100,000	105.00%	5,000	105,000

Date	Fair Value Index @ Issue (FVI1)	Fair Value Index @ Current (FVI2)	Time Remaining for Investment Option Period	((1+FVI1)/ (1+FV2))^ Time Remaining for Investment Option Period	Interim Value, unadjusted	Maximum Interim Value	Interim Value, adjusted
1/1/2011	7.00%	7.00%	10.0	1.00	100,000	120,000	100,000
7/1/2011	7.00%	5.00%	9.5	1.20	125,614	120,000	120,000
The Index Value increased 5.0% and the Interim Value increased by 20.0%.

Example 2: (Decline in Index, Decline in Interest Rates)

Date	Index Value, Unadjusted	Index Value and minimum	Investment Option Performance	Maturity Value, Beginning of Period	1+Investment Option Performance	Pass-through of Investment Option Performance	Maturity Value, after pass- through of Performance
1/1/2011	1,000	1,000	0	1,000	0	0	100,000
7/1/2011	850	900	-0.10%	100,000	90.00%	-10,000	90,000

Date	Fair Value Index @ Issue (FVI1)	Fair Value Index @ Current (FVI2)	Time Remaining for Investment Option Period	((1+FVI1)/ (1+FV2))^ Time Remaining for Investment Option Period	Interim Value, unadjusted	Maximum Interim Value	Interim Value, adjusted
1/1/2011	7.00%	7.00%	10.00	1.00	100,000	120,000	100,000
7/1/2011	7.00%	5.00%	9.5	1.20	107,669	120,000	107,669
The Index Value decreased 15.0%, but the Interim Value increased by 7.7%.

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Example 3: (Decline in Index, Increase in Interest Rates)

Date	Index Value, Unadjusted	Index Value and maximum	Investment Option Performance	Maturity Value, Beginning of Period	1+Investment Option Performance	Pass-through of Investment Option Performance	Maturity Value, after pass- through of Performance
1/1/2011	1,000	1,000	--	100,000	--	--	100,000
7/1/2011	850	900	-0.10%	100,000	90.00%	-10,000	90,000

Date	Fair Value Index @ Issue (FVI1)	Fair Value Index @ Current (FVI2)	Time Remaining for Investment Option Period	((1+FVI1)/ (1+FV2))^ Time Remaining for Investment Option Period	Interim Value, unadjusted	Maximum Interim Value	Interim Value, adjusted
1/1/2011	7.00%	7.00%	10.00	1.00	100,000	120,000	100,000
7/1/2011	7.00%	10.00%	9.5	0.77	69,208	120,000	69,208
The Index Value decreased by 15.0% and the Interim Value decreased by 30.8%.

Example 4: (Increase in Index, Increase in Interest Rates)

Date	Index Value, Unadjusted	Index Value and minimum	Investment Option Performance	Maturity Value, Beginning of Period	1+Investment Option Performance	Pass-through of Investment Option Performance	Maturity Value, after pass- through of Performance
1/1/2011	1,000	1,000	--	100,000	--	--	100,000
7/1/2011	1,300	1,200	20.00%	100,000	120.00%	20,000	120,000

Date	Fair Value Index @ Issue (FVI1)	Fair Value Index @ Current (FVI2)	Time Remaining for Investment Option Period	((1+FVI1)/ (1+FV2))^ Time Remaining for Investment Option Period	Interim Value, unadjusted	Maximum Interim Value	Interim Value, adjusted
1/1/2011	7.00%	7.00%	10.0	1.00	100,000	120,000	100,000
7/1/2011	7.00%	10.00%	9.5	0.77	92,278	120,000	92,278
The Index Value increased by 30.0% and the Interim Value decreased by 7.7%.
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Appendix B – Determination of Values with Withdrawals

	Sample 1	Sample 2
Preferred Withdrawal Amount Percentage	10%	10%
Withdrawal Charge	10%	10%
Determination of Maturity Value After One Year of Investment Performance

	Sample 1	Sample 2
Purchase Payment	95,000	95,000
Return of Premium (ROP) Death Proceeds	95,000	95,000
Investment Option Performance At Contract Anniversary	5.26%	5.26%
Maturity Value At Contract Anniversary	95,000 × (1 + 5.26%) = 100,000	95,000 × (1 + 5.26%) = 100,000
Determination of Maturity Value, Interim Value, and Return of Premium (ROP)
Death Proceeds During Year of Preferred Withdrawal of $10,000

	Sample 1	Sample 2
Calculate Values Before Preferred Withdrawal
Step 1: Investment Option Performance from Contract Anniversary to Withdrawal Date	5%	5%
Step 2: Calculate the Maturity Value, Prior to Withdrawal	100,000 × (1 + 5%) = 100,000	100,000 × (1 + 5%) = 100,000
Step 3: Calculate the Interim Value, Prior to Withdrawal	90,000	110,000
Step 4: Previous ROP Death Proceeds, Prior to Withdrawal	95,000	95,000
Step 5: Total Withdrawal Amount	10,000	10,000
Step 6: Calculate Preferred Withdrawal Amount	100,000 × 10% = 10,000	100,000 × 10% = 10,000
Calculate Values After Preferred Withdrawal
Step 7: Calculate Maturity Value After Preferred Withdrawal as Dollar Amount	105,000 – 10,000 = 95,000	105,000 – 10,000 = 95,000
Step 8: Calculate Maturity Value After Preferred Withdrawal, as a Percentage	95,000/105,000 = 90.48%	95,000/105,000 = 90.48%
Step 9: Calculate Interim Value After Preferred Withdrawal as Dollar Amount	90,000 × 90.48% = 81,429	110,000 × 90.48% = 99,524
Step 10: Calculate ROP Death Proceeds After Preferred Withdrawal, as Dollar Amount	95,000 × 90.48% = 85,952	95,000 × 90.48% = 85,952

Determination of Maturity Value, Interim Value, and Return
of Premium Death Proceeds During Year of Withdrawal of $20,000

$10,000 of $20,000 is the Preferred Withdrawal Amount. See steps 1-10 above for details.
The calculation below adjusts values for remaining $10,000 in excess of Preferred Wtihdrawal Amount.

	Sample 1	Sample 2
Step 11: Calculate the Amount of Gross Withdrawal in Excess of Preferred Withdrawal Amount	20,000 – 10,000 = 10,000	20,000 – 10,000 = 10,000
Step 12: Calculate the Interim Value After Excess of Preferred Withdrawal, as Dollar Amount	81,429 – 10,000 = 71,429	99,524 – 10,000 = 89,524
Step 13: Calculate the Interim Value After Excess of Preferred Withdrawal, as a Percentage	71,429/81,429 = 87.72%	89,524/79,524 = 89.95%
Step 14: Calculate the Maturity Value After Excess of Preferred Withdrawal, as Dollar Amount	95,000 × 87.72% = 83,333	95,000 × 89.95% = 85,455
Step 15: Calculate the MGDB After Excess of Preferred Withdrawal, as Dollar Amount	85,952 × 87.72% = 75,397	95,000 × 89.95% = 77,316
Step 16: Calculate the Withdrawal Charge Applicable to Excess of Preferred Withdrawal	10,000 × 10% = 1,000	10,000 × 10% = 1,000
Step 17: Calculate the Proceeds That Will be Sent to the Customer	20,000 – 1,000 = 19,000	20,000 – 1,000 = 19,000

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Appendix C – Information with Respect to the Registrant
Item 3(c). Risk Factors
Forward-Looking Statements
This report contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments. In addition, forward-looking statements are subject to certain risks or uncertainties that could cause actual results to differ materially from those communicated in these forward-looking statements.
Risks are categorized by (1) insurance and financial services, (2) business, strategy and operations and (3) macro, regulatory and risk environment. Many risks may affect more than one category and are included where the impact is most significant. If some of these risk factors occur, they may cause the emergence of or exacerbate the impact of other risk factors, which could materially increase the severity of the impact of these risks on our business, results of operations, financial condition or liquidity. Consider these cautionary statements carefully together with other factors discussed elsewhere in this document, in filings with the Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.
Insurance and financial services
Changes in reserve estimates could materially affect our results of operations and financial condition
We use long-term assumptions, including future investment yields, mortality, morbidity, persistency and expenses in pricing and valuation. If experience differs significantly from assumptions, adjustments to reserves may be required that could have a material adverse effect on our results of operations and financial condition.
We may not be able to mitigate the capital impact associated with statutory reserving and capital requirements
Regulatory capital and reserving requirements affect the amount of capital required to be maintained by our insurance companies. Changes to capital or reserving requirements or regulatory interpretations may result in additional capital held in our insurance companies and could require us to accept a return on equity below original levels assumed in pricing.
A downgrade in financial strength ratings may have an adverse effect on our business and our strategic objective to build scale and diversify our business through the opportunistic acquisition of life and annuity liabilities
Financial strength ratings are important factors in establishing the competitive position of insurance companies. Rating agencies could downgrade or change the outlook on our ratings due to:
•Changes in the financial profile of one of our insurance companies
•Changes in a rating agency’s determination of the amount of capital required to maintain a particular rating
•Lower than expected growth in the increasingly competitive market for life and annuity liabilities, for which we are a new entrant
•Increases in the perceived risk of our investment portfolio, a reduced confidence in management or our business strategy, as well as a number of other considerations that may or may not be under our control
•Changes in ownership resulting from divestiture of businesses
A downgrade in our ratings could have a material effect on our retention, liquidity, results of operations and financial condition.
Changes in tax laws may adversely affect profitability of life insurance products
Changes in taxation of life insurance products could result in the surrender of some existing contracts and policies, which may have a material effect on our profitability and financial condition.
Our investment portfolio is subject to market risk and declines in quality which may adversely affect or create volatility in our investment income and cause realized and unrealized losses
We continually evaluate investment management strategies since we are subject to risk of loss due to adverse changes in interest rates, credit spreads, equity prices, real estate values, currency exchange rates and liquidity. Adverse changes may
48 PROSPECTUS

occur due to changes in monetary and fiscal policy and the economic climate, liquidity of a market or market segment, investor return expectations or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness. Adverse changes in market conditions could cause the value of our investments to decrease significantly and impact our results of operations and financial condition.
Our investments are subject to risks associated with economic and capital market conditions and factors that may be unique to our portfolio, including:
•General weakening of the economy, which is typically reflected through higher credit spreads and lower equity and real estate valuations
•Declines in credit quality
•Declines in market interest rates, credit spreads or sustained low interest rates could lead to further declines in portfolio yields and investment income
•Increases in market interest rates, credit spreads or a decrease in liquidity could have an adverse effect on the value of our fixed income securities that form a majority of our investment portfolio
•Supply chain disruptions, labor shortages and other factors have and may continue to increase inflation, which could have an adverse impact on investment valuations and returns
•Weak performance of general partners and underlying investments unrelated to general market or economic conditions could lead to declines in investment income and cause realized losses in our limited partnership interests
•Concentration in any particular issuer, industry, collateral type, group of related industries, geographic sector or risk type
The amount and timing of net investment income, capital contributions and distributions from our limited partnership investments can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions. Additionally, these investments are less liquid than similar, publicly-traded investments and a decline in market liquidity could impact our ability to sell them at their current carrying values.
Determination of the fair value and amount of credit losses for investments includes subjective judgments and could materially impact our results of operations and financial condition
The valuation of the portfolio is subjective, and the value of assets may differ from the actual amount received upon the sale of an asset. The degree of judgment required in determining fair values increases when:
•Market observable information is less readily available
•The use of different valuation assumptions may have a material effect on the assets’ fair values
•Changing market conditions could materially affect the fair value of investments
The determination of the amount of credit losses varies by investment type and is based on ongoing evaluation and assessment of known and inherent risks associated with the respective asset class or investment.
Such evaluations and assessments are highly judgmental and are revised as conditions change and new information becomes available.
We update our evaluations regularly and reflect changes in credit losses in our results of operations. Our conclusions may ultimately prove to be incorrect as assumptions, facts and circumstances change. Historical loss trends, consideration of current conditions, and forecasts may not be indicative of future changes in credit losses and additional amounts may need to be recorded in the future.
Changes in market interest rates or investment returns may lead to a significant decrease in the profitability of our spread-based products
Spread-based products, such as fixed annuities, are dependent upon maintaining profitable spreads between investment returns and interest crediting rates. When market interest rates decrease or remain at low levels, investment income may decline. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields.
Increases in market interest rates can lead to increased surrenders at a time when fixed income investment asset values are lower due to the increase in interest rates. Liquidating investments to fund surrenders could result in a loss that would adversely impact results of operations.
Limited partnership net investment income, capital contributions and distributions can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions.

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Business, strategy and operations
We operate in markets that are highly competitive and may be impacted by new or changing technologies
Markets in which we operate are highly competitive, and we must continually allocate resources to refine and improve services to remain competitive. Retention may be impacted if customer preferences change and we are unable to effectively adapt our business model and processes.
Technology and customer preference changes may impact the ways in which we interact and do business with our customers. We may not be able to respond effectively to these changes, which could have a material effect on our results of operations and financial condition.
Reinsurance may be unavailable at current levels and prices
Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. Reinsurance may not remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we cannot maintain our current level of reinsurance or purchase new reinsurance protection in amounts we consider sufficient at acceptable prices, we would have to either accept an increase in our risk exposure, reduce our insurance exposure or seek other alternatives.
Reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses arising from ceded insurance
Collecting from reinsurers is subject to uncertainty arising from whether reinsurers or their affiliates have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to recover from a reinsurer could have a material effect on our results of operations and financial condition.
Divestitures of businesses may not produce anticipated benefits
We have divested portions of our businesses either through a sale or financial arrangements. These transactions result in continued financial involvement in the divested businesses, such as through reinsurance, guarantees or other financial arrangements, following the transaction. If the acquiring companies do not perform under the arrangements, our financial results could be negatively impacted.
We may be subject to the risks and costs associated with intellectual property infringement, misappropriation and third-party claims
We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect intellectual property or an inability to successfully defend against a claim of intellectual property infringement could have a material effect on our business.
We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If third-party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement costly work-arounds. Any of these scenarios could have a material effect on our business and results of operations.
Macro, regulatory and risk environment
Conditions in the global economy and capital markets, including the economic impacts from the military conflict between Russia and Ukraine, could adversely affect our business and results of operations
Global economic and capital market conditions, including the economic impacts from the military conflict between Russia and Ukraine, could adversely impact demand for our products, returns on our investment portfolio and results of operations. The conditions that would have the largest impact on our business include;
•Low or negative economic growth
•Sustained low interest rates
•Rising inflation
•Substantial increases in delinquencies or defaults on debt
•Significant downturns in the market value or liquidity of our investment portfolio
•Reduced consumer spending and business investment
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Stressed conditions, volatility and disruptions in global capital markets or financial asset classes could adversely affect our investment portfolio.
Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or obtain credit on acceptable terms
In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. Our and Everlake US Holdings Company’s access to additional financing depends on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our and Everlake US Holdings Company’s long- or short-term financial prospects. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant.
A large-scale pandemic, the occurrence of terrorism, military actions, social unrest or other actions may have an adverse effect on our business
A large-scale pandemic, such as the Novel Coronavirus Pandemic or COVID-19 (“Coronavirus”) and its impacts, the occurrence of terrorism, military actions, social unrest or other actions, may result in loss of life, property damage, and disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets, changes in interest rates, reduced liquidity and economic activity caused by a large-scale pandemic, military actions or social unrest across the world. Additionally, a large-scale pandemic or terrorist act could have a material effect on liquidity and operating results.
The Coronavirus resulted in governments worldwide enacting emergency measures to combat the spread of the virus, including travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing, and restrictions on large gatherings. These measures have largely been rolled back, but new variants of the Coronavirus could result in further economic volatility. The effects of the Coronavirus on our results of operations and financial position primarily included elevated claim experience. Death claims began trending down in 2022 and have remained at lower levels. We continue to closely monitor and proactively adapt to developments and changing conditions.
The military invasion of Ukraine initiated by Russia in February 2022 and the resulting response by the United States and other countries have led to economic disruptions, as well as increased volatility and uncertainty in the financial markets. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets.
Increasing scrutiny and evolving expectations from investors, customers, regulators, vendors, and other stakeholders regarding environmental, social and governance (“ESG”) matters may adversely affect our reputation or otherwise adversely impact our business and results of operations
There is increasing scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices. Regulators have imposed and likely will continue to impose ESG-related rules and guidance, which may conflict with one another and impose additional costs on us or expose us to new or additional risks.
The Company’s ESG policy outlines our ESG-related philosophy and commitments as well as actions to support our commitments. This policy and our business practices are evaluated regularly against ESG standards which are continually evolving and not always well defined or readily measurable. ESG-related expectations may also reflect contrasting or conflicting values or agendas. Our business decisions simultaneously consider our policies and processes to evaluate and manage ESG priorities in coordination with other business goals and interests. As a result, our efforts to conduct our business in accordance with some or all these expectations may involve trade-offs. Our practices may not change in the particular manner or at the rate stakeholders expect, and they may choose not to engage with us based on our ESG practices and related policies and actions. We may face adverse regulatory, investor, media, or public scrutiny leading to business, reputational, or legal challenges, which could adversely affect our results of operations.
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The failure in cyber or other information security controls, as well as the occurrence of events unanticipated in our disaster recovery processes and business continuity planning, could result in a loss or disclosure of confidential information, damage to our reputation, additional costs and impair our ability to conduct business effectively
We depend heavily on computer systems, mathematical algorithms and data to perform necessary business functions. There are threats that could impact our ability to protect our data and systems; if the threats are successful, they could impact confidentiality, integrity and availability:
•Confidentiality - protecting our data from disclosure to unauthorized parties
•Integrity - ensuring data is not changed accidentally or without authorization and is accurate
•Availability - ensuring our data and systems are accessible to meet our business needs
We collect, use, store or transmit a large amount of confidential, proprietary and other information (including personal information of customers or employees) in connection with the operation of our business. Systems are subject to increased attempted cyberattacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering.
We constantly defend against threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. Events like these could jeopardize the information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties or customer dissatisfaction.
These risks may increase in the future as threats become more sophisticated and we continue to develop additional remote connectivity solutions to serve our employees and customers. Our increased use of third-party services (e.g., cloud technology and software as a service) can make it more difficult to identify and respond to cyberattacks in any of the above situations. Although we may review and assess third-party vendor cybersecurity controls, our efforts may not be successful in preventing or mitigating the effects of such events. Third parties to whom we outsource certain functions are also subject to cybersecurity risks.
Personal information is subject to an increasing number of federal, state and local laws and regulations regarding privacy and data security, as well as contractual commitments. Any failure or perceived failure by us to comply with such obligations may result in governmental enforcement actions and fines, litigation or public statements against us by consumer advocacy groups or others and could cause our employees and customers to lose trust in us, which could have an adverse effect on our reputation and business.
See the Regulation section for additional information.
The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.
We are subject to extensive regulation, and potential further restrictive regulation may increase operating costs
We operate in the highly regulated insurance sector and are subject to extensive laws and regulations that are complex and subject to change. Changes may lead to additional expenses, increased legal exposure, or increased reserve or capital requirements limiting our ability to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by governmental authorities that exercise interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general as well as federal agencies including the SEC, the Financial Industry Regulatory Authority, the Department of Labor, and the U.S. Department of Justice. Consequently, compliance with one regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue.
In addition, there is risk that one regulator’s or enforcement authority’s interpretation of a legal issue may change to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This could necessitate changes to our practices that may adversely impact our business. In some cases, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. These laws and regulations may limit our ability to grow or to improve the profitability of our business.
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Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business
The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry.
The Federal Insurance Office and Financial Stability Oversight Council have been established and the federal government may enact reforms that affect the state insurance regulatory framework. The potential impact of state or federal measures that change the nature or scope of insurance and financial regulation is uncertain but may make it more expensive for us to conduct business and limit our ability to grow or achieve profitability.
Losses from legal and regulatory actions may be material to our results of operations, cash flows and financial condition
We are involved in various legal actions, which may include class action litigation, challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in any of these matters, the ultimate liability may be more than amounts currently accrued, and may be material to our results of operations, cash flows and financial condition.
Changes in or the application of accounting standards issued by standard-setting bodies and changes in tax laws may adversely affect our results of operations and financial condition
Our financial statements are subject to the application of accounting practices prescribed or permitted by the Illinois Department of Insurance. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. These rules and requirements are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, which may have a material effect on our results of operations and financial condition and could adversely impact financial strength ratings.
Realization of our deferred tax assets assumes that we can fully utilize the deductions recognized for tax purposes; we may recognize a reduction in statutory surplus if these assets are not fully utilized.
Congress, as well as state and local governments, considers from time-to time new tax legislative initiatives that may impact our effective tax rate and could adversely affect our tax positions or tax liabilities. Changes to further limit the tax benefits of retirement accounts could result in the surrender of some existing contracts and policies, which may have an adverse effect on our results of operations and financial condition.
Loss of key vendor relationships or failure of a vendor to protect our data, confidential and proprietary information, or personal information of our customers or employees could adversely affect our operations
We rely on services and products provided by many vendors in the U.S. and abroad. These include vendors of computer hardware, software, cloud technology and software as a service, as well as vendors and/or outsourcing of services such as:
•Policy administration
•Call center services
•Human resource benefits management
•Information technology support
•Investment management services
•Investment data aggregation and accounting
•Employee sourcing
•Tax and other financial services
Pursuant to a transition services agreement, Allstate Insurance Company and its affiliates currently perform most policy administration and customer facing functions. If any vendor becomes unable to continue to provide products or services, or fails to protect our confidential, proprietary, and other information, we may suffer operational impairments and financial losses.
Our ability to attract, develop, and retain talent to maintain appropriate staffing levels, and establish a successful work culture is critical to our success
Competition from within the insurance industry and from other industries, including the technology sector, for qualified employees with highly specialized knowledge has often been intense and we have experienced increased competition in hiring and retaining employees.
Factors that affect our ability to attract and retain such employees include:
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•Compensation and benefits
•Training programs
•Reputation as a successful business with a culture of fair hiring, and of training and promoting qualified employees
•Recognition of and response to changing trends and other circumstances that affect employees
The unexpected loss of key personnel could have a material adverse impact on our business because of the loss of their skills, knowledge of our products and years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel.
Misconduct or fraudulent acts by employees, agents and third parties may expose us to financial loss, disruption of business, regulatory assessments and reputational harm
The Company and the insurance industry are inherently susceptible to past and future misconduct or fraudulent activities by employees, representative agents, vendors, customers and other third parties.  These activities could include:
•Fraud against the company, its employees and its customers through illegal or prohibited activities
•Unauthorized acts or representations, unauthorized use or disclosure of personal or proprietary information, deception, and misappropriation of funds or other benefits

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Item 11(a).  Description of Business
Everlake Life Insurance Company (“ELIC”, formerly known as Allstate Life Insurance Company) was organized in 1957 as a stock life insurance company under the laws of the State of Illinois. ELIC previously offered life insurance and annuity products. In this document, we refer to Everlake Life Insurance Company as “ELIC” or the “Company”.
ELIC is a wholly owned subsidiary of Everlake US Holdings Company, which is wholly owned by Everlake US Parent Company, a wholly owned subsidiary of Everlake Holdings, LP.
Prior to November 1, 2021, the Company was wholly owned by Allstate Insurance Company, which is ultimately a wholly owned subsidiary of The Allstate Corporation.
On January 26, 2021, Allstate Insurance Company entered into a purchase agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc., to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021, and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time Everlake US Holdings Company became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company.
On March 29, 2021, the Company entered into a stock purchase agreement with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company. This transaction resulted in the Company’s divestiture of all of its New York life and annuity business. The necessary state regulatory approvals were received, and the sale of ALNY was completed on October 1, 2021.
All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies. We frequently use industry publications containing statutory financial information to assess our competitive position.
Products and distribution
ELIC previously sold life insurance through Allstate exclusive agents and exclusive financial specialists. Products in force include term, whole, interest-sensitive and variable life insurance. We discontinued sales of life insurance products during third quarter 2021. We also sold voluntary accident and health insurance through workplace enrolling independent agents in New York prior to the sale of ALNY on October 1, 2021. We previously offered and continue to have in force deferred fixed annuities and immediate fixed annuities (including standard and sub-standard structured settlements). We also previously offered variable annuities. Substantially all of the variable annuity business is reinsured.
Geographic markets
The following table reflects, in percentages, the principal geographic distribution of direct statutory premiums and annuity considerations for ELIC for 2022, based on information contained in statements filed with state insurance departments. Direct statutory premiums and annuity considerations exclude reinsurance assumed. No other jurisdiction accounted for more than 5 percent of the direct statutory premiums and annuity considerations.

California	11.9
Texas	11.0
Florida	7.7
Illinois	7.5
Pennsylvania	5.0
Strategy
Our business, which is administered by third parties, consists of traditional, interest-sensitive and variable life insurance, and deferred and immediate annuities. Term and whole life insurance products offer basic life protection solutions. Universal life and retirement products cover more advanced needs. We discontinued the sale of annuities over an eight-year period from 2006 to 2014. We discontinued the sale of life insurance products during third quarter 2021. Since the acquisition by Everlake US Holdings Company on November 1, 2021, our strategy is to build scale and diversify our business through the opportunistic acquisition of life and annuity liabilities. These acquisitions could be structured as purchase agreements or reinsurance agreements.
The business in force is being managed with a focus on increasing lifetime economic value. Our investment strategy is focused on diversification, credit quality and stable, predicable cash flows. Asset allocations are determined using a segmented approach that focuses on risk, return, and Asset Liability Management (“ALM”) requirements. A cashflow matching strategy is employed for near-term immediate and deferred annuity liabilities to provide sufficient liquidity and reduce ALM risk. For longer-dated immediate annuity cash flows with no or minimal near-term liquidity needs, we employ total return strategies to generate incremental yield with sufficient time for those strategies to be effective. The life insurance liability investment strategy aims to invest in longer duration assets at attractive yields to align with the long-dated liabilities and cash flow positive nature of the block.
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REGULATION
ELIC is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation vary by state but generally have their source in statutes that establish standards and requirements for conducting the business of insurance and that also delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency and statutory surplus sufficiency, reserve adequacy, insurance company licensing and examination, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, privacy regulation and data security, corporate governance and risk management. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. For a discussion of statutory financial information, see Note 9 of the financial statements included in Item 11(e). For a discussion of regulatory contingencies, see Note 18 of the financial statements under the heading “Other Contingencies” included in Item 11(e). Notes 9 and 18 are incorporated in this Item 11(a) by reference.
As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Dodd-Frank created the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council (“FSOC”), represents the U.S. on international insurance matters, and studies the current regulatory system.
Additional regulations or new requirements may emerge from the activities of various regulatory entities, including the Federal Reserve Board, FIO, FSOC, the National Association of Insurance Commissioners (“NAIC”), and the International Association of Insurance Supervisors (“IAIS”), that are evaluating solvency and capital standards for insurance company groups. In addition, the NAIC has adopted amendments to its model holding company law that have been adopted by some jurisdictions. The outcome of these actions is uncertain; however, these actions may result in changes in the level of capital and liquidity required by insurance holding companies.
We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on the Company.
Limitations on Dividends by Insurance Subsidiaries. ELIC may receive dividends from time to time from its subsidiaries. When received, these dividends represent a source of cash from which ELIC may meet some of its obligations. If a subsidiary is an insurance company, its ability to pay dividends may be restricted by state laws regulating insurance companies. For additional information regarding those restrictions, see Note 9 of the financial statements included in Item 11(e).
Guaranty Funds. Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, in order to cover certain obligations of insolvent insurance companies. We do not anticipate any material adverse financial impact from these assessments.
Investment Regulation. Our insurance subsidiaries are subject to state regulation that specifies the types of investments that can be made and concentration limits of invested assets. Failure to comply with these rules leads to the treatment of non-conforming investments as non-admitted assets for purposes of measuring statutory surplus. Further, in some instances, these rules require divestiture of non-conforming investments.
Variable Life Insurance and Registered Fixed Annuities. The sale and administration of variable life insurance and registered fixed annuities with market value adjustment features are subject to extensive regulatory oversight at the federal and state level, including regulation and supervision by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”).
Privacy Regulation and Data Security. Federal law and the laws of many states require financial institutions to protect the security and confidentiality of consumer information and to notify consumers about their policies and practices relating to collection, use, and disclosure of consumer information and their policies relating to protecting the security and confidentiality of that information. Federal law and the laws of many states also regulate disclosures and disposal of consumer information. Congress, state legislatures, and regulatory authorities are expected to consider additional regulation relating to privacy and other aspects of consumer information.
For example, the California Consumer Privacy Act of 2018 (“CCPA”), which took effect in January 2020, created certain privacy rights for individuals and imposes prescriptive operational requirements for covered businesses relating to the processing and protection of California residents’ personal information. The CCPA is enforceable by the Attorney General of California and the California Privacy Protection Agency (“CPPA”), and authorizes civil penalties and administrative fines for violations. The CCPA also provides for a private right of action for certain data breaches that arise from failure to implement and maintain reasonable security procedures and practices, which may increase the likelihood of, and risks associated with, data breach litigation.
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In addition, laws and regulations relating to privacy, cybersecurity and data protection are changing rapidly, and any such proposed or new legal frameworks could impact our business. For example, the California Privacy Rights Act of 2020, which took effect on January 1, 2023, amends and expands the CCPA by creating additional privacy rights for California residents, establishing the CPPA to enforce and implement the CCPA, and subjecting businesses to additional requirements in relation to personal information.
Environmental, Social and Governance (ESG). Regulators have imposed and likely will continue to impose ESG-related rules and guidance, which may conflict with one another and impose additional costs on us or expose us to new or additional risks.
The application and enforcement of these changing legal requirements is uncertain, may require us to modify our information practices and policies, and subject us to additional compliance obligations and potential enforcement exposure. Additional states are likely to adopt similarly themed requirements in the future. We cannot predict the impact on our business of possible future legislative measures regarding privacy or data security.
EMPLOYEES
ELIC has no employees. Instead, we primarily use the services of employees of Everlake Services Company (“ESC”), an affiliate. We also make use of other services provided by ESC. These services include human resources, finance, information technology and legal services. We reimburse ESC for these services.
WEBSITE
Our website is everlakelife.com.

Item 11(b). Description of Property
As of December 31, 2022, the Company’s principal executive office is leased and located in Northbrook, Illinois. Additional office space is leased in Lincoln, Nebraska.
The facilities are leased by Everlake Services Company, an affiliate of the Company. Expenses associated with the leased facilities are allocated to us. We believe that these facilities are suitable and adequate for our current operations.

Item 11(c). Legal Proceedings
Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Other contingencies” in Note 18 of the financial statements included in Item 11(e).
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EVERLAKE LIFE INSURANCE COMPANY
Statutory-basis Statements of Financial Statements as of December 31, 2022 and 2021,
Statutory-basis Statements of Operations, Changes in Capital and Surplus
and Cash Flows for the Years Ended December 31, 2022, 2021 and 2020,
Statutory-basis Supplemental Schedules as of December 31, 2022,
Independent Auditor’s Report

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Item 11(e). Financial Statements and Notes to Financial Statements

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Independent Auditor’s Report
To the Audit & Risk Committee of
Everlake US Holdings Company
Northbrook, Illinois

Opinions
We have audited the statutory-basis financial statements of Everlake Life Insurance Company (the “Company”), which is a wholly-owned subsidiary of Everlake US Holdings Company, which comprise the statutory-basis statements of financial position as of December 31, 2022 and 2021, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes to the statutory-basis financial statements (collectively referred to as the “statutory-basis financial statements”).
Unmodified Opinion on Statutory-Basis of Accounting
In our opinion, the accompanying statutory-basis financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in accordance with the accounting practices prescribed or permitted by the Illinois Department of Insurance described in Note 2. Also, in our opinion, Schedule I-Summary of Investments Other Than Investments in Related Parties, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
Adverse Opinion on Accounting Principles Generally Accepted in the United States of America
In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of Everlake Life Insurance Company as of December 31, 2022 and 2021, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2022.
Basis for Opinions
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.
Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America
As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Illinois Department of Insurance. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.
Responsibilities of Management for the Statutory-Basis Financial Statements
Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Illinois Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.
Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements
Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.
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•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Other Information Included in the Registration Statement

Management is responsible for the other information included in the Registration Statement. The other information comprises the information included in the Registration Statement but does not include the statutory-basis financial statements and our auditor’s report thereon. Our opinion on the statutory-basis financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

In connection with our audits of the statutory-basis financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the statutory-basis financial statements, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 24, 2023

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EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF FINANCIAL POSITION

($ in millions, except par value and number of shares)	December 31,
	2022	2021
ADMITTED ASSETS
Bonds (fair value: $14,896 and $18,451)	$16,542	$17,965
Common stocks:
Unaffiliated companies (cost: $12 and $9)	15	11
Subsidiaries and affiliates (cost: $64 and $54)	47	35
Mortgage loans on real estate	4,107	2,968
Cash, cash equivalents and short-term investments	328	1,315
Contract loans	540	554
Derivatives	65	126
Other invested assets	1,677	1,470
Receivables for securities	40	12
Subtotals, cash and invested assets	23,361	24,456
Investment income due and accrued	179	154
Premiums and considerations	162	170
Reinsurance recoverables and other reinsurance receivables	201	191
Other receivables	27	2
Advanced benefits	31	33
Other assets	6	7
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	2,035	3,135
Total admitted assets	$26,002	$28,148

LIABILITIES
Aggregate reserve for life contracts	$11,846	$12,166
Aggregate reserve for accident and health contracts	33	35
Liability for deposit-type contracts	1,517	1,608
Contract claims and liabilities	79	87
Other amounts payable on reinsurance	110	245
Interest maintenance reserve	—	145
Net deferred tax liability	120	167
Asset valuation reserve	427	496
Payable to parent, subsidiaries and affiliates	38	21
Funds held under reinsurance treaties with unauthorized and certified reinsurers	6,555	6,740
Funds held under coinsurance	764	807
Derivatives	32	79
Repurchase agreement	552	—
Other liabilities	134	15
From Separate Accounts Statement	2,035	3,135
Total liabilities	24,242	25,746

CAPITAL AND SURPLUS
Common capital stock ($227 par value; 23,800 shares authorized, issued and outstanding)	5	5
Gross paid in and contributed surplus	1,678	1,927
Unassigned funds (surplus)	77	470
Total capital and surplus	1,760	2,402
Total liabilities and capital and surplus	$26,002	$28,148

See notes to statutory-basis financial statements.
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EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF OPERATIONS

($ in millions)	Year Ended December 31,
	2022	2021	2020
Premiums and annuity considerations for life and accident and health contracts	$662	$(5,882)	$1,484
Net investment income	1,052	1,323	1,143
Amortization of interest maintenance reserve	54	44	19
Commissions and expense allowances on reinsurance ceded	70	(420)	101
Reserve adjustments on reinsurance ceded	(305)	(422)	(370)
Fees associated with Separate Accounts	42	42	37
Experience refund on reinsurance ceded	154	73	168
Non-proprietary product revenue	—	17	33
Other income	2	2	—
Total	1,731	(5,223)	2,615

Death benefits	447	721	708
Annuity benefits	458	722	791
Surrender benefits and withdrawals for life contracts	389	492	540
Interest and adjustments on contracts or deposit-type contract funds	49	71	97
Increase (Decrease) in aggregate reserves for life and accident and health contracts	(331)	(7,027)	474
Other contract benefits	7	24	44
Commissions and general insurance expenses, including insurance taxes, licenses and fees	163	362	315
Net transfers to or (from) Separate Accounts net of reinsurance	(310)	(465)	(415)
Funds withheld expense	408	231	33
Total	1,280	(4,869)	2,587

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	451	(354)	28

Federal and foreign income taxes incurred (excluding tax on capital gains)	94	(30)	—

Net gain (loss) from operations after dividends to policyholders and federal income taxes and before realized capital gains or (losses)	357	(324)	28

Net realized capital gains (losses) (excluding gains (losses) transferred to the IMR) less capital gains tax of $(8), $(156) and $8 (excluding taxes of $(60), $105 and $17 transferred to the IMR)	(30)	1,397	29

Net income	$327	$1,073	$57

See notes to statutory-basis financial statements.
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EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

($ in millions)	Year Ended December 31,
	2022	2021	2020
Capital and surplus, December 31, prior year	$2,402	$3,927	$3,817
Net income	327	1,073	57
Change in net unrealized capital gains (losses)	(117)	(791)	(130)
Change in net unrealized foreign exchange capital gains (losses)	2	(16)	25
Change in net deferred income tax	27	(545)	75
Change in nonadmitted assets	(89)	226	48
Change in reserve on account of change in valuation basis	(11)	3	—
Change in asset valuation reserve	69	477	35
Paid-in surplus adjustment	(249)	40	—
Dividends to stockholder	(601)	(1,992)	—
Capital and surplus, December 31, current year	$1,760	$2,402	$3,927

See notes to statutory-basis financial statements.
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EVERLAKE LIFE INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF CASH FLOWS

($ in millions)	Year Ended December 31,
	2022	2021	2020
Cash from operations
Premiums collected net of reinsurance	$669	$(5,692)	$910
Net investment income	1,002	1,449	1,169
Miscellaneous income	203	193	343
Total	1,874	(4,050)	2,422

Benefits and loss related payments	1,515	2,250	2,386
Net transfers to Separate, Segregated Accounts and Protected Cell Accounts	(375)	(465)	(402)
Commissions, expenses paid and aggregate write-ins for deductions	574	589	314
Federal and foreign income taxes paid (recovered)	15	195	10
Total	1,729	2,569	2,308
Net cash from operations	145	(6,619)	114

Cash from investments
Proceeds from investments sold, matured or repaid	8,844	11,808	5,998
Cost of investments acquired (long-term only)	9,367	9,243	6,006
Net increase or (decrease) in contract loans and premium notes	(13)	(24)	(13)
Net cash from investments	(510)	2,589	5

Cash from financing and miscellaneous sources
Capital and paid-in surplus, less treasury stock	(249)	40	—
Net deposits on deposit-type contracts and other insurance liabilities	(141)	(200)	(239)
Dividends to stockholder	601	1,638	—
Other cash provided (applied)	369	6,452	(82)
Net cash from financing and miscellaneous sources	(622)	4,654	(321)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	(987)	624	(202)
Cash, cash equivalents and short-term investments, beginning of year	1,315	691	893
Cash, cash equivalents and short-term investments, end of period	$328	$1,315	$691

Supplemental disclosures for non-cash transactions

Assets transferred from/to parent	$—	$3,001	$—
Assets transferred to an affiliate due to reinsurance	—	503	—
Dividends to parent	—	354	—
Assets transferred from/to a subsidiary	1,009	176	—
Portfolio investments exchanged	398	172	425
Reinvestment of non-cash distributions from other invested assets	—	120	30
Income from other invested assets	—	75	14
Bonds transferred for reinsurance settlement	226	37	—
Change in payable for securities acquired	1	21	23
Change in receivable for securities sold	37	8	2
Change in commitment on low income housing investments	—	1	117
Liability associated with other invested assets	—	1	1
Assets transferred from an affiliate due to reinsurance	—	—	591
IMR transferred due to reinsurance	—	—	37

See notes to statutory-basis financial statements.
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NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
1. General
Everlake Life Insurance Company (the “Company”, formerly known as Allstate Life Insurance Company), an Illinois domiciled insurer, is a wholly owned subsidiary of Everlake US Holdings Company (“EUHC”), a Delaware corporation. EUHC is a wholly owned subsidiary of Everlake US Parent Company, a Delaware corporation. Everlake US Parent Company is a wholly owned subsidiary of Everlake Holdings, LP. Prior to November 1, 2021, the Company was a wholly owned subsidiary of Allstate Insurance Company (“AIC”), an Illinois domiciled insurer. AIC is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation (the “Corporation”).
On January 26, 2021, AIC and Allstate Financial Insurance Holding Corporation (“AFIHC” or “seller”) entered into the Stock Purchase Agreement (“ALIC Purchase Agreement”) with EUHC (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time EUHC became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company.
The Company previously sold life insurance through Allstate exclusive agents and exclusive financial specialists. The Company is authorized to sell life insurance and retirement products in 49 states, the District of Columbia and Puerto Rico. The Company’s business consists of traditional, interest-sensitive and variable life insurance. Term and whole life insurance offer basic life protection solutions. Universal life and retirement products cover more advanced needs. The Company discontinued sales of insurance products during third quarter 2021. Since the acquisition by EUHC on November 1, 2021, the Company’s strategy is to build scale and diversify its business through the opportunistic acquisition of life and annuity liabilities. These acquisitions could be structured as purchase agreements or reinsurance agreements.
For 2022, the top geographic locations for direct statutory premiums and annuity considerations were California, Texas, Florida, Illinois and Pennsylvania. No other jurisdictions accounted for more than 5% of direct statutory premiums and annuity considerations.

2. Summary of Significant Accounting Policies
Basis of presentation
The Company prepares its financial statements in conformity with accounting practices prescribed or permitted by the Illinois Department of Insurance (“IL DOI”). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.
The State of Illinois requires its domestic insurance companies to prepare financial statements in conformity with the NAIC Accounting Practices and Procedures Manual (“APPM”), which includes all Statements of Statutory Accounting Principles (“SSAPs”), subject to any deviations prescribed or permitted by the IL DOI.
The Company’s net income and capital and surplus did not include any accounting practices prescribed or permitted by the IL DOI during 2022 and 2021.
The Company held one nonconforming credit tenant loan (“CTL”) with a carrying value of $14 million, as of December 31, 2020. This nonconforming CTL was reported on Schedule D, Part 1 of the Annual Statement with an NAIC Designation of 2.B FE. The asset was filed with the Securities Valuation Office (“SVO”) on January 14, 2021 and included as a permitted practice for the 2020 reporting year pursuant to the Statutory Accounting Principles Working Group INT 20-10. The CTL received an SVO-assigned designation during the first quarter of 2021.

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A reconciliation of the Company’s net income and capital and surplus between statutory accounting principles (“SAP”) per the APPM and practices prescribed or permitted by the IL DOI as of December 31 is shown below.

($ in millions)	Year Ended December 31
	2022	2021		2020
Net Income
The Company’s state basis	$327	$1,073		$57

State prescribed practices that increase/(decrease) NAIC SAP:	—	—		—

State permitted practices that increase/(decrease) NAIC SAP:	—	—		—

NAIC SAP	$327	$1,073		$57

Surplus
The Company’s state basis	$1,760	$2,402		$3,927

State prescribed practices that increase/(decrease) NAIC SAP:	—	—		—

State permitted practices that increase/(decrease) NAIC SAP:	—	—		—
Nonconforming CTL reported on Schedule D Part 1 of the Annual Statement	—	—		14
Nonconforming CTL reported on Schedule BA Part 1 of the Annual Statement	—	—		(14)

NAIC SAP	$1,760	$2,402	$2,402	$3,927
Accounting practices and procedures of the NAIC as prescribed or permitted by the IL DOI comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (“GAAP”). The more significant differences relevant to the Company are as follows:
•Bonds, including loan-backed and structured securities (“LBASS”) but excluding Securities Valuation Office (“SVO”)-identified investments, and short-term investments are stated at amortized cost, or lower of amortized cost or fair value, or recovery value, while under GAAP, they are carried at fair value.
•Under the APPM, unaffiliated common stocks are reported at fair value and changes in fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus. Under GAAP, equity investments, including common stocks and limited partnership interests not accounted for under the equity method of accounting (“EMA”) or that do not result in consolidation, are measured at fair value with changes in fair value recognized in net income.
•Under the APPM, mortgage loans are carried at unpaid principal amount net of unamortized premium or discount. Under GAAP they are carried at amortized cost, net of credit loss allowances, which are estimates of expected credit losses, established for loans upon origination or purchase, and are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the loans. Under the APPM, impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. Other-than-temporary impairment (“OTTI”) adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. Under GAAP, loans are evaluated on a pooled basis when they share similar risk characteristics; while under the APPM, loans are evaluated individually.
•Investments classified as cash equivalents under the APPM are stated at fair value or amortized cost, while under GAAP these investments are carried at fair value.
•Certain investments in joint ventures, partnerships and limited liability companies under GAAP are recorded at fair value. Per the APPM, these investments require EMA to be used. EMA on a statutory basis, in conjunction with asset valuation reserve (“AVR”) recognition requirements as discussed below, recognizes the earnings of the investment in surplus with only the portion distributed recorded in investment income, while GAAP recognizes all earnings, both distributed and undistributed in investment income. Investments in joint ventures, partnerships and limited liability companies are required to have audited U.S. GAAP financial statements or audited U.S. tax-basis financial statements to be admitted. For investments in non-U.S. joint ventures, partnerships and limited liability companies for which
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audited GAAP or International Financial Reporting Standards financial statements are not available, admission requires using certain audited financial statements prepared using foreign generally accepted accounting principles with an audited reconciliation to U.S. GAAP.
•Investments in certain non-insurance affiliates are carried at amounts prescribed by the APPM and admitted if there are audited GAAP financial statements. GAAP requires consolidation when certain criteria are met. Differences between the APPM and GAAP result from differences in the entities that are accounted for under EMA, combined or consolidated, as well as differences in accounting practices and procedures.
•Realized investment capital gains or losses are reported net of related income taxes, while under GAAP, such gains or losses are reported gross of tax.
•Under both GAAP and the APPM, the Company is required to identify impairments and recognize credit or intent related losses on bonds including LBASS (i.e., the term used in the APPM is “other-than-temporary impairment”, effective January 1, 2020, this term is no longer used in GAAP). However, the measurement of credit impairments differs for bonds and the trigger for intent impairments differs for LBASS.
Intent related credit losses are recorded when there is a decision to sell a security or when it is more likely than not that the Company will be required to sell the security before the recovery of the amortized cost basis. Under GAAP and the APPM, for intent related credit losses, bonds, including LBASS are written down to fair value. In addition, for LBASS under the APPM, intent related OTTI is also recognized when there is no intent and ability to hold the security until it recovers in value, which is not required under GAAP.
Credit related impairments result from an assessment that the entire amortized cost basis is not expected to be recovered. Under GAAP, for bonds, including LBASS, in an unrealized loss position, credit losses are recorded to expected recovery value, which is recognized as a contra asset allowance and may not exceed fair value. Recovery value is determined by calculating the best estimate of future cash flows considering past events, current conditions and reasonable and supportable forecasts discounted at the security’s current effective rate. Under the APPM, for credit related OTTI, bonds other than LBASS, are written down to fair value and LBASS are written down to the expected recovery value.
•Under the APPM, derivatives which follow hedge accounting are reported in a manner consistent with the hedged item with no ineffectiveness separately recorded. Derivatives that are not designated as accounting hedges are recorded at fair value, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus until the transaction is closed (e.g., terminated, sold, expired, exercised). Derivatives which are used in replication are reported in a manner consistent with the asset that has been replicated. Embedded derivative instruments are not accounted for separately as derivative instruments. Derivative assets and liabilities are reported gross in the financial statements.
Under GAAP, derivatives that qualify as a fair value hedge are recorded at fair value in the same income statement line item as the hedged item; cash flow hedges are also recorded at fair value. Hedge ineffectiveness, if any, is recorded along with the hedged item. The change in fair value of a non-hedge derivative, including derivatives used in replication, is recorded as a realized capital gain or loss. Embedded derivative instruments are accounted for separately and marked to market through realized capital gains or losses. Derivative assets and liabilities that qualify for offsetting with a counterparty are reported as a net asset or liability in the financial statements.
•The APPM requires that, if in the aggregate, the Company has a net negative cash balance it shall be reported as a negative asset. GAAP requires that such negative cash balances be reported as other liabilities.
•Under the APPM, costs that are related directly to the successful acquisition of new or renewal life insurance and investment contracts, principally agents’ and brokers’ remuneration and certain underwriting costs, are expensed as incurred. Under GAAP, these costs are deferred and amortized to income either over the premium paying period of the related policies in proportion to the estimated revenue on such business or in relation to the present value of estimated gross profits on such business over the estimated lives of the contracts.
•Both GAAP and the APPM require a provision for deferred taxes on temporary differences between the reporting and tax bases of assets and liabilities. The change in deferred taxes is reported in surplus per the APPM, while under GAAP, the change is reported in the Statement of Operations. The APPM also includes limitations as to the amount of deferred tax assets (“DTAs”) that may be reported as an admitted asset. Both GAAP and the APPM require a valuation allowance for DTAs and the allowance is similarly measured.
•Under the APPM, the effects of reinsurance are netted against the corresponding assets or liabilities versus reported on a gross basis for GAAP. For paid and unpaid reinsurance recoverables and receivables reported gross on the GAAP balance sheet, effective January 1, 2020 credit loss allowances, which are estimates of expected credit losses, are established through a charge to GAAP income and reported as a contra asset. GAAP credit loss allowances are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the asset. Under GAAP, reinsurance recoverables and receivables may be evaluated on a pooled basis when they share similar risk characteristics; while under the APPM, reinsurance recoverables and receivables are generally evaluated individually for collectibility and amounts determined to be
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uncollectible are charged to income in the period the determination is made. Under the APPM, a loss on reinsurance is expensed immediately, while under GAAP, a loss is deferred as cost of reinsurance and amortized into income over the estimated life of the policies.
•Certain reported assets, including negative interest maintenance reserve (“IMR”), prepaid commissions, prepaid expenses, certain other receivables over 90 days past due, certain agent and bills receivables and receivable from sale of securities over 15 days past due, are designated as nonadmitted assets and are charged directly to unassigned surplus. Under GAAP, these assets are reported in the Statements of Financial Position, net of any valuation allowance.
•For holders of surplus notes, interest is not accrued until approved by the insurance departments of the applicable states of domicile per the APPM. GAAP requires interest on surplus notes to be accrued whether or not state approval has been obtained.
•Life statutory policy reserves are based on mortality, interest and other assumptions applied in compliance with statutory regulations and subject to reserve testing with assumption subject to statutory requirements. Health statutory policy reserves are based on morbidity, interest, and withdrawal assumptions applied in compliance with statutory regulations. Statutory formula policy reserves in certain cases are subject to stand alone reserve testing with assumptions subject to statutory requirements. Statutory policy reserves generally differ from policy reserves under GAAP, which are based on the Company’s estimates of mortality, morbidity, interest and withdrawals and include sufficiency testing with assumptions representative of the Company’s current expectations. The effect, if any, on reserves due to a change in valuation basis is recorded directly to unassigned surplus per the APPM rather than included in the determination of net gain from operations for GAAP.
•The AVR and IMR are required by the APPM, but not GAAP.
•Under the APPM, liabilities from guaranty funds or other assessments from insolvencies of entities that wrote long term care contracts are recorded at discounted rates, while all other assessments are reported at undiscounted rates. Under GAAP, all guaranty funds or other assessments are reported at undiscounted rates.
•The assets and reserves relating to indexed variable annuity contracts are reflected as assets and liabilities related to Separate Accounts and are carried at fair value. Premium receipts and benefits on these contracts are recorded as revenue and expense and are transferred to or (from) the Separate Accounts. Under GAAP, these assets are reported as bonds and mortgage loans. Bonds designated as available for sale are carried at fair value and mortgage loans are carried at amortized cost, net of credit loss allowances, which are estimates of expected credit losses, established for loans upon origination or purchase, and are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the loans. Liabilities are reported as contractholder funds. Revenues are comprised of contract charges and fees for contract administration and surrenders.
•Under the APPM, premium receipts and benefits on certain annuity contracts and universal life-type contracts are recorded as revenue and expense. Under GAAP, revenue on certain annuity contracts and universal life-type contracts is comprised of contract charges and fees, which are recognized when assessed against the policyholder account balance. Additionally, premium receipts on certain annuity contracts and universal life-type contracts are considered deposits and are recorded as interest-bearing liabilities, while benefits are recognized as expenses in excess of the policyholder account balance.
•GAAP requires the presentation of comprehensive income and its components in the financial statements, which is not required by the APPM.
•Under the APPM, economic transactions between related parties involving the exchange of assets or liabilities are accounted for at their fair value and non-economic transactions are accounted for at their fair value if lower than book value, while under GAAP, the exchange of assets or liabilities between related parties are accounted for at book value. If the related parties are affiliates under common control and if the common parent is subject to APPM guidance, increases in surplus on such transactions are deferred by the common parent reporting entity.
Use of estimates
The preparation of financial statements in conformity with the NAIC Annual Statement Instructions and accounting practices prescribed or permitted by the IL DOI requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Reclassification
To conform to the current year presentation, certain amounts in the prior year’s financial statements and notes were reclassified. In addition, the classification of the cost of reinsurance associated with the Company’s Funds Withheld Reinsurance Agreement with Everlake Reinsurance Limited was prospectively changed in 2022. In 2022, interest and
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adjustments on contracts or deposit-type contract funds includes cost of reinsurance of $47 million. In 2021, funds withheld expense includes cost of reinsurance of $7 million.
Investments
Bonds with an NAIC designation of 1 through 5, including LBASS, and excluding SVO-identified investments, are reported at amortized cost using the effective yield method. Bonds with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as an unrealized capital loss. In general, LBASS utilize a multi-step process for determining carrying value and NAIC designation in accordance with SSAP No. 43R, Loan-backed and Structured Securities. The Company’s bond portfolio also includes SVO-identified investments, which are reported at fair value. Changes in the fair value of SVO-identified investments are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.
Redeemable preferred stocks are reported at cost, amortized cost or the lower of cost, amortized cost or fair value, depending on the assigned NAIC designation. Perpetual preferred stocks are reported at fair value or the lower of cost or fair value depending on the assigned NAIC designation. Unaffiliated common stocks are reported at fair value. For preferred stocks reported at fair value and unaffiliated common stocks, the differences between amortized cost or cost and fair value are recorded as a change in net unrealized capital gains (losses), which is a component of unassigned surplus.
Common stock investments in insurance subsidiaries are recorded based on the underlying statutory equity of the subsidiary.
Mortgage and residential loans are reported at unpaid principal balances, net of unamortized premium or discount.
Investments in real estate are reported at depreciated cost less encumbrances or the lower of depreciated cost or fair value, less encumbrances and estimated cost to sell the property. Single real estate property investments, that are wholly owned by a limited liability company that is directly and wholly owned by the reporting entity, are reported as real estate investments.
Cash equivalents are reported at fair value or amortized cost. Cash equivalents reported at amortized cost are readily convertible into known amounts of cash and so near their maturity that they present an insignificant risk of change in value because of changes in interest rates.
Short-term investments are reported at amortized cost.
Contract loans are reported at the unpaid principal and capitalized interest balance. Interest is capitalized into the loan balance each contract anniversary. Loans deemed uncollectible are written off. Loan balances in excess of cash value are non-admitted.
Other invested assets consist of investments in joint ventures, partnerships, limited liability companies, low income housing tax credit (“LIHTC”) property investments and surplus notes. Investments in joint ventures, partnerships and limited liability companies are generally reported based on the underlying audited GAAP equity of the investee, with undistributed earnings or losses reflected in unassigned surplus as a change in net unrealized capital gains and losses and, are generally recognized on a delay due to the availability of financial statements. The change in net unrealized capital gains and losses is reported in unassigned surplus, as well as used in the calculation of the AVR provision. LIHTC property investments are carried at proportional amortized cost, based on the proportion of tax benefits received in the current year to total estimated tax benefits allocated to the Company. Surplus notes are reported at amortized cost or the lower of amortized cost or fair value depending on the NAIC designation.
Realized capital losses recognized on all bonds due to OTTI resulting from changes in the general level of interest rates are reported in the IMR, net of tax and amortized into the Statements of Operations. For LBASS designated as no intent and ability to hold, the non-interest related portion of OTTI losses is used in the calculation of the AVR provision, while the interest-related OTTI is reported in IMR. All other net realized capital gains and losses for other invested assets resulting from changes in the general level of interest rates and OTTI realized capital losses for other invested assets and bonds that are not a result of changes in the general level of interest rates are reported in the Statements of Operations and used in the calculation of the AVR provision, the change of which is reported within unassigned surplus.
Investment income primarily consists of interest, dividends, income from limited partnership interests, rental income from real estate and amortization of any premium or discount. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for LBASS is determined considering estimated pay-downs, including prepayments, obtained from third-party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For LBASS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. In periods subsequent to the recognition of an OTTI on a bond, including LBASS, the difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income. Accrual of income is suspended for other-than-temporarily impaired bonds when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans and bank loans that are in default or when the full and timely collection of principal and interest payments is not probable. Cash receipts on investments on
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nonaccrual status are generally recorded as a reduction of carrying value. Cash distributions received from investments in joint ventures, partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed. Any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment.
Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other than temporary declines in fair value, expirations and settlements of certain derivatives. Realized capital gains and losses on investment sales are determined on a specific identification basis.
The Company has a comprehensive portfolio monitoring process to identify and evaluate each bond, including LBASS, and common and preferred stock, whose carrying value may be other-than-temporarily impaired. For each bond, excluding LBASS, in an unrealized loss position (fair value is less than amortized cost), the Company assesses whether management with the appropriate authority has made a decision to sell the bond prior to its maturity at an amount below its carrying value. If the decision has been made to sell the bond, the bond’s decline in fair value is considered other than temporary and the Company recognizes a realized capital loss equal to the difference between the amortized cost and the fair value of the bond at the balance sheet date the assessment is made. If the Company has not made the decision to sell the bond, but it is probable the Company will not be able to collect all amounts due according to contractual terms, the bond’s decline in value is considered other-than-temporarily impaired, and a write-down of the amortized cost to fair value is required. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.
For LBASS, the Company assesses whether management with the appropriate authority has made a decision to sell each LBASS in an unrealized loss position or does not have the intent and ability to retain the LBASS for a period of time sufficient to recover the amortized cost basis. If either situation exists, the security’s decline in value is considered other-than-temporarily impaired and the security is written down as a realized capital loss to fair value. If management has not made the decision to sell the LBASS and management intends to hold the security for a period of time sufficient to recover the amortized cost basis, the Company analyzes the present value of the discounted cash flows expected to be collected. If the present value of the discounted cash flows expected to be collected is less than the amortized cost, the security is considered other-than-temporarily impaired and the Company recognizes a realized capital loss for the difference between the present value of the discounted cash flows and the amortized cost. For securities with an NAIC designation of 6, unrealized losses that are not deemed other-than-temporarily impaired are reflected in the Company’s unassigned surplus.
For common and preferred stocks, the Company considers various factors, including whether the Company has the intent and ability to hold the stock for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the stock’s decline in fair value is other than temporary and the difference between the stock’s cost and fair value is recognized as a realized capital loss. A decision to sell stock for an amount below its cost would be an other than temporary decline and a realized capital loss is recorded. For stocks managed by a third-party, either the Company has contractually retained its decision making authority as it pertains to selling stocks that are in an unrealized loss position or it recognizes an unrealized loss at the end of the period through a charge to realized capital loss.
The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds, including LBASS) or cost (for stocks) is below internally established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential OTTI using all reasonably available information relevant to the collectibility or recovery of the security. Inherent in the Company’s evaluation of OTTI for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: (1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; (2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and (3) the length of time and extent to which the fair value has been less than amortized cost or cost.
Impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. OTTI adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. The carrying value of real estate is adjusted for OTTI only if it is not recoverable and exceeds fair value.
Due and accrued investment income is recorded as an asset, with three exceptions. Due and accrued investment income on mortgage loans in default, where interest is more than 180 days past due, is nonadmitted. Due and accrued investment income for investments other than mortgage loans, that is more than 90 days past due, is nonadmitted. In addition, due and accrued investment income that is determined to be uncollectible, regardless of its age, is written off in the period that determination is made. All due and accrued investment income was admitted as of December 31, 2022 and 2021.
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Derivative financial instruments
Derivative financial instruments include interest rate, total return, credit default and foreign currency swap agreements, foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. When derivatives meet specific criteria, they may be designated as accounting hedges, which means they may be accounted for and reported on in a manner that is consistent with the hedged asset or liability. Derivatives that are not designated as accounting hedges are accounted for on a fair value basis, with changes in fair value recorded as unrealized capital gains or losses in unassigned surplus. The determination of the AVR and IMR impact of realized capital gains and losses on derivatives is based on how the realized capital gains and losses of the underlying asset is reported. The Company’s accounting policy for the various types of derivative instruments is discussed further in Note 5.
AVR and IMR
The Company establishes the AVR and IMR as promulgated by the NAIC. The AVR offsets potential credit-related investment losses and volatility in recorded changes in fair value measurements on all invested asset categories excluding cash, contract loans, premium notes, collateral notes and income receivables. The AVR calculation is formula-based and considers the prior year reserve balance, the current year’s realized credit-related (default) and equity capital gains and losses, net of capital gains tax, and the current year’s unrealized capital gains and losses, net of deferred taxes thereon, applicable to the invested asset categories that are grouped within the default and equity components. The default component includes long-term bonds, short-term bonds, derivatives and mortgage loans. The equity component includes common stocks and other invested assets. Other invested assets consist of investments in joint ventures, partnerships, limited liability companies, low income housing tax credit property investments, collateral loans and surplus notes. The undistributed earnings or losses from investments in joint ventures, partnerships and limited liability companies are reported as changes in unrealized capital gains and losses and included in the AVR. Cash distributions received from investments in joint ventures, partnerships and limited liability companies are recognized in investment income to the extent that they are not in excess of the undistributed accumulated earnings attributable to the investee and the unrealized gain would be reversed, whereas, any distributions that are in excess of the undistributed accumulated earnings attributable to the investee reduce the carrying amount of the investment. Realized and unrealized capital gains increase the AVR and realized and unrealized capital losses decrease the AVR. The Company’s total AVR is generally limited to a maximum amount of credit-related reserve that is calculated using a set of factors applied to the admitted asset values of the various invested asset categories. Total AVR in one sub-component of either the default or equity component that is in excess of the maximum reserve must be transferred to the “sister” sub-component if that sub-component’s total AVR is below its maximum reserve. If the total AVR in either of the combined default or equity component is in excess of the combined maximum reserve, the Company may transfer the excess to the other component if that component’s total AVR is below its maximum reserve, or the excess reserve may be released to unassigned surplus. In general, decreases in the Company’s total invested assets portfolio will decrease the total AVR and increases will increase the total AVR.
The IMR captures the realized capital gains and losses that result from changes in the overall level of interest rates and amortizes them into investment income over the approximate remaining life of the investments sold. The IMR includes all realized capital gains and losses, net of capital gains tax thereon, due to interest rate changes on fixed income investments, mortgage loans and derivatives, and excludes credit-related realized capital gains and losses on default component invested assets, realized capital gains and losses on equity investments and unrealized capital gains and losses. After a realized capital gain or loss has been identified as interest-related and an expected maturity date has been determined, a company may select either a grouped method or seriatim method for calculating the IMR amortization. The Company has elected to use the grouped method in calculating its IMR amortization. The total IMR is calculated by adding the current year’s interest-related capital gains and losses, net of capital gains tax, to the prior year reserve and subtracting the current year’s amortization released to the Statements of Operations. A negative IMR is reported as a nonadmitted asset. Make whole fees and prepayment penalties are recorded as investment income and not included in the IMR.
Securities loaned
The Company’s business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions are reinvested in cash equivalents, short-term investments or bonds.
Repurchase Agreements
The Company is a party to secured financing transactions whereby certain securities are sold under repurchase agreements, in which the Company transfers securities in exchange for cash, with an agreement by the Company to repurchase the same or substantially similar securities at agreed-upon dates specified in the repurchase agreements. Under the repurchase agreements the Company requires collateral equal to, at a minimum, 97 percent of the fair value of the transferred securities. Cash collateral received is invested in various securities which are reported as invested assets on the Company’s Statement of Financial Position and the offsetting collateral liabilities are classified as repurchase agreements and included in aggregate write-ins for liabilities. The reinvested collateral subject to repurchase agreements are classified as restricted assets.

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The Company manages risk associated with repurchase agreements through counterparty selection and collateral requirements. Repurchase agreements remain subject to counterparty risk and risk of changes in the fair value of the transferred securities. Losses may be recognized if the counterparty defaults or if the fair value of the transferred securities decline to below the amount by which the Company is required to repurchase the securities.

Off-balance-sheet financial instruments
Commitments to invest, commitments to extend loans, and commitments to purchase private placement securities have off-balance-sheet risk because their contractual amounts are not recorded in the Company’s Statements of Financial Position. The details of the off-balance-sheet commitments are discussed further in Note 5.
Premiums and annuity considerations
Annual premiums for most traditional life insurance policies are recognized as revenue on the policy anniversary date. Premiums, based on modal payment, for accident and health insurance, group life and certain immaterial traditional life insurance policies are recognized as revenue when due. Considerations received for supplementary contracts with life contingencies are recognized as revenue when due. Premiums for all single and flexible premium life insurance and annuity products are recognized as revenue when collected. Considerations received on deposit-type funds, which do not contain any life contingencies, are recorded directly to the related reserve liability.
Premiums written and not yet collected from policyholders are shown as a receivable, with balances older than 90 days nonadmitted.
Reserves for policy benefits
The Company adopted Principles Based Reserving (“PBR”) which are computed actuarially according to the Valuation Manual Section 20 method with interest, mortality and other assumptions applied in compliance with statutory regulations for life policies issued on or after January 1, 2020.
Policy benefit reserves for traditional and flexible premium life insurance policies excluding PBR policies are computed actuarially according to the Commissioners' Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for annuity products are calculated according to the Commissioners' Annuity Reserve Valuation Method with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for modified guaranteed annuity products are calculated according to Title 50 of the Illinois Administrative Code, Part 1410 with interest and mortality assumptions in compliance with statutory regulations.
Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of contractholders, less surrenders and withdrawals that represent a return to the contractholder. For deposit-type funds with no cash values prior to maturity, reserves are present values of contractual payments with interest assumptions in compliance with statutory regulations. Tabular interest on deposit-type funds is calculated as the prescribed valuation interest rate times the mean amount of funds subject to such rate held at the beginning and end of the year of valuation.
On February 25, 2022, the Company received approval of membership in the Federal Home Loan Bank of Chicago (“FHLB”). In connection with membership, the Company purchased stock in the FHLB. Acquisition of FHLB capital stock allows members to conduct business activity (borrowings) from the FHLB. These borrowings may take different forms such as debt or funding agreements. All amounts borrowed by the Company in 2022 were in the form of a funding agreement. The Company measures its’ liability for the amounts borrowed in accordance with SSAP No. 52, Deposit-Type Contracts.
Policy benefit reserves for accident and health and group life insurance products include claim reserves, contract reserves and unearned premiums, if applicable. Claim reserves, including incurred but not reported claims, represent management's estimate of the ultimate liability associated with unpaid policy claims, based primarily upon analysis of past experience. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in the Statements of Operations when additional information becomes known.
On traditional life insurance contracts, the Company waives deduction of deferred fractional premiums upon the death of the insured and returns any portion of the final premium beyond the date of death. Surrender values are not contracted in excess of the reserve as legally computed. For life contracts, the cost of additional mortality for each policy is assumed to equal the additional premium charged for that policy period and is reserved accordingly. Additional premiums are collected for policies issued on substandard lives. Reserves are held in a manner consistent with traditional policies. For annuity contracts issued as substandard, reserves are calculated according to Actuarial Guidelines IX-A and IX-C as applicable.
Tabular interest, tabular less actual reserves released and tabular cost are determined by formula as described in the APPM. Tabular interest for contracts not involving life contingencies represents the net amount credited taking into account increments of premiums and annuity considerations and decrements of benefits, withdrawals, loads and policy charges.
Reinsurance
The Company reinsures certain of its risks to other insurers primarily under the following types of reinsurance agreements: yearly renewable term, coinsurance, coinsurance with funds withheld and modified coinsurance agreements. These agreements
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result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.
The amounts reported in the Statements of Financial Position as amounts recoverable from reinsurers include amounts billed to reinsurers for losses paid and experience refunds due. Contract claims are reported net of reinsurance recoverables on unpaid losses, which represent estimates of amounts expected to be recovered from reinsurers on incurred losses that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contract and in accordance with the coverage, terms and conditions of the reinsurance agreement. Reinsurance premiums are generally reflected in income in a manner consistent with the terms of the reinsurance agreements. Reinsurance does not extinguish the Company’s primary liability under the policies written. Reinsurance recoverable balances that are current and from authorized reinsurers are reported as admitted assets. Reinsurance recoverable balances from unauthorized reinsurers require collateral at least equal to the amount recoverable, or the recoverable balance is nonadmitted. Reinsurance recoverable balances from unauthorized reinsurers where the Company retains assets on a funds withheld basis are reported as admitted assets. All reinsurance recoverable balances that are 90 days past due are nonadmitted. If it is probable that reinsurance recoverables on paid or unpaid claim or benefit payments are uncollectible, these amounts are written off through a charge to the Statements of Operations.
Income taxes
The income tax provision is calculated under the liability method. DTAs and deferred tax liabilities (“DTLs”) are recorded based on the difference between the statutory financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from net unrealized capital gains and losses on certain investments carried at fair value. The net change in DTAs and DTLs is applied directly to unassigned surplus. The nonadmitted portion of gross DTAs is determined by applying the rules prescribed by SSAP No. 101, Income Taxes (“SSAP No. 101”).
The application of SSAP No. 101 requires the Company to evaluate the recoverability of DTAs and to establish a statutory valuation allowance adjustment (“valuation allowance”) if necessary to reduce the DTA to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs; and (7) any tax planning strategies that the Company would employ to avoid an operating loss or tax credit carryforward from expiring unused. Although the realization is not assured, management believes it is more likely than not that the DTAs, net of valuation allowance, will be realized.
The stock of the Company was acquired on November 1, 2021 by EUHC. For tax purposes, the transaction was treated as a reinsurance transaction. This treatment resulted in the reset of the tax bases of assets, which impacted the related deferred tax values. The net impact to the deferred tax values is reported in the effective tax rate analysis, except for those items accelerated by the seller through the current provision, such as the acceleration of accounting method changes, and recognition of deferred intercompany gains and losses.
Separate Accounts
The assets of the Separate Accounts are carried at fair value. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings. Reserves for guarantees provided by the Company are included in the Company’s General Account.
The Company holds on a direct basis and assumes via a modified coinsurance agreement, reserves for variable annuity contracts and variable life policies at less than the fund balances carried in the Separate Accounts. The difference between the reserves and the fund balances of the Separate Accounts is transferred from the Separate Accounts to the General Account, and the majority of the variable annuity portion is subsequently reinsured via a modified coinsurance agreement. Premiums, contract benefits, reserve transfers, policy loans and policyholder charges are also transferred from the Separate Accounts to the General Account.
Separate Accounts premium deposits, benefit expenses and contract charges for mortality risk, and contract and policy administration are recorded by the Company and reflected in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support variable annuity contracts and variable life policies accrue directly to the contractholders and, therefore, are not included in the Statements of Operations. Investment income, realized capital gains and losses and changes in unrealized capital gains and losses related to assets which support indexed variable annuity contracts accrue to the Company. Gains or losses from the indexed variable annuity business, net of reinsurance, are included in net transfers to or (from) Separate Accounts in the Statements of Operations. Reserve liabilities for indexed variable annuity contracts are valued using a prescribed statutory valuation interest rate.

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3. Sale of Allstate Life Insurance Company of New York
On March 29, 2021, the Company, AIC, AIH and AFIHC entered into a Stock Purchase Agreement (“ALNY Purchase Agreement”) with Wilton Reassurance Company (“WRAC”) to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company and Intramerica Life Insurance Company (“ILIC”), a wholly owned subsidiary of AFIHC for $220 million in cash plus the growth in statutory value through the sale date. This transaction resulted in the Company’s divestiture of all of its New York life and annuities business. The necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021.
ALNY was classified as held for sale beginning March 31, 2021. The carrying value of ALNY immediately prior to the classification as held for sale was $556 million. The amount of loss recognized from the sale of ALNY in 2021 and the cumulative amount of loss recognized since the classification of ALNY as held for sale was $281 million primarily recorded in net realized capital gains (losses).

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4. Investments
Fair values
The following table summarizes the statement value, gross unrealized gains, gross unrealized losses and fair value of the Company’s bonds and SVO-identified investments, excluding bonds that have been written down to fair value as of December 31:

($ in millions)	Statement value	Gross unrealized		Fair value
		Gains	Losses
December 31, 2022
Industrial and miscellaneous	$10,642	$36	$(1,171)	$9,507
Parent, subsidiaries and affiliates	4,467	—	(376)	4,091
U.S. special revenue	273	3	(36)	240
U.S. governments	56	—	(5)	51
U.S. political subdivisions	185	3	(9)	179

Bank loans
Affiliated bank loans	653	—	(70)	583
Unaffiliated bank loans	149	1	(2)	148
Total bank loans	802	1	(72)	731

States, territories and possessions	38	—	(5)	33
Hybrid securities	69	—	(14)	55
All other governments	10	—	(1)	9
Total bonds	$16,542	$43	$(1,689)	$14,896

December 31, 2021
Industrial and miscellaneous	$14,855	$555	$(128)	$15,282
Parent, subsidiaries and affiliates	1,739	2	—	1,741
U.S. special revenue	501	42	(3)	540
U.S. governments	332	2	(6)	328
U.S. political subdivisions	262	29	(1)	290

Bank loans
Affiliated bank loans	—	—	—	—
Unaffiliated bank loans	112	1	(3)	110
Total bank loans	112	1	(3)	110

States, territories and possessions	54	3	(1)	56
Hybrid securities	98	1	(9)	90
All other governments	12	2	—	14
Total bonds	$17,965	$637	$(151)	$18,451
Unrealized losses
Unrealized losses are calculated as the difference between amortized cost and fair value for the Company’s investment securities, including securities written down to fair value. They result from declines in fair value below amortized cost for bonds, including LBASS, or cost for unaffiliated common stocks, and are evaluated for OTTI. Every security with unrealized losses was included in the portfolio monitoring process.
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The following tables summarize the fair value and gross unrealized losses of bonds and LBASS by the length of time individual securities have been in a continuous unrealized loss position as of December 31.

($ in millions)	2022
	Less than 12 Months		12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$3,786	$(481)	$2,323	$(693)	$(1,174)
LBASS	6,279	(464)	718	(51)	(515)
Unaffiliated common stocks	—	—	—	—	—
Total	$10,065	$(945)	$3,041	$(744)	$(1,689)

($ in millions)	2021
	Less than 12 Months			12 Months or More
	Fair Value	Unrealized Losses		Fair Value		Unrealized Losses	Total Unrealized Losses
Bonds, excluding LBASS	$6,232	$(119)		$385		$(26)	$(145)
LBASS	1,422	(8)		—		—	(8)
Unaffiliated common stocks	—	—		—		—	—
Total	$7,654	$(127)	$(127)	$385	$385	$(26)	$(153)
The following table summarizes the gross unrealized losses by unrealized loss position and credit quality as of December 31, 2022.

($ in millions)	Investment Grade	Below Investment Grade	Total
Bonds, including LBASS with unrealized loss position less than 20% of amortized cost (2)	$(756)	$(96)	$(852)
Bonds, including LBASS with unrealized loss position greater than or equal to 20% of amortized cost (4)	(801)	(36)	(837)
Total unrealized losses (1)(3)	$(1,557)	$(132)	$(1,689)
(1) Below investment grade bonds, including LBASS included $119 million that had been in an unrealized loss position for less than twelve months.
(2) Related to bonds, including LBASS with an unrealized loss position less than 20% of amortized cost, the degree of which suggested that these securities did not pose a high risk of being other-than-temporarily impaired.
(3) Below investment grade bonds, including LBASS included $13 million that had been in an unrealized loss position for a period of twelve or more consecutive months.
(4) Evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contract obligations.
Investment grade is defined as a security having an NAIC designation of 1 or 2, a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Unrealized losses on investment grade securities were principally related to an increase in market yields which may include increased risk-free interest rates or wider credit spreads since the time of initial purchase. Unrealized losses on below investment grade securities were the result of wider credit spreads resulting from higher risk premiums since the time of the initial purchase. The unrealized losses are expected to reverse as the securities approach maturity.
LBASS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of: (1) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, and (2) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread. Municipal bonds in an unrealized loss position, were evaluated based on the underlying credit quality of the primary obligor, obligation type and the quality of the underlying assets.
Unrealized losses on unaffiliated common stocks were primarily related to temporary equity market fluctuations of securities that are expected to recover.
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As of December 31, 2022, the Company had not made a decision to sell and it was not more likely than not the Company would be required to sell bonds, including LBASS, with unrealized losses before recovery of the amortized cost basis. As of December 31, 2022, the Company had the intent and ability to hold LBASS and unaffiliated common stocks with unrealized losses for a period of time sufficient for them to recover.
Scheduled maturities
The scheduled maturities for bonds, cash equivalents and short-term investments were as follows as of December 31, 2022:

($ in millions)	Statement Value	Fair Value
Due in one year or less	$920	$903
Due after one year through five years	6,610	6,293
Due after five years through ten years	5,457	4,790
Due after ten years	3,730	3,085
Total	$16,717	$15,071
Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers.
Net realized capital gains and losses
Net realized capital gains and losses from investment securities including calls consisted of the following:

($ in millions)	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Year Ended December 31, 2022
Bonds	$30	$367	$(337)
Unaffiliated common stocks	1	—	1
Derivatives	124	111	13
Mortgage loans	—	—	—
Preferred stocks	—	—	—
Other invested assets	—	—	—
Cash, cash equivalents and short-term investments	10	10	—
Real estate	—	—	—
	$165	$488	(323)
Capital gain tax benefit			68
Transferred to IMR			225
Total			$(30)

($ in millions)	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Year Ended December 31, 2021
Bonds	$494	$50	$444
Unaffiliated common stocks	580	10	570
Derivatives	28	13	15
Mortgage loans	19	(4)	23
Preferred stocks	7	—	7
Other invested assets	750	130	620
Cash, cash equivalents and short-term investments	—	—	—
Real estate	61	2	59
	$1,939	$201	1,738
Capital gain tax benefit			51
Transferred to IMR			(392)
Total			$1,397
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($ in millions)	Gross Realized Gains	Gross Realized Losses	Net Realized Gains (Losses)
Year Ended December 31, 2020
Bonds	$133	$48	$85
Unaffiliated common stocks	164	99	65
Derivatives	25	8	17
Mortgage loans	—	19	(19)
Preferred stocks	—	1	(1)
Other invested assets	3	32	(29)
Cash, cash equivalents and short-term investments	—	—	—
Real estate	—	—	—
	$325	$207	118
Capital gain tax expense			(25)
Transferred to IMR			(64)
Total			$29
Proceeds from sales of bonds, exclusive of calls, maturities and pay downs were $7.13 billion, $8.36 billion and $2.48 billion in 2022, 2021 and 2020, respectively. Gross gains of $29 million, $491 million and $112 million and gross losses of $359 million, $14 million and $33 million, were realized on sales of bonds, exclusive of calls, maturities and pay downs during 2022, 2021 and 2020, respectively. In addition, the Company recorded $5 million of realized losses due to impaired bonds in 2022. The Company recorded $35 million of realized losses due to impaired bonds and unaffiliated common stocks offset by $7 million mortgage loans credit loss reversal in 2021. The Company recorded $97 million of realized losses due to impaired bonds, preferred stocks and unaffiliated common stocks, short term investments and limited partnerships in 2020.
Municipal bonds
The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31:

(% of total municipal bond statement value)	2022	2021
Texas	30.7%	21.9%
Oregon	16.2	11.3
California	8.5	8.4
New York	6.8	6.1
Hawaii	6.4	6.1
New Jersey	4.1	11.3
Arizona	3.9	5.0
Mortgage loans on real estate
The minimum and maximum lending rates for commercial mortgage loans in 2022 and 2021 were 3.13% and 3.35%, and 8.20% and 4.37%, respectively. The minimum and maximum lending rates for residential mortgage loans in 2022 and 2021 were 3.25% and 3.25%, and 10.50% and 7.05%, respectively.
For commercial loans acquired during 2022 and 2021, the maximum percentage of any one loan to the value of the property at the time of the loan was 79.8% and 65.3%, respectively. For Residential loans acquired during 2022 and 2021, the maximum percentage of any one loan to the value of the property at the time of the loan was 94.3% and 80.0%, respectively.

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The age analysis of the Company’s mortgage loans as of December 31, 2022 and 2021 is presented in the table below. The table also includes the identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement.

($ in millions)	Residential		Commercial
	Insured	All Other	Insured	All Other	Total
Current year
Recorded investment (all)
Current	$—	$1,663	$—	$2,405	$4,068
30-59 days past due	$—	$27	$—	$—	$27
60-89 days past due	$—	$4	$—	$—	$4
90-179 days past due	$—	$3	$—	$—	$3
180+ days past due	$—	$5	$—	$—	$5
Accruing interest 90-179 days past due
Recorded investment	$—	$1	$—	$—	$1
Interest accrued	$—	$—	$—	$—	$—
Accruing interest 180+ days past due
Recorded investment	$—	$1	$—	$—	$1
Interest accrued	$—	$—	$—	$—	$—
Interest reduced
Recorded investment	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$204	$204

Prior year
Recorded investment (all)
Current	$—	$776	$—	$2,192	$2,968
30-59 days past due	$—	$—	$—	$—	$—
60-89 days past due	$—	$—	$—	$—	$—
90-179 days past due	$—	$—	$—	$—	$—
180+ days past due	$—	$—	$—	$—	$—
Accruing interest 90-179 days past due
Recorded investment	$—	$—	$—	$—	$—
Interest accrued	$—	$—	$—	$—	$—
Accruing interest 180+ days past due
Recorded investment	$—	$—	$—	$—	$—
Interest accrued	$—	$—	$—	$—	$—
Interest reduced
Recorded investment	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%
Participant or co-lender in a mortgage loan agreement
Recorded investment	$—	$—	$—	$248	$248
Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable the Company will not collect the contractual principal and interest. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.
The debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment and represents the amount of estimated cash flow from the property available to the borrower to meet principal and interest payment obligations. The ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.
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The following table reflects the carrying value of non-impaired fixed rate and variable rate mortgage loans summarized by the debt service coverage ratio distribution as of December 31:

($ in millions)	2022			2021
Debt Service Coverage Ratio Distribution	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total	Fixed Rate Mortgage Loans	Variable Rate Mortgage Loans	Total
Below 1.0	$185	$67	$252	$215	$—	$215
1.0 - 1.25	576	8	584	174	—	174
1.26 - 1.50	644	12	656	338	—	338
Above 1.50	2,544	71	2,615	2,241	—	2,241
Total non-impaired mortgage loans	$3,949	$158	$4,107	$2,968	$—	$2,968
Mortgage loans with a debt service coverage ratio below 1.0 that are not considered impaired primarily relate to instances where the borrower has the financial capacity to fund the revenue shortfalls from the properties for the foreseeable term, the decrease in cash flows from the properties is considered temporary, or there are other risk mitigating circumstances such as additional collateral, escrow balances or borrower guarantees.
The Company did not have any investments in impaired mortgage loans as of December 31, 2022 or 2021.
The Company did not have impaired residential mortgage loans as of December 31, 2022 or 2021.
The Company's mortgage loan portfolio is substantially all non-recourse to the borrower and collateralized by a variety of commercial and residential real estate property types located throughout the United States. The following table shows the principal geographic distribution of commercial and residential real estate exceeding 5% of the mortgage loan portfolio as of December 31:

(% of mortgage loan portfolio carrying value)	2022	2021
Texas	14.4%	18.2%
Florida	11.1	4.0
California	8.4	13.1
New Jersey	5.2	3.7
Illinois	3.5	9.4

The types of properties collateralizing the mortgage loan portfolio as of December 31 were as follows:

(% of mortgage loan portfolio carrying value)	2022	2021
Apartment complexes	43.0%	32.9%
Residential homes	21.6	19.0
Office buildings	12.5	19.7
Warehouse	9.1	12.5
Retail	5.1	8.7
Other	8.7	7.2
Total	100.0%	100.0%
Debt restructuring
The Company did not have any investments in restructured loans as of December 31, 2022 or 2021. The Company did not recognize realized capital gains or losses related to these loans in 2022. The Company recognized realized capital losses related to these loans of $9 million in 2021 and $1 million in 2020. The Company did not have contractual commitments to extend credit to debtors owing receivables whose terms have been modified in troubled debt restructurings as of December 31, 2022 or 2021.

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Loan-backed securities
The Company held LBASS as of December 31, 2022 and 2021. Prepayment assumptions for LBASS were obtained from external sources and, if not available, developed internally. The following table presents the aggregate amortized cost of LBASS before recognized OTTI, the amount of OTTI recognized and the fair value of those securities.

($ in millions)	2022			2021
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss	Fair Value
OTTI recognized 1st Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	—	—	—	—	—	—
Total 1st Quarter	$—	$—	$—	$—	$—	$—

OTTI recognized 2nd Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	47	28	19
Present value of cash flows expected to be collected is less than the amortized cost basis	—	—	—	—	—	—
Total 2nd Quarter	$—	$—	$—	$47	$28	$19

OTTI recognized 3rd Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	4	1	3	1	—	1
Total 3rd Quarter	$4	$1	$3	$1	$—	$1

OTTI recognized 4th Quarter
Intent to sell	$—	$—	$—	$—	$—	$—
Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis	—	—	—	—	—	—
Present value of cash flows expected to be collected is less than the amortized cost basis	—	—	—	—	—	—
Total 4th Quarter	$—	$—	$—	$—	$—	$—
Annual Aggregate Total		$1			$28
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The following table presents the percent of statement value of the Company’s LBASS portfolio that is comprised of asset-backed securities (“ABS”), residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”) as of December 31:

	2022	2021
ABS	68%	75%
CMBS	27	25
RMBS	5	—
Total	100%	100%
Ninety-three percent and ninety-five percent of the ABS had an NAIC designation of 1 or 2 and the majority were backed by corporate and industrial and miscellaneous obligations as of December 31, 2022 and 2021, respectively.
One hundred percent and ninety-nine percent of the CMBS had an NAIC designation of 1 or 2 as of December 31, 2022 and 2021, respectively.
All the RMBS had an NAIC designation of 1 or 2 as of December 31, 2022 and 2021.
The following LBASS were other-than-temporarily impaired at the end of each quarter presented, as a result of the discounted present value of the cash flows expected to be collected being less than amortized cost.

($ in millions)
CUSIP	Book/Adjusted Carrying Value Amortized Cost Before Current Period OTTI	Present Value of Projected Cash Flows	Recognized OTTI	Amortized Cost After OTTI	Fair Value At Time of OTTI	Date of Financial Statement Where Reported
606935AM6	$4	$3	$1	$3	$3	9/30/2022
Total			$1

46629GAJ7	$1	$1	$—	$1	$1	9/30/2021
Total			$—
Real estate
The Company recognized net gains of $59 million on the sales of multiple real estate investments in 2021. Gains and losses on the sale of real estate investments are reported in realized capital gains or losses. As of December 31, 2022 or 2021, the Company did not hold investments in real estate.
LIHTC property investments
The Company had LIHTC property investments as of December 31, 2022 of which the number of remaining years of unexpired tax credits ranged from 3 to 12 years as of December 31, 2022. The Company did not have LIHTC property investments as of December 31, 2021. The Company did not recognize any LIHTC tax benefits during 2022. The net amount of LIHTC and other tax benefits recognized during 2021 was $51 million. The balance of the admitted LIHTC property investments recognized within other invested assets was $475 thousand and $0 as of December 31, 2022 and 2021, respectively.
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Restricted assets
Restricted assets (including pledged) consisted of the following as of December 31:

($ in millions)	2022
Restricted Asset Category	Total General Account (G/A)	Total S/A Restricted Assets	Total	Total From Prior Year	Increase/(Decrease)
Collateral held under security lending agreements	$—	$—	$—	$—	$—
Letter stock or securities restricted as to sale – excluding FHLB capital stock	—	—	—	—	—
Subject to repurchase agreements	748	—	748	—	748
FHLB capital stock	3	—	3	—	3
On deposit with states	16	—	16	20	(4)
On deposit with other regulatory bodies	3	—	3	—	3
Pledged as collateral to FHLB (including assets backing funding agreements)	68	—	68	—	68
Collateral pledged for derivatives	4	—	4	3	1
Other restricted assets - Puerto Rico bonds required to be held	1	—	1	1	—
Other restricted assets – Syngenta Finance NV	1	—	1	5	(4)
Total restricted assets	$844	$—	$844	$29	$815

(continued)
Restricted Asset Category	Total Nonadmitted Restricted	Total Admitted Restricted	% of Gross (Admitted & Nonadmitted) Restricted to Total Assets	% of Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$—	$—	—%	—%
Letter stock or securities restricted as to sale – excluding Federal Home Loan Bank (“FHLB”) capital stock	—	—	—	—
Subject to repurchase agreements	—	748	2.8	2.8
FHLB capital stock	—	3	—	—
On deposit with states	—	16	0.1	0.1
On deposit with other regulatory bodies	—	3	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	—	68	0.3	0.3
Collateral pledged for derivatives	—	4	—	—
Other restricted assets - Puerto Rico bonds required to be held	—	1	—	—
Other restricted assets – Syngenta Finance NV	—	1	—	—
Total restricted assets	$—	$844	3.2%	3.2%
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($ in millions)	2021
Restricted Asset Category	Total General Account (G/A)	Total S/A Restricted Assets	Total	Total From Prior Year	Increase/(Decrease)
Collateral held under security lending agreements	$—	$—	$—	$255	$(255)
Letter stock or securities restricted as to sale – excluding Federal Home Loan Bank (“FHLB”) capital stock	—	—	—	139	(139)
Subject to repurchase agreements	—	—	—	—	—
FHLB capital stock	—	—	—	—	—
On deposit with states	20	—	20	20	—
On deposit with other regulatory bodies	—	—	—	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	—	—	—	—	—
Collateral pledged for derivatives	3	—	3	10	(7)
Other restricted assets - Puerto Rico bonds required to be held	1	—	1	4	(3)
Other restricted assets – Syngenta Finance NV	5	—	5	—	5
Total restricted assets	$29	$—	$29	$428	$(399)

(continued)
Restricted Asset Category	Total Nonadmitted Restricted	Total Admitted Restricted	% of Gross (Admitted & Nonadmitted) Restricted to Total Assets	% of Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$—	$—	—%	—%
Letter stock or securities restricted as to sale – excluding Federal Home Loan Bank (“FHLB”) capital stock	—	—	—	—
Subject to repurchase agreements	—	—	—	—
FHLB capital stock	—	—	—	—
On deposit with states	—	20	0.1	0.1
On deposit with other regulatory bodies	—	—	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	—	—	—	—
Collateral pledged for derivatives	—	3	—	—
Other restricted assets - Puerto Rico bonds required to be held	—	1	—	—
Other restricted assets – Syngenta Finance NV	—	5	—	—
Total restricted assets	$—	$29	0.1%	0.1%
For letter stock or securities restricted as to sale, excluding FHLB capital stock, the nature of restriction is executive order. All trading is restricted, pursuant to Exective Order 13959, barring transactions in communist Chinese military companies. Trading is prohibited until further notice by Blackstone Central Compliance.
The following table summarizes collateral received and reflected as assets within the Company’s financial statements as of December 31:

($ in millions)	2022
Collateral Assets	Book/Adjusted Carrying Value (“BACV”)	Fair Value	% of BACV of Total Assets (Admitted and Nonadmitted	% of BACV of Total Admitted Assets
General Account:
Cash, cash equivalents and short-term investments	$561	$561	2.3%	2.3%
Total collateral assets	$561	$561	2.3%	2.3%
The Company did not have collateral received reported as assets as of December 31, 2021.
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The Company’s obligations to return collateral assets (General Account) was $561 million as of December 31, 2022 and accounted for 2.5% of the Company’s total liabilities as of December 31, 2022. The Company did not have obligations to return collateral assets as of December 31, 2021.
Prepayment penalty and acceleration fees
The following table provides the number of CUSIPs sold, redeemed or otherwise disposed of and the aggregate amount of investment income generated for bonds, including LBASS, sold, redeemed or otherwise disposed of as a result of a callable feature for the years ended December 31:

($ in millions)	2022		2021		2020
	General Account	Separate Account	General Account	Separate Account	General Account	Separate Account
Number of CUSIPs	52	—	218	1	416	3
Aggregate amount of investment income	$4	$—	$43	$—	$34	$1

86 PROSPECTUS

5. Fair Value Measurements
Fair value is defined, per SSAP No. 100R, Fair Value (“SSAP No. 100R”), as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SSAP No. 100R identified three valuation techniques which are used, either independently or in combination, to determine fair value: (1) market approach; (2) income approach; and (3) cost approach. SSAP No. 100R also contains guidance about observable and unobservable inputs, which are assumptions that market participants would use in pricing an asset or liability. To increase consistency and comparability in fair value measurements, the fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels: 1, 2 and 3. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Certain assets are measured utilizing net asset value (“NAV”) as a practical expedient to determine fair value.
The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.
The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy:
(1) Specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.
(2) Quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.
87 PROSPECTUS

The following tables summarize the Company’s assets and liabilities measured and reported at fair value in the Statements of Financial Position as of December 31:

($ in millions)	2022
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Bonds
Industrial and miscellaneous	$—	$—	$—	$—	$—
Total bonds	—	—	—	—	—

Unaffiliated common stocks
Industrial and miscellaneous	—	—	4	11	15
Total unaffiliated common stocks	—	—	4	11	15

Cash equivalents
Money market mutual funds	98	—	—	—	98

Derivative assets
Interest rate contracts	—	12	—	—	12
Equity and index contracts	—	52	—	—	52
Total derivative assets	—	64	—	—	64

Separate Accounts assets	1,992	21	22	—	2,035
Total assets at fair value/NAV	$2,090	$85	$26	$11	$2,212

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$—	$(30)	$—	$—	$(30)
Foreign currency contracts	—	(1)	—	—	(1)
Total derivative liabilities	—	(31)	—	—	(31)

Separate Accounts - Derivatives	—	—	—	—	—
Total liabilities at fair value	$—	$(31)	$—	$—	$(31)
88 PROSPECTUS

($ in millions)	2021
Description for each class of asset or liability	(Level 1)	(Level 2)	(Level 3)	NAV	Total
Assets at fair value
Bonds
Industrial and miscellaneous	$—	$7	$—	$—	$7
Total bonds	—	7	—	—	7

Unaffiliated common stocks
Industrial and miscellaneous	—	—	—	11	11
Total unaffiliated common stocks	—	—	—	11	11

Cash equivalents
Money market mutual funds	135	—	—	—	135

Derivative assets
Interest rate contracts	—	—	—	—	—
Equity and index contracts	—	126	—	—	126
Total derivative assets	—	126	—	—	126

Separate Accounts assets	2,981	125	29	—	3,135
Total assets at fair value/NAV	$3,116	$258	$29	$11	$3,414

Liabilities at fair value
Derivative liabilities
Equity and index contracts	$—	$(79)	$—	$—	$(79)
Foreign currency contracts	—	—	—	—	—
Total derivative liabilities	—	(79)	—	—	(79)

Separate Accounts - Derivatives	—	(7)	—	—	(7)
Total liabilities at fair value	$—	$(86)	$—	$—	$(86)
Investments in certain common stocks measured and reported at NAV in the Statements of Financial Position and presented in the table above are generally not redeemable with the issuing corporation and cannot be sold without approval of the managing members. Distributions of income are usually received from the sale of common stock or the liquidation of the underlying asset or assets of the issuing corporation over the life of these investments, typically 3-7 years. There are no remaining commitments to invest in these investments over their remaining lives.
The Company consistently follows its policy for determining when transfers between levels are recognized. The policy about the timing of recognizing transfers into Level 3 is the same as that for recognizing transfers out of Level 3.
There were no transfers in or out of Level 3 during 2022. Transfers into Level 3 during 2021 included securities measured at lower of cost or market and reported at fair value in 2021 and at cost in 2020. Transfers out of Level 3 during 2021 included securities measured at lower of cost or market and reported at cost in 2021 and at fair value in 2020.
In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.
Listed below is a summary of the significant valuation techniques for assets and liabilities measured and reported at fair value.
Level 2 measurements
•Bonds - Includes corporate bonds and ABS.
The fair value of bonds in Level 2 is primarily based on quoted prices for identical or similar assets in markets that are not active combined with other observable market data to determine fair value.
•Derivatives - Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active. Over-the-counter (“OTC”) derivatives, including foreign exchange forward contracts, total return swap agreements and credit default swap agreements, are valued using models that rely on
89 PROSPECTUS

inputs such as interest rate yield curves, implied volatilities, index price levels, currency rates, and credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.
•Separate Accounts - Indexed variable annuity contracts may be supported by corporate bonds, including those that are privately placed. The primary inputs to the valuation for publicly traded corporate bonds include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Privately placed corporate bonds are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. In addition, indexed variable annuity contracts may be supported by exchange listed derivatives that are not actively traded and are valued based on quoted prices for identical instruments in markets that are not active.
Level 3 measurements
•Bonds - Includes corporate bonds, including bank loans and ABS.
Corporate bonds, including those that are privately placed, and bank loans are valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs include an interest rate yield curve, as well as published credit spreads for similar assets that incorporate credit quality and industry sector of the issuer. ABS are valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable.
•Unaffiliated common stocks - The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 measurements.
•Separate Accounts - Indexed variable annuity contracts are supported by mortgage loans. The fair value of mortgage loans on real estate is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics using similar types of properties as collateral.
As of December 31, 2022 or 2021, the Company did not have bonds measured and reported at fair value within Level 3. As of December 31, 2022, the Company had unaffiliated common stocks of $4 million in Level 3 valued based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 measurements. As of December 31, 2021, the Company did not have unaffiliated common stocks measured and reported at fair value within Level 3. The Company had separate accounts assets of $22 million and $29 million measured and reported at fair value within Level 3 as of December 31, 2022 and 2021, respectively.
90 PROSPECTUS

The following tables present the rollforward of Level 3 assets and liabilities measured and reported at fair value:

($ in millions)
Description	Beginning balance as of 01/01/2022	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in net income	Total gains and (losses) included in surplus
Bonds
Industrial and miscellaneous	$—	$—	$—	$—	$—
Bank loans	—	—	—	—	—

Unaffiliated common stocks
Industrial and miscellaneous	—	—	—	—	—

Separate Accounts assets	29	—	—	—	(2)
Total assets and liabilities	$29	$—	$—	$—	$(2)

(continued)
Description	Purchases	Issuances	Sales	Settlements	Ending balance as of 12/31/2022
Bonds
Industrial and miscellaneous	$—	$—	$—	$—	$—
Bank loans	—	—	—	—	—

Unaffiliated common stocks
Industrial and miscellaneous	4	—	—	—	4

Separate Accounts assets	—	—	—	(5)	22
Total assets and liabilities	$4	$—	$—	$(5)	$26
91 PROSPECTUS

($ in millions)
Description	Beginning balance as of 01/01/2021	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in net income	Total gains and (losses) included in surplus
Bonds
Industrial and miscellaneous	$47	$8	$(6)	$(27)	$6
Bank loans	2	—	(2)	—	—

Unaffiliated common stocks
Industrial and miscellaneous	—	—	—	—	—

Separate Accounts assets	43	—	—	—	(1)
Total assets and liabilities	$92	$8	$(8)	$(27)	$5

(continued)
Description	Purchases	Issuances	Sales	Settlements	Ending balance as of 12/31/2021
Bonds
Industrial and miscellaneous	$—	$—	$(28)	$—	$—
Bank loans	—	—	—	—	—

Unaffiliated common stocks
Industrial and miscellaneous	5	—	(5)	—	—

Separate Accounts assets	—	—	—	(13)	29
Total assets and liabilities	$5	$—	$(33)	$(13)	$29
Presented below are the aggregate fair value estimates and the admitted values of financial instruments as of December 31. The Company was able to estimate the fair value of its bonds, including LBASS, and common stocks as of December 31, 2022 and 2021.

Financial assets

($ in millions)	2022
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$7,491	$8,626	$51	$6,683	$757	$—
LBASS	$7,405	$7,916	$—	$7,380	$25	$—
Unaffiliated common stocks	$15	$15	$—	$—	$4	$11
Mortgage loans on real estate	$3,770	$4,107	$—	$—	$3,770	$—
Cash equivalents	$273	$273	$273	$—	$—	$—
Short-term investments	$25	$25	$—	$—	$25	$—
Derivatives	$65	$65	$—	$65	$—	$—
Other invested assets:
Unaffiliated surplus notes	$—	$—	$—	$—	$—	$—
Separate Accounts	$2,035	$2,035	$1,992	$21	$22	$—
92 PROSPECTUS

($ in millions)	2021
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	NAV
Bonds:
Other than LBASS	$15,396	$14,912	$327	$14,932	$137	$—
LBASS	$3,055	$3,053	$—	$2,892	$163	$—
Unaffiliated common stocks	$11	$11	$—	$—	$—	$11
Mortgage loans on real estate	$3,034	$2,968	$—	$—	$3,034	$—
Cash equivalents	$985	$985	$985	$—	$—	$—
Short-term investments	$217	$217	$—	$217	$—	$—
Derivatives	$126	$126	$—	$126	$—	$—
Other invested assets:
Unaffiliated surplus notes	$12	$12	$—	$12	$—	$—
Separate Accounts	$3,135	$3,135	$2,981	$125	$29	$—
The fair value of bonds in Level 1 is based on unadjusted quoted prices for identical assets in active markets the Company can access. The fair value of publicly traded bonds in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Non-publicly traded bonds in Level 2 are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer. The fair value of municipal bonds in Level 3 not rated by third-party credit rating agencies, but receiving an NAIC designation is based on quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. Also included are municipal bonds valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable and municipal bonds in default valued based on the present value of expected cash flows. The fair value of corporate bonds in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs for corporate bonds include an interest rate yield curve, as well as published credit spreads for similar assets that incorporate the credit quality and industry sector of the issuer. The fair value of LBASS in Level 2 is primarily based on valuation models utilizing quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads to determine fair value. Certain LBASS in Level 2 are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable. The fair value of LBASS in Level 3 is primarily based on non-binding broker quotes where the inputs have not been corroborated to be market observable or internal models with non-market observable inputs.
The fair value of unaffiliated common stocks in Level 3 is based on the valuation methods described earlier in this note. Certain unaffiliated private common stocks carried at fair value, which do not have readily determinable fair values, and are investments in investment companies that measure their assets at fair value on a recurring basis, are reported utilizing NAV as a practical expedient and are excluded from the fair value hierarchy.
The fair value of mortgage loans on real estate in Level 3 is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.
The fair value of cash equivalents in Level 1 is based on unadjusted quoted prices or daily quoted net asset values for identical assets in active markets the Company can access.
The fair value of short-term investments in Level 2 is based on quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. The fair value of short-term investments in Level 3 is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral.
The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.
The fair value of unaffiliated surplus notes in Level 2 is based upon quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.
The fair value of the assets of the Separate Account in Level 1 is based on actively traded mutual funds that have daily quoted net asset values that are readily determinable for identical assets the Company can access. The fair value of the assets of the Separate Accounts in Levels 2 and 3 is based on the valuation methods described earlier in this note.
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Presented below are the aggregate fair value estimates and statement values of financial instruments as of December 31.
Financial liabilities

($ in millions)	2022
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$1,342	$1,420	$—	$—	$1,342	$—
Repurchase agreement under secured borrowing	$552	$552	$—	$552	$—	$—
Derivatives	$32	$32	$—	$32	$—	$—
Separate Accounts - Derivatives	$—	$—	$—	$—	$—	$—

($ in millions)	2021
Type of Financial Instrument	Aggregate Fair Value	Statement Value	(Level 1)	(Level 2)	(Level 3)	NAV
Deposit-type contracts	$1,744	$1,501	$—	$—	$1,744	$—
Repurchase agreement under secured borrowing	$—	$—	$—	$—	$—	$—
Derivatives	$79	$79	$—	$79	$—	$—
Separate Accounts - Derivatives	$7	$7	$—	$7	$—	$—
The fair value of the liability for deposit-type contracts in Level 3 is generally based on the terms of the underlying contracts incorporating current market-based crediting rates for similar contracts that reflect the Company’s own credit risk. Immediate annuities without life contingencies and fixed rate funding agreements are valued at the present value of future benefits using current market-based implied interest rates and reflect the Company’s own credit risk. Fixed annuities are valued at the account value less surrender charges.
The Company received cash under Repurchase Agreement transactions. Repurchase Agreements are short term in nature and therefore the carrying amount of these liabilities approximates fair value.
The fair value of derivatives in Level 2 is based on the valuation methods described earlier in this note.
Derivative financial instruments
Derivative financial instruments utilized by the Company during 2022 and 2021 included interest rate swap agreements, foreign currency swap agreements, total return and credit default swap agreements, foreign currency forward contracts, futures contracts, interest rate cap agreements and index option contracts. The Company uses derivatives for risk reduction and to increase investment portfolio returns through asset replication. Risk reduction activity is focused on managing the risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates, changes in equity market valuations, increases in credit spreads and foreign currency fluctuations. Asset replication refers to the “synthetic” creation of assets through the use of derivatives. The Company replicates bonds using a combination of a credit default swap agreement or a total return swap agreement and one or more highly rated bonds, primarily investment grade host bonds, to synthetically replicate the economic characteristics of one or more cash market securities. The Company replicates equity returns using total return swap agreements, futures and options to increase equity exposure. With the exception of non-hedge derivatives used for asset replication, all of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instrument on at least a quarterly basis. The Company does not use derivatives for speculative purposes.
The following tables summarize the notional amount, fair value and statement value of the Company’s derivative financial instruments, including those with off-balance sheet risk as of December 31:

($ in millions)	2022
	Notional Amount		Fair Value		Statement Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Swap	$289	$25	$13	$(2)	$13	$(2)
Futures	—	9	—	—	—	—
Options	934	912	52	(30)	52	(30)
Total	$1,223	$946	$65	$(32)	$65	$(32)
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($ in millions)	2021
	Notional Amount		Fair Value		Statement Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Swap	$—	$—	$—	$—	$—	$—
Futures	—	4	—	—	—	—
Options	867	926	126	(79)	126	(79)
Total	$867	$930	$126	$(79)	$126	$(79)
The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements. However, the notional amounts specified in credit default swap agreements where the Company has sold credit protection represent the maximum amount of potential loss, assuming no recoveries. The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements.
The following table summarizes the credit exposure on the Company’s outstanding OTC and cleared contracts as of December 31:

($ in millions)	2022	2021
Swap	$33	$—
Futures	—	—
Options	—	—
Total	$33	$—
Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.
The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements and obtaining collateral where appropriate. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. Other derivatives, including futures and certain option contracts, are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating any potential credit risk.
Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the statement value of OTC and cleared derivative contracts with a positive statement value at the reporting date.
Swaps
Interest rate swap agreements are agreements that periodically exchange the difference between two designated sets of cash flows, (fixed to variable rate, variable to fixed rate, or variable to variable rate), based upon designated market rates or rate indices and a notional amount. The Company primarily uses interest rate swap agreements to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. Cash settlements usually occur at dates specified in individual agreements. The amount of cash exchanged is equal to the difference between the rate in the contract at which the Company receives cash compared to the rate at which the Company is to pay cash.
Foreign currency swap agreements involve the periodic exchange of consideration based on relative changes in two designated currencies and, if applicable, differences between fixed rate and variable cash flows or two different variable cash flows, all based on a pre-determined notional amount. The Company enters into these agreements primarily to reduce the currency risk associated with holding foreign currency denominated investments. Cash settlements are required when the contract matures. The amount of cash exchanged is based on the difference between the specified rate on the date the contract was entered into (contract rate) compared to the actual rate on the settlement date. On the settlement date, the Company will either pay or receive cash equal to the difference between the contract rate and the actual rate multiplied by a specified notional amount.
Total return swap agreements are agreements where one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of an underlying asset, which includes both the income it generates and any capital gains. The Company uses total return swap agreements for asset replication and as a hedge to offset valuation losses in the portfolio during periods of declining market values. Cash settlements usually occur at dates specified in individual
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agreements. The amount of cash exchanged is equal to the difference between the set rate in the contract and the return of the underlying asset.
Credit default swap agreements are used for either buying credit protection or selling credit protection on a specified entity, basket of entities or index. Buying credit protection requires a payment of a premium to a counterparty or a clearing house in exchange for a future cash settlement or a promise to deliver a bond, if a specified credit event occurs. Selling credit protection provides for the receipt of a premium from a counterparty or a clearing house in exchange for a future cash settlement, or a promise to purchase a bond, if a specified credit event occurs. The Company enters into certain credit default swap agreements as a means to buy protection, mitigating the credit risk in a particular bond or bond portfolio, while leaving the security or bond portfolio intact. The Company enters into other credit default swap agreements as replication transactions, enabling greater diversification of credit risk by selling protection on specified entities, or baskets of entities that may not be frequent issuers in the traditional corporate bond market and by selling protection or indices also as a less expensive alternative to the cash market.
Total return swap agreements used as a hedge receive non-hedge accounting treatment. Credit default swap agreements used for buying protection receive non-hedge accounting treatment. Periodic settlements, which represent amounts receivable from/payable to the counterparties or clearing houses are based on the settlement terms within the agreement, and reported as a component of net investment income. The change in the fair value of certain open swap agreements that receive non-hedge accounting treatment are reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision. Total return and credit default swap agreements entered into as replication transactions are valued at amortized cost.
Foreign currency forward contracts involve the future exchange or delivery of foreign currencies based on terms negotiated at the inception of the contract which are settled at the end of the contract. They are primarily used to reduce foreign currency risk associated with holding foreign currency denominated investments. Cash settlement is required when the contract matures. The amount of cash exchanged is based on the difference between the specified rate on the date the contract was entered into (contract rate) compared to the actual rate on the settlement date. On the settlement date, the Company will either pay or receive cash equal to the difference between the contract rate and the actual rate multiplied by the specified notional amount. The change in the fair value of open foreign currency forward contracts is reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision, until closed (e.g. terminated or settled). If the contract was hedging coupon payments of a bond, any gains and losses at closing are reported in net investment income. If the contract was hedging the original principal of a bond or the bond the Company was hedging is sold, any gains and losses at closing are reported in realized capital gains or losses. These contracts receive non-hedge accounting treatment.
Futures
The Company utilizes equity index and interest rate futures contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indices. Futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company utilizes futures contracts to (1) change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates; (2) hedge the equity exposure contained in equity indexed life and annuity product contracts that offer equity returns to contractholders; (3) offset valuation losses in the common and preferred stock portfolios during periods of declining equity market values; and (4) increase equity exposure through asset replication. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of equity index and interest rate futures contracts is always in cash. Daily cash settlements of margin gains or losses for futures contracts receiving fair value hedge accounting treatment are reported in net investment income. The daily cash settlements of margin gains and losses for futures contracts that receive non-hedge accounting treatment and have terminated are reported in net realized capital gains or losses. The daily cash settlements of margin gains and losses for open futures contracts that receive non-hedge accounting treatment are reported as net unrealized capital gains and losses within unassigned surplus and used in the calculation of the AVR provision. Futures contracts receive either fair value hedge accounting or non-hedge accounting treatment, depending on the strategy.
Options
Interest rate cap agreements give the holder the right to receive at a future date, the amount, if any, by which a specified market interest rate exceeds the fixed cap rate, applied to a notional amount. These agreements are utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. Typically a premium is paid to the counterparty at the inception of a contract. Cash is received based on the amount, if any, by which a specified market interest rate exceeds the fixed cap rate, applied to the notional amount. Premiums paid are reported as derivative assets. Periodic settlements received are reported as net investment income. The change in the fair value of open agreements is reported as net unrealized capital gains and losses, within unassigned surplus and used in the calculation of the AVR provision. If an agreement is terminated prior to its expiration date, gains or losses are reported in net realized capital gains or losses. For certain interest rate cap agreements whose premiums are payable in installments, the initial interest rate cap agreement asset is equal to the initial premium payment plus the sum of the remaining premium installments payable. Interest rate cap agreements receive non-hedge accounting treatment.
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Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option's notional amount. When the Company purchases or writes (sells) option contracts at specific prices, a premium is calculated for the right, but not the obligation, to buy/sell the value of an underlying index at a stated price on or before the expiration date of the option. The amount of premium calculated is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. Premiums are paid or received in cash at either the inception of the purchase/sale of the contract or throughout the life of the contract depending on the agreement with the counterparties and brokers. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract (strike price). Purchased and written put and call index option contracts are cash settled upon exercise. If the options are not exercised, then no additional cash is exchanged when the contract expires. Premiums incurred when purchasing option contracts are reported as a derivative asset and premiums received when writing option contracts are reported as a derivative liability.
The Company purchases and writes option contracts to hedge the equity exposure contained in equity indexed life and annuity product contracts that offer equity returns to contractholders. Purchased and written index option contracts used as a hedge receive non-hedge accounting treatment. The change in the fair value of purchased/written option contracts is reported as net unrealized capital gains and losses, within unassigned surplus, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option is reported in realized capital gains or losses. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported as realized capital gains or losses and the corresponding asset/liability previously recorded is reversed. The purchased and written option contracts are accounted for as fair value hedges. The change in the fair value of purchased/written option contracts is reported as net investment income, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option is reported in net investment income. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported as net investment income and the corresponding asset/liability previously recorded is reversed.
The Company purchases and writes option contracts for asset replication and as a hedge to offset valuation losses in the investment portfolio during periods of declining market values. Purchased and written index option contracts used as a hedge receive non-hedge accounting treatment. The change in the fair value of purchased/written option contracts is reported as net unrealized capital gains and losses, within unassigned surplus, with an adjustment to derivative assets/liabilities. The gain or loss on the cash settled exercise of a purchased/written index option is reported in realized capital gains or losses. If the purchased/written option contract expires without being exercised, the premiums paid/received are reported as realized capital gains or losses and the corresponding asset/liability previously recorded is reversed.
Purchased and written index option contracts entered into as replication transactions are valued at amortized cost. Premiums paid for a purchased/written option contract are amortized/accreted into net investment income over the life of the option. The gain or loss on the cash settled exercise of a purchased/written index option contract is reported in realized capital gains or losses.
The Company entered into option contracts which required the payment/receipt of premiums at either the inception of the contract or throughout the life of the contract, depending on the agreement with counterparties and brokers.
In general, the collateral pledged by the Company is in the custody of a counterparty, a clearing house or an exchange. However, the Company has access to this collateral at any time, subject to replacement. For certain exchange traded and cleared derivatives, margin deposits are required as well as daily cash settlements of margin accounts. As of December 31, 2022 and 2021, the Company pledged securities with fair values of $4 million and $4 million in the form of margin deposits, respectively. The Company pledges or obtains collateral for OTC derivative transactions when certain predetermined exposure limits are exceeded. As of December 31, 2022, counterparties pledged $11 million in cash collateral to the Company for OTC derivatives. As of December 31, 2021, the Company did not have any collateral pledged to or from counterparties for OTC derivatives.
A credit default swap agreement (“CDS”) is a derivative instrument, representing an agreement between two parties to exchange the credit risk of a specified entity (or a group of entities), or an index based on the credit risk of a group of entities (all commonly referred to as the “reference entity” or a portfolio of “reference entities”), in return for a periodic premium. In selling protection, CDS are used to replicate bonds and to complement the cash market when credit exposure to certain issuers is not available or when the derivative alternative is less expensive than the cash market alternative. CDS typically have a five-year term.
The Company did not have any CDS notional amounts by credit rating and fair value of protection sold as of December 31, 2022 and 2021.
In selling protection with CDS, the Company sells credit protection on an identified single name and in return receives periodic premiums through expiration or termination of the agreement. With single name CDS, this premium or credit spread generally corresponds to the difference between the yield on the reference entity’s public fixed maturity cash instruments and swap rates at the time the agreement is executed. Credit events are typically defined as bankruptcy, failure to pay, or restructuring, depending on the nature of the reference entities. If a credit event occurs, the Company settles with the counterparty, either through physical settlement or cash settlement. In a physical settlement, a reference asset is delivered by
97 PROSPECTUS

the buyer of protection to the Company, in exchange for cash payment at par, whereas in a cash settlement, the Company pays the difference between par and the prescribed value of the reference asset. When a credit event occurs in a single name the contract terminates at time of settlement. The maximum payout on a CDS is the contract notional amount. A physical settlement may afford the Company with recovery rights as the new owner of the asset.
The Company monitors risk associated with credit derivatives through individual name credit limits at both a credit derivative and a combined cash instrument/credit derivative level. The ratings of individual names for which protection has been sold are also monitored.
During 2022 the Company did not have any derivatives held for other-than-hedging-purpose. The 2021 net average fair value of derivatives held for other-than-hedging purposes was an asset of $5 million. There were no derivatives held for other-than-hedging purposes as of December 31, 2022 or 2021.
The Company did not recognize gains or losses within net investment income related to derivatives held for other-than-hedging purposes in 2022. The Company recognized losses of $3 million within net investment income related to derivatives held for other-than-hedging purposes in 2021. The Company recognized gains of $9 million within net investment income related to derivatives held for other-than-hedging purposes in 2020.
Off-balance-sheet financial instruments
The contractual amounts of off-balance sheet financial instruments as of December 31 were as follows:

($ in millions)	2022	2021
Commitments to invest in limited partnership interests	$158	$377
Commitments to invest in LIHTC property investments	$47	$—
The contractual amounts represent the amount at risk if the contract was fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. The Company does not require collateral or other security to support off-balance-sheet financial instruments with credit risk.
Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. Commitments to invest in limited partnership interests included commitments to invest in real estate, which represent an agreement to provide additional capital for the development of real estate property. Commitments to invest in LIHTC limited partnership interests represent agreements to acquire new or additional participation in certain Low-Income Housing Tax Credits. The Company enters into these agreements in the normal course of business.
98 PROSPECTUS

6. Income Taxes
The components of the net DTA/(DTL) were as follows as of December 31:

($ in millions)	2022			2021			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross DTAs	$259	$95	$354	$324	$43	$367	$(65)	$52	$(13)
Valuation allowance	—	—	—	—	—	—	—	—	—
Adjusted gross DTAs	$259	$95	$354	$324	$43	$367	$(65)	$52	$(13)
DTAs nonadmitted	—	—	—	—	—	—	—	—	—
Subtotal – net admitted DTA	$259	$95	$354	$324	$43	$367	$(65)	$52	$(13)
DTLs	183	291	474	445	89	534	(262)	202	(60)
Net admitted DTA/(net DTL)	$76	$(196)	$(120)	$(121)	$(46)	$(167)	$197	$(150)	$47
The amount of adjusted gross DTAs admitted under each component of SSAP No. 101 was as follows as of December 31:

($ in millions)	2022
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	22	94	116
Adjusted gross DTAs expected to be realized following the balance sheet date	22	94	116
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	275
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	237	1	238
DTAs admitted as the result of application of SSAP No. 101, total	$259	$95	$354

($ in millions)	2021
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	18	—	18
Adjusted gross DTAs expected to be realized following the balance sheet date	18	—	18
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	393
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	306	43	349
DTAs admitted as the result of application of SSAP No. 101, total	$324	$43	$367

($ in millions)	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—
Adjusted gross DTAs expected to be realized (excluding the amount of DTAs from above) after application of the threshold limitation.	4	94	98
Adjusted gross DTAs expected to be realized following the balance sheet date	4	94	98
Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	(118)
Adjusted gross DTAs (excluding the amount of DTAs from above) offset by gross DTLs	(69)	(42)	(111)
DTAs admitted as the result of application of SSAP No. 101, total	$(65)	$52	$(13)
The Company’s threshold information used to determine the amount of DTAs admitted was as follows as of December 31:

($ in millions)	2022	2021
Ratio percentage used to determine recovery period and threshold limitation amount	1,104.0%	1,412.0%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation	$2,009	$2,719
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The impact of tax-planning strategies on adjusted gross and net admitted DTAs was as follows as of December 31:

($ in millions)	2022		2021		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted gross DTAs amount	$259	$95	$324	$43	$(65)	$52
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax-planning strategies	—%	98.7%	—%	—%	—%	98.7%
Net admitted adjusted gross DTAs amount	$259	$95	$324	$43	$(65)	$52
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax-planning strategies	—%	98.7%	—%	—%	—%	98.7%
The Company’s tax planning strategies do not include the use of reinsurance.
100 PROSPECTUS

The tax effects of temporary differences that gave rise to significant portions of DTAs and DTLs were as follows as of December 31:

($ in millions)	2022	2021	Change
DTAs:
Ordinary
Policyholder reserves	$123	$119	$4
Investments	21	12	9
Deferred acquisition costs	16	16	—
Receivables - nonadmitted	6	6	—
Net operating loss carry-forward	90	170	(80)
Other	3	1	2
Subtotal	$259	$324	$(65)

Valuation allowance	—	—	—
Nonadmitted	—	—	—

Admitted ordinary DTAs	$259	$324	$(65)

Capital
Investments	$1	$42	(41)
Net capital loss carry-forward	94	1	93
Subtotal	$95	$43	52

Valuation allowance	—	—	—
Nonadmitted	—	—	—

Admitted capital DTAs	$95	$43	$52

Admitted DTAs	$354	$367	$(13)

DTLs:
Ordinary
Investments	$147	$420	$(273)
Policyholder reserves	34	—	34
Other	2	26	(24)
Subtotal	$183	$446	$(263)

Capital
Investments	$223	$—	223
Other	68	88	(20)
Subtotal	$291	$88	203

DTLs	$474	$534	$(60)

Net DTAs/DTLs	$(120)	$(167)	$47
101 PROSPECTUS

The change in net deferred income tax comprises the following as of December 31 (this analysis is exclusive of nonadmitted assets, as the change in nonadmitted assets is reported separately from the change in net deferred income tax in the Statements of Changes in Capital and Surplus):

($ in millions)	2022	2021	Change
Total DTAs	$354	$367	$(13)
Total DTLs	474	534	(60)
Net DTAs (DTLs)	$(120)	$(167)	47
Tax effect of unrealized gains (losses)			(20)
Change in net deferred income tax			27
Tax effect of change in deferred income tax due to transaction settlement			—
Change in net deferred income tax relating to the provision			$27

($ in millions)	2021	2020	Change
Total DTAs	$367	$368	$(1)
Total DTLs	534	304	230
Net DTAs (DTLs)	$(167)	$64	(231)
Tax effect of unrealized gains (losses)			(101)
Change in net deferred income tax			(332)
Tax effect of change in deferred income tax due to transaction settlement			(213)
Change in net deferred income tax relating to the provision			$(545)
The provision for incurred income taxes for the years ended December 31 was:

($ in millions)	2022	2021	Change
Current Income Tax
Federal	$26	$(30)	$56
Federal income tax on net capital gains (losses)	—	(51)	51
Federal and foreign income taxes incurred	$26	$(81)	$107

($ in millions)	2021	2020	Change
Current Income Tax
Federal	$(30)	$—	$(30)
Federal income tax on net capital gains (losses)	(51)	25	(76)
Federal and foreign income taxes incurred	$(81)	$25	$(106)
102 PROSPECTUS

The provision for federal income taxes incurred was different from that which would have been obtained by applying the statutory federal income tax rate to income before taxes. The items causing this difference were as follows as of December 31:

($ in millions)	2022	Effective Tax Rate	2021	Effective Tax Rate	2020	Effective Tax Rate
Provision computed at statutory rate	$27	21.0%	$291	21.0%	$31	21.0%
Change in net deferred income taxes	1	1.0	—	—	67	45.9
338(h)(10) impact	—	—	319	23.0	—	—
Change in nonadmitted assets	—	—	5	0.3	—	—
Transaction costs	—	—	(84)	(6.0)	—	—
Tax credits	—	—	(44)	(3.2)	(70)	(47.6)
Section 338 re-measurement	(14)	(10.5)	(12)	(0.9)	1	1.0
IMR amortization	(12)	(9.1)	(9)	(0.7)	4	2.6
Dividend received deduction	—	—	(2)	(0.1)	(2)	(1.7)
LLC income	—	—	1	0.1	(1)	(0.6)
Adjustment to prior year liabilities	—	—	—	—	(5)	(3.5)
Transferring price adjustment	(2)	(1.9)	—	—	—	—
Other	(1)	(1.0)	(1)	(0.1)	—	—
Total statutory income taxes	$(1)	(0.5)%	$464	33.4%	$25	17.1%

Federal and foreign income taxes incurred	$26	20.9%	$(30)	(2.1)%
Realized capital gains (losses) tax	—	—	(51)	(3.7)
Change in net deferred income taxes	(27)	(21.4)	545	39.2
Total statutory income taxes	$(1)	(0.5)%	$464	33.4%
The stock of the Company was acquired on November 1, 2021 by Everlake US Holdings Company (“EUHC”). For tax purposes, the transaction was treated as a reinsurance transaction. This treatment resulted in the reset of the tax basis of assets, which impacted the related deferred tax values. The net impact to the deferred tax values is reported in the effective tax rate analysis, except for those items accelerated by the seller through the current provision, such as the acceleration of accounting method changes, and recognition of deferred intercompany gains and losses.
As of December 31, 2022, the Company has a net operating loss carryforward of $429 million generated from 2021, available to offset future net income subject to federal income taxes. The net operating loss carryforward has no expiration date. As of December 31, 2022 , the Company did not have tax credit carryforwards available to offset future net income subject to federal income taxes.

As of December 31, 2022, there are no capital gain income taxes incurred by the Company that are available for recoupment in the event of future net capital losses.
For period from January 1 to October 31, 2021 (prior to the sale of the Company on November 1, 2021), the Company joined the Corporation and its 134 domestic subsidiaries in the filing of a consolidated federal income tax return. The consolidated group has elected under Internal Revenue Code (“IRC”) Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis, except all tax benefits resulting from operating losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return. The Corporation is responsible for all IRS examinations covering the periods prior to November 1, 2021.
For period from November 1 to December 31, 2021 and for the year ended December 31, 2022, the Company joined Everlake Assurance Company (“EAC”) and ELIC Reinsurance Company (“ELIC Re”) in the filing of a consolidated federal income tax return. The consolidated group has elected under IRC Section 1552(a)(2) to allocate the consolidated federal income tax liability based on each member’s federal income tax liability computed on a separate return basis; however, all tax benefits resulting from losses and tax credits are allocated to the Company to the extent they can be utilized in the consolidated return.
The Inflation Reduction Act, which created a new corporate alternative minimum tax (“CAMT”) effective for calendar year taxpayers January 1, 2023, was enacted on August 16, 2022. Based upon projected adjusted financial statement income for 2023 and current IRS and Treasury guidance, the reporting entity (or the controlled group of corporations of which the reporting entity is a member) has determined that average "adjusted financial statement income" could be above the thresholds for the 2023 tax year such that it may be required to perform the CAMT calculations. It is unclear whether the Company would be liable for the CAMT. This view is based on limited guidance and future clarification will be required to assess potential CAMT liability starting tax year January 1, 2023. We have not recognized any impact from the CAMT because a reliable estimate is not possible.
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7. Information Concerning Parent, Subsidiaries and Affiliates
Related party transactions
The following transactions were entered into by the Company with related parties in 2022, 2021 and 2020 that involved more than ½ of 1% of the Company’s admitted assets. Activity resulting from reinsurance agreements, insurance contracts or cost allocation transactions in accordance with intercompany agreement provisions was excluded.
Transactions with Allstate Finance Company Agency Loans, LLC (“AFCAL”)
On December 22, 2016, the Company purchased $279 million of bonds issued by AFCAL. On December 16, 2019, the Company agreed to allow AFCAL to redeem the original notes at fair value of $284 million, which included realized capital gains of $10 million, plus accrued interest of $219 thousand; and issue new notes at market rate. Concurrently with the redemption, the Company purchased an additional $148 million of bonds issued by AFCAL. AFCAL was a bankruptcy remote, special purpose entity wholly owned by Allstate Non-insurance Holdings, Inc., which is wholly owned by the Corporation. The purpose of AFCAL was limited to purchasing and securitizing fixed rate term agent loans from Allstate Finance Company, LLC (“AFCO”), a wholly owned subsidiary of the Company prior to the sale of the Company, at fair value. AFCO originates commercial loans to Allstate exclusive insurance agents that are independent contractors of AIC and, as a result, the Company reports the investment in bonds as unaffiliated. The loans’ sale transaction from AFCO to AFCAL met “sale accounting” conditions in SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. AFCAL used the agent loans as collateral in the issuance of bonds, which were the sole source of cash flows for debt service. The transaction was structured as a loan securitization with oversight by a trustee and a servicer managing the portfolio. On August 16, 2021, the Company agreed to allow AFCAL to redeem all the outstanding notes at fair value of $420 million, which included realized capital gains of $15 million, plus accrued interest of $6 million. AFCAL was dissolved on September 22, 2021.
Transactions with AIC
The Company paid ordinary dividends of $392 million to AIC, its parent prior to the sale of the Company, consisting of investments with fair values of $40 million and $314 million on April 1, 2021 and May 1, 2021, respectively, and cash of $19 million on both May 1, 2021 and June 30, 2021. With the approval of the IL DOI, the Company also paid an extraordinary dividend of $1.25 billion in cash to AIC on November 1, 2021 prior to the sale of the Company.
The ALIC Purchase Agreement specified that certain investments of the Company be sold or transferred prior to the sale closing (“Excluded investment assets”). As part of the Excluded investment assets transactions executed during the third quarter of 2021, the Company transferred bonds, preferred stocks, common stocks, real estate investments, mortgage loans and other invested assets with fair values of $2.99 billion to AIC in exchange for bonds and cash. These transactions were accounted for as investment sales.
Transactions with EUHC
The Company paid an extraordinary distribution totaling $850 million in cash to EUHC, its parent, on September 30, 2022. This distribution includes a $601 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $249 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus. With the approval of the IL DOI, the Company paid an extraordinary dividend of $350 million in cash to EUHC, its parent subsequent to the sale of the Company, on November 1, 2021.
On November 1, 2021, EUHC contributed all the issued and outstanding common stock of EAC, formerly Allstate Assurance Company, to the Company. The contribution was recorded as an increase to gross paid in and contributed surplus totaling $40 million.
Transactions with Everlake Private Fund Borrower, LLC (“EPFB”)
On July 5, 2022, the Company formed two wholly owned subsidiaries (i) EPFB and (ii) Everlake Private Fund Midco, LLC (“EPFM”). On September 27, 2022, the Company contributed wholly owned subsidiaries EPFM and Everlake Private Fund I, LLC (“EPFI”) to EPFB in assets totaling $956 million. EPFB further contributed EPFI to EPFM in assets totaling $1.07 billion and distributed $113 million to the Company which was accounted for as a return of capital. On December 31, 2022, the Company contributed $11 million of assets to EPFB which EPFB further contributed to EPFM and EPFI. The assets transferred to EFPB were in an unrealized gain position. No gain or loss was recognized when the assets were transferred. Net investment income for 2022 includes distributions of earnings of $70 million from EPFB.
Transactions with ALNY
As of September 30, 2021, the necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021. Immediately before the consummation of the sale of ALNY, AIH invested $660 million in ALNY in exchange for shares of newly authorized common capital stock. WRAC paid $400 million in exchange for 100% of the shares of common capital stock of ALNY and ILIC, of which $207 million was allocated to the Company in consideration for its investment in ALNY.
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The ALNY Purchase Agreement specified that certain ALNY investments be sold or transferred prior to the sale closing (“Pre-sale asset reallocation transactions”). As part of the Pre-sale asset reallocation transactions executed during the third quarter of 2021, ALNY transferred mortgage loans with fair values of $307 million to the Company in exchange for mortgage loans, other invested assets and cash.
Surety Bonds Issued by AIC
The Company’s issuance of structured settlement annuities (“SSAs”), a type of immediate annuity, in 2013 and prior at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC remain in effect subsequent to the sale of the Company.
In most cases, these annuities were issued under a “qualified assignment”, whereby Everlake Assignment Company (“EACO”), formerly known as Allstate Assignment Company, and prior to July 1, 2001 Everlake Settlement Corporation (“ESTC”), formerly known as Allstate Settlement Corporation, both wholly owned subsidiaries of the Company, purchased annuities from the Company. Effective March 22, 2013, the Company no longer offers SSAs. AIC issued surety bonds to indemnify the payment of structured settlement benefits assigned to ESTC from both AIC and unaffiliated parties, and funded by certain annuity contracts issued by the Company through June 30, 2001. ESTC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. For contracts written on or after July 1, 2001, AIC no longer issues surety bonds to indemnify the payment of structured settlement benefits. Alternatively, the Company guarantees the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuity payments that are indemnified by the surety bonds of AIC were $3.26 billion and $3.28 billion as of December 31, 2022 and 2021, respectively.
Transactions with AFCO
In 2021, the Company paid capital contributions in cash to AFCO totaling $4 million. AFCO provides commercial loans to insurance agents of AIC for the purpose of agency acquisitions, working capital and refinancing existing debt. AFCO ownership changed from the Company to AIC prior to the sale of the Company.
Transactions with EAC
On August 19, 2022, the Company paid a capital contribution of $10 million in cash to EAC, a wholly owned subsidiary.
Transactions with Allstate Short Term Pool, LLC
The Company invested in the Short term pool, which is offered by Allstate Short Term Pool, LLC, to certain wholly owned affiliated companies of the Corporation. The Short term pool is an investment pool managed by Allstate Investment Management Company (“AIMCO”), an affiliate of the Corporation, whose purpose is to efficiently manage cash and cash equivalents for its member companies. Each member company has an undivided interest in the underlying assets of the Short term pool per the Operating Agreement of Allstate Short Term Pool, LLC (“Operating Agreement”). The value of net assets that is the basis for current transactions and each share is determined daily by the Short term pool custodian. Effective August 11, 2021, the Company’s participation in the Allstate Short Term Pool was terminated due to its pending sale to EUHC on November 1, 2021.
Reinsurance Agreement with ELIC Re
The Company and ELIC Re, a wholly owned subsidiary, entered into the Amended and Restated Coinsurance Agreement effective January 1, 2017. The original reinsurance agreement included guaranteed term life business written by the Company and Lincoln Benefit Life Company (“LBL”), a former affiliate, in 2000 through 2009. The Amended and Restated Coinsurance Agreement expanded the covered business to include guaranteed term business written by LBL and EAC with issue years 2010 through 2017. The covered businesses written by LBL and EAC were ceded to the Company and retroceded to ELIC Re. The original reinsurance agreement was initially set up as a coinsurance agreement but was amended to a coinsurance agreement with partial funds withheld effective December 1, 2016, whereby the Company retains a specified amount of the assets on its book. Funds withheld under the Amended and Restated Coinsurance Agreement was $764 million and $807 million as of December 31, 2022 and 2021, respectively. Funds withheld expense was $32 million, $32 million and $33 million in 2022, 2021 and 2020, respectively.
Pursuant to the provisions of the Amended and Restated Coinsurance Agreement with ELIC Re, the final annual experience refund calculation is performed as of the last day of each calendar year and is payable on or before March 31 of the following year. The Company recorded an experience refund receivable in the amount of $158 million and $91 million as of December 31, 2022 and 2021, respectively, which was included in reinsurance recoverable and other reinsurance receivables in the Statements of Financial Position.
Gross life insurance in force ceded to ELIC Re attributable to the Amended and Restated Coinsurance Agreement was $131.62 billion and $140.76 billion as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company ceded $2.34 billion and $2.31 billion, respectively, of life reserves to ELIC Re. The Company also ceded premiums to ELIC Re in the amount of $255 million, $286 million and $299 million in 2022, 2021 and 2020, respectively.
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The Company, ELIC Re and The Bank of New York Mellon (“BONY”) are party to an Amended and Restated Trust Agreement whereby the Company and ELIC Re created a trust account to be held by BONY for the benefit of the Company in connection with the Amended and Restated Coinsurance Agreement between the Company and ELIC Re.
Funds Withheld Reinsurance Agreement with Everlake Reinsurance Limited
On November 1, 2021, the Company and Everlake Reinsurance Limited (“ERL”), a wholly owned subsidiary of EUHC, entered into a Funds Withheld Reinsurance Agreement, whereby the Company ceded to ERL 35% of the majority of the Company’s net in force policies. In consideration for ERL's assumption of these liabilities, the Company transferred assets of $7.3 billion, an amount equal to the statutory liabilities of the ceded policies (net of other reinsurance) to a funds withheld portfolio. The Company also paid ERL a ceding commission in cash and assets in the amount of $500 million. The ceded policies include life contracts, accident and health contracts, and deposit-type contracts. Under SSAP 61R, Life, Deposit-Type and Accident and Health Reinsurance (“SSAP No. 61R”), reserve credits are recorded for the life and accident and health contracts and a funds withheld payable is established. Deposit-type contracts follow deposit accounting that only allows for recording receipts or disbursements exchanged between the entities. Since this is a funds withheld arrangement, there was no adjustment to the liability for deposit-type funds at inception. Funds withheld under the Funds Withheld Reinsurance Agreement was $6.56 billion and $6.74 billion as of December 31, 2022 and 2021, respectively. Funds withheld expense was $376 million and $192 million in 2022 and 2021, respectively.
Gross life insurance in force ceded to ERL attributable to the reinsurance agreement was $54.29 billion and $57.44 billion as of December 31,2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company ceded $6.33 billion and $6.50 billion, respectively, of life reserves to ERL. The Company also ceded life premiums to ERL in the amount of $322 million and $6.81 billion in 2022 and 2021, respectively. Accident and health reserves credit taken other than for unearned premium was $18 million and $19 million as of December 31, 2022 and 2021, respectively. Accident and health premiums ceded to ERL was $430 thousand and $16 million in 2022 and 2021, respectively.
Reinsurance Agreement with ALNY
The Company had an agreement where via a reinsurance treaty it assumed reinvestment related risk on certain SSAs of ALNY. Under the terms of the agreement, if the fixed income book yield on the portion of ALNY’s investment portfolio that supports SSAs’ liabilities fell below the average statutory rates, the Company would pay a benefit. In return, the Company received a premium from ALNY that was based on and varied with the aggregate statutory reserve balance of the SSAs. The Company received premium related to the reinsurance treaty from ALNY of $2 million and $3 million in 2021 and 2020, respectively. The Company paid benefits of $23 million and $21 million to ALNY in 2021 and 2020, respectively. This treaty was terminated on October 1, 2021 in conjunction with the sale of ALNY.
Coinsurance Agreements with American Heritage Life Insurance Company (“AHL”)
The Company had coinsurance reinsurance agreements with AHL, an affiliate prior to the sale of the Company, whereby the Company assumes certain interest-sensitive life insurance, fixed annuity contracts and accident and health insurance policies.
Immediately prior the sale of the Company, the Company entered into the following agreements with AHL.
1.Recapture and Termination Agreement covering individual and group life insurance policy reserves ceded to the Company and terminated the original agreement dated October 1, 2008.
2.Partial Recapture and Partial Termination Agreement (“PRPTA”) covering individual and group disability policy reserves ceded to the Company under the reinsurance agreement dated December 31, 2004. The PRPTA did not amend the provisions of the reinsurance agreement related to AHL’s cession of single premium deferred annuities to the Company.
3.Recapture and Termination Agreement covering certain universal life insurance policy reserves ceded to the Company and terminated the original reinsurance agreement dated December 31, 2004.
In connection with the above three agreements, the Company transferred $11 million of cash and investments with a statutory book value equal to the policy liabilities with a fair value of approximately $181 million to AHL.
The Company assumed $36 million and $39 million as of December 31, 2022 and 2021, respectively, of life reserves related to these agreements. The Company assumed $1 million in premiums related to the life reinsurance agreements in 2022. The Company recorded a negative $104 million of assumed premiums related to the life reinsurance agreements and related recaptures in 2021. The Company assumed $68 million in premiums related to the life reinsurance agreements in 2020. The Company did not assume accident and health reserves other than for unearned premium from AHL as of December 31, 2022 or 2021. The Company did not have accident and health premiums assumed from AHL in 2022. Accident and health premiums assumed from AHL was $16 million and $68 million in 2021 and 2020, respectively.
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Recapture and Termination of Reinsurance Agreement with EAC
Effective April 1, 2015, the Company and EAC entered into a reinsurance agreement whereby the Company retroceded to EAC 100% of its liability for certain universal life policies originally written by Surety Life Insurance Company, a former affiliate, Great Southern Life Insurance Company and Security Life of Denver Insurance Company.
Pursuant to a recapture and termination agreement dated December 1, 2020, the Company recaptured 100% of the universal life insurance policies ceded to EAC and terminated the original reinsurance agreement effective April 1, 2015. EAC transferred assets of $401 million, which equal the policy liabilities plus an adjustment for IMR of $25 million, to the Company in connection with the Recapture and Termination Agreement.
As of December 31, 2020, the Company did not have life reserves ceded to EAC as all life reserves previously ceded to EAC were recaptured effective December 1, 2020. Reinsurance credit taken on the reinsurance agreement prior to the execution of the Recapture and Termination Agreement was $393 million. In 2020, premiums ceded to EAC that were recaptured in connection with the Recapture and Termination Agreement was $369 million.
Coinsurance and Modified Coinsurance Agreement with EAC
Effective January 1, 2017, the Company entered into a coinsurance agreement with EAC, whereby the Company assumed the guaranteed term business issued by EAC in 2015 through 2017, which was retroceded to ELIC Re pursuant to the Amended and Restated Coinsurance Agreement. As of December 31, 2022 and 2021 the Company assumed $464 million and $417 million, respectively, of life reserves attributable to this agreement. The Company also assumed premiums from EAC in the amount of $72 million, $76 million and $80 million in 2022, 2021 and 2020, respectively.
Effective December 1, 2020, the Company and EAC entered into a reinsurance agreement whereby EAC transferred assets of $184 million to the Company and ceded on a 100% coinsurance basis corresponding term life and universal life general account policy liabilities plus an adjustment for IMR of $12 million. Under the terms of the agreement, $25 million of variable life separate account liabilities were also assumed from EAC on a modified coinsurance basis. As of December 31, 2022 and 2021, the Company assumed $313 million and $249 million, respectively, of life reserves attributable to this agreement. The Company also assumed premiums from EAC in the amount of $267 million, $284 million and $207 million in 2022, 2021 and 2020, respectively.
The Company reported the following as payable to affiliates as of December 31:

($ in millions)	2022	2021
Everlake Services Company (“ESCO”)	$24	$11
Blackstone ISG-1 Advisors LLC (“BIS”)	14	10
Total	$38	$21
The Company had receivables of $49 thousand due from EUHC as of December 31, 2022. The Company had no receivables from affiliates as of December 31, 2021. Intercompany receivable and payable balances are evaluated on an individual company basis. Beginning November 1, 2021, net intercompany balances are generally settled quarterly. Prior to November 1, 2021, net intercompany balances less than $1 million and those equal to or greater than $1 million were generally settled quarterly and monthly, respectively.
Significant related party agreements
EPFB entered into a senior secured Credit Agreement (the “Credit Agreement”) with a third party lender, dated September 27, 2022 and maturing on September 27, 2037. The aggregate initial lender commitment is $900 million and borrowings may be used: (i) to finance EPFI’s origination and/or purchase of assets, (ii) to pay fees and expenses as specified in the Credit Agreement, (iii) to make distributions to the members of EPFB subject to the conditions in the Credit Agreement and (iv) to pay for general working capital purposes of EPFB and its subsidiaries. The principal amount of borrowings as of September 30, 2022 was $150 million.
On August 11, 2021, the Company was removed as a member of the Operating Agreement with the Corporation and certain of its wholly owned affiliated companies, which provided a framework for AIMCO to efficiently manage cash and cash equivalents of the Short term pool’s members.
Immediately prior to the sale of ALNY on October 1, 2021, ALNY entered into a Reinsurance Termination and Recapture Agreement (“RTRA”) with the Company. Under the RTRA, ALNY recaptured approximately $5 million of reserves representing 100% of the business under two existing reinsurance agreements and terminated a third reinsurance agreement related to reinvestment risk. The Company paid $12 million in cash to ALNY in settlement of the RTRA with $5 million related to the recaptured business and $7 million related to the settlement of accrued premiums and benefits upon termination of the reinvestment related agreement. Following the termination of the reinvestment related agreement, the Company, ALNY and The Bank of New York agreed to terminate the Credit for Reinsurance Trust Agreement (“Trust”). The Trust was established for the benefit of ALNY in connection with the reinvestment related agreement under the provisions of 11 CRR-NY 126 of New York Codes, Rules and Regulations (New York Regulation 114). The assets held under the Reinsurance Trust amounted to $1.56 billion as of December 31, 2020.
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On November 1, 2021, the Company terminated the following agreements as a result of the sale of the Company:
•Amended and Restated Service and Expense Agreement (the “Agreement”) of the Company, the Corporation and certain of its affiliated insurance companies pursuant to which AIC provided access to a variety of services, including the utilization of shared bank accounts for cash collections and disbursements in certain situations. The Agreement provided for cost sharing and allocation of operating expense among the parties.
•Investment Management Agreement with AILLC whereby AILLC provided investment management services and advice.
•Federal income tax allocation agreement with the Corporation.
•Capital Support Agreement of the Company and AIC whereby AIC provided capital and surplus to the Company in order for the Company to maintain a company action level risk-based capital ratio of at least 150.0%. AIC’s obligation to provide capital and surplus to the Company was limited to an aggregate amount of $1.00 billion, for which the Company paid AIC an annual commitment fee of 1.0% of the amount of the capital and surplus maximum, as defined in the agreement.
•Liquidity Agreement of the Company, AIC, the Corporation, EAC, ELIC Re, Castle Key Insurance Company, Road Bay Investments, LLC, and AFCO. The Liquidity Agreement allowed for short-term advances of funds to be made between parties for liquidity and other general corporate purposes, but did not establish a commitment to advance funds on the part of any party. The Company and AIC each served as a lender and borrower, and the Corporation serves only as a lender, with a one-year term. The aggregate amount of advances made or received by the Company was limited to $1.00 billion.
•Intercompany Loan Agreement with the Corporation. The amount available to the Company was at the discretion of the Corporation, however, the maximum amount of loans the Corporation would have outstanding to all its eligible subsidiaries at any given point in time was limited to $1.00 billion. From time to time, the Company borrowed money from the Corporation to meet its short-term cash needs. The Corporation may have used commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings.
On November 1, 2021, the Company, Everlake Holdings, LP and certain of its affiliated companies entered into an Expense Sharing and Services Agreement to allow for the provision by ESCO and the affiliates of certain services and facilities to the Company, EAC and other affiliates from time to time.
On November 1, 2021, the Company, ELIC Re, EAC, and Everlake Distributors, LLC entered into a Consolidated Federal Income Tax Agreement to provide for the allocation of consolidated federal income tax liability and the manner of computation of the amounts and times of payments.
On November 1, 2021, the Company and BIS entered into an Investment Management Agreement whereby BIS provides investment management services and advice. BIS is affiliated with Blackstone Inc., the ultimate parent company of the general partner that manages Everlake Holdings, LP. Everlake Holdings, LP is an investment fund and is the Company’s indirect parent.
On November 8, 2021, the Company acquired equity interests in BXC DL (WH) Holdings, LLC, a direct lending warehouse facility, from Blackstone Treasury Holdings II L.L.C. for a purchase price in the amount of $231 million.
Investments in subsidiaries, controlled or affiliated (“SCA”) entities
The Company has investments in the following 100% owned noninsurance subsidiaries (SSAP No. 97 8b(iii) entities): Everlake International Assignments, Ltd (“EIA”), formerly known as Allstate International Assignments, Ltd, ESTC and EACO. The Company’s gross investment in EIA was $11 million and $63 million as of December 31, 2022 and 2021, respectively. The Company’s gross investment in ESTC was $26 million and $16 million as of December 31, 2022 and 2021, respectively. The Company’s gross investment in EACO was $1 million as of December 31, 2022 and 2021. Investments in EIA, ESTC and EACO were not admitted as of December 31, 2022 or 2021, therefore, they were excluded from Sub-2 filing requirements in 2022 and 2021.
As of December 31, 2022, the Company determined its carrying value of its investment in EPFB as the value of the U.S. GAAP equity of EPFB as required by SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities (“SSAP No. 97”). All liabilities, commitments, contingencies, guarantees and obligations of EPFB, which are required to be recorded as liabilities, commitments, contingencies, guarantees and obligations under applicable accounting guidance, were reflected in the Company’s determination of the carrying value of its investment in EPFB.
The Company’s investment in ALNY, a wholly owned insurance company domiciled in the State of New York prior to October 1, 2021, was based on the underlying statutory capital and surplus of ALNY and included the impact of a New York prescribed practice which differed from the NAIC SAP. Specifically, the calculation of deferred premium assets included the establishment of a prepaid reinsurance premium asset in accordance with New York Regulation 172. SSAP No. 61R requires the deferred premium asset to be reduced by the proportionate amount attributable to reinsurance.
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The table below contains the monetary effect on the Company’s net income for the year ended and as of surplus which resulted from ALNY using the New York prescribed accounting practice described above, which differed from the NAIC SAP, the amount of the Company’s investment in ALNY based on ALNY’s statutory equity applying the prescribed practice and the amount of the Company’s investment in ALNY if ALNY had completed its statutory financial statements in accordance with the APPM, without considering the prescribed practice, as of December 31, 2020:

($ in millions)	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity (Investments in insurance SCA Entities)	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Statutory Equity	If The Insurance SCA Had Completed Statutory Financial Statements*
ALNY	$—	$(7)	$556	$563
* Per APPM (without permitted or prescribed practice)
The Company had no investment in ALNY as of December 31, 2021. The Company’s investment in ALNY as of December 31, 2020 was based on ALNY’s audited statutory equity.
If ALNY had not used the New York prescribed practice a risk-based capital regulatory event would not have been triggered.
The Company did not have investments in SCA entities partnerships, joint ventures or limited liability companies whose share of losses exceeded its reported investment as of December 31, 2022. The Company’s share of losses exceeded its reported investment for the following SCA entity, partnerships, joint partnerships and limited liability companies as of December 31, 2021:

($ in millions)	2021
Entity	Reporting Entity’s Share of Net Income (Loss)	Accumulated Share of Net Income (Loss)	Reporting Entity’s Share of Equity, Including Negative Equity	Guaranteed Obligation/ Commitment for Financial Support (Yes/No)
Sunstone Partners II LP	$—	$—	$—	Yes

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8. Company Benefit Plans
Prior to the sale of the Company on November 1, 2021, the Company utilized the services of AIC employees. AIC and the Corporation provided various benefits, including defined benefit pension plans, certain health care and life insurance benefits for certain eligible employees, retired employees and employee-agents and participation in The Allstate 401(k) Savings Plan. The Company was allocated its share of the costs associated with these benefits. The Company’s allocated share of these benefits, before reinsurance, was $3 million and $5 million in 2021 and 2020, respectively.
In addition, certain AIC employees participate in a share-based payment plan, The Allstate Corporation 2019 Equity Incentive Plan that amended and restated the 2013 Equity Incentive Plan. Awards of nonqualified stock options, restricted stock units, and performance stock awards are granted to certain employees of AIC. The Company was allocated expenses associated with the costs, determined at the individual participant level. The Company’s allocated share of these costs was $2 million and $6 million in 2021 and 2020, respectively. Contractually, the Company’s obligations were limited to its share of the allocated service costs. Beginning November 1, 2021, the Everlake employees do not participate in a share-based payment plan.
Subsequent to November 1, 2021, the Company utilizes the services of ESCO employees. ESCO uses Insperity PEO Services, L.P. as its outsourced human resource and administrative service company. Insperity PEO Services, L.P. offers various benefits, including the Insperity 401(k) Plan, to eligible ESCO employees. The Company was allocated its share of the cost associated with these benefits. The Company’s allocated share of these benefits, before reinsurance, was $1 million and $68 thousand in 2022 and 2021, respectively.

9. Capital and Surplus
Capital stock
The Company had 23,800 common shares authorized, issued and outstanding as of December 31, 2022 and 2021. All common shares had a par value of $227 per share. In addition, the Company had 3,000,000 shares of preferred stock authorized, but none issued and outstanding as of December 31, 2022 and 2021. All preferred stock shares had a par value of $100 per share.
Unassigned surplus
The components contributing to the cumulative increase or (reduction) of unassigned surplus as of December 31 were as follows:

($ in millions)	2022	2021
Net unrealized capital gains (losses) less capital gains tax	$261	$376
Nonadmitted assets	$(199)	$(110)
AVR	$(427)	$(496)
Dividend restrictions
The ability of the Company to pay dividends is generally dependent on business conditions, income, cash requirements, receipt of dividends and other relevant factors. More specifically, the Illinois Insurance Code (“Code”) provides a two-step process. First, no dividend may be declared or paid except from earned (unassigned) surplus, as distinguished from contributed surplus, nor when the payment of a dividend reduces surplus below the minimum amount required by the Code, and surplus for determining whether a dividend may be declared shall not include unrealized appreciation from investments. Secondly, a determination of the ordinary versus extraordinary dividends that can be paid is formula based and considers net income and capital and surplus, as well as the timing and amounts of dividends paid in the preceding twelve months as specified by the Code. Dividends are not cumulative. Additionally, any dividend cannot result in capital and surplus being less than the minimum amount required by law. As of December 31, 2022, the Company cannot declare or pay dividends without the prior approval of the IL DOI because of its negative unassigned surplus position of $184 million excluding unrealized appreciation from investments. Until November 1, 2024, the Company is required to obtain prior written approval from the IL DOI to declare or distribute any shareholder dividend (both ordinary and extraordinary).

110 PROSPECTUS

Financial Statement adjustments
The following reconciliations between the Company’s filed 2022 annual statement and the audited statutory financial statements relate to an adjustment to the classification of an extraordinary distribution totaling $850 million in cash, paid to EUHC on September 30, 2022 and a non-cash transaction reclassification. The adjustment reclassified $76 million of the distribution from Gross paid in and contributed surplus to Unassigned funds (surplus) with no impact to Total capital and surplus. The non-cash transaction reclassification in the Statement of Cash Flow did not impact net income or surplus. See Note 7 to the financial statements included in Item 11(e) under the caption “Transactions with EUHC” for details on the extraordinary distribution.

Statement of Financial Position
($ in millions)	As reported as of December 31, 2022	Adjustment Increase (Decrease)	Corrected Amount
Admitted assets
Total admitted assets	$26,002	$—	$26,002

Liabilities
Total liabilities	$24,242	—	$24,242

Capital and surplus
Common capital stock	$5	$—	$5
Gross paid in and contributed surplus	1,602	76	1,678
Unassigned funds (surplus)	153	(76)	77
Total capital and surplus	$1,760	$—	$1,760
Total liabilities and capital and surplus	$26,002	$—	$26,002

Statement of Changes in Capital and Surplus
($ in millions)	As reported for the year ended December 31, 2022	Adjustment Increase (Decrease)	Corrected Amount
Capital and surplus, December 31, prior year	$2,402	$—	$2,402
Net income	327	—	327
Change in net unrealized capital gains (losses)	(117)	—	(117)
Change in net unrealized foreign exchange capital gains (losses)	2	—	2
Change in net deferred income tax	27	—	27
Change in nonadmitted assets	(89)	—	(89)
Change in reserve on account of change in valuation basis	(11)	—	(11)
Change in asset valuation reserve	69	—	69
Paid-in surplus adjustment	(325)	76	(249)
Dividends to stockholder	(525)	(76)	(601)
Capital and surplus, December 31, current year	$1,760	$—	$1,760

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Statement of Cash Flow
($ in millions)	As reported for the year ended December 31, 2022	Adjustment Increase (Decrease)	Corrected Amount
Cash from operations
Net cash from operations	$145	$—	$145

Cash from investments
Proceeds from investments sold, matured or repaid	$9,057	$(213)	$8,844
Cost of investments acquired (long-term only)	9,580	(213)	9,367
Net increase or (decrease) in contract loans and premium notes	(13)	—	(13)
Net cash from investments	$(510)	$—	$(510)

Cash from financing and miscellaneous sources
Capital and paid-in surplus, less treasury stock	$(325)	$76	$(249)
Net deposits on deposit-type contracts and other insurance liabilities	(141)	—	(141)
Dividends to stockholder	(525)	(76)	(601)
Other cash provided (applied)	369	—	369
Net cash from financing and miscellaneous sources	$(622)	$—	$(622)

Reconciliation of cash, cash equivalents and short-term investments
Net change in cash, cash equivalents and short-term investments	$(987)	$—	(987)
Cash, cash equivalents and short-term investments, beginning of year	1,315	—	1,315
Cash, cash equivalents and short-term investments, end of period	$328	$—	328
10. Liabilities, Contingencies and Assessments
Contingent commitments
Refer to Note 5, Fair Value Measurements - Off-balance sheet financial instruments, for information regarding contingent commitments to invest.
Guaranty fund assessments
Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of both December 31, 2022 and 2021, the Company had accrued $3 million for future guaranty fund assessments, and $2 million for the related premium tax offset expected to be received. The period over which assessments are expected to be paid varies. Premium tax offsets are realized on a straight-line basis over the period allowed by each individual state once the guaranty fund assessment has been paid. The Company did not recognize an impairment loss on the premium tax offsets in 2022, 2021 or 2020.
Reconciliations of assets recognized from paid and accrued premium tax offsets and policy surcharges were as follows:

($ in millions)	2022	2021
Assets recognized from paid and accrued premium tax offsets and policy surcharges as of prior year end	$5	$5
Decreases during the year	—	—
Increases during the year	—	—
Assets recognized from paid and accrued premium tax offsets and policy surcharges as of current year end	$5	$5
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Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2022:

($ in thousands)
Discount rate applied				4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:
	Guaranty fund assessment		Related assets
Name of the insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$6	$3	$5	$3
Penn Treaty Network America Insurance Company	$124	$77	$65	$55

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:
	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	30	11-56	49	27	11-56	50
Penn Treaty Network America Insurance Company	30	38-57	49	34	38-57	49
Liabilities and assets related to guaranty fund assessments arising from insolvencies of entities that wrote long-term care contracts were as follows as of December 31, 2021:

($ in thousands)
Discount rate applied				4.3%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency:
	Guaranty fund assessment		Related assets
Name of the insolvency	Undiscounted	Discounted	Undiscounted	Discounted
American Network Insurance Company	$5	$1	$4	$1
Penn Treaty Network America Insurance Company	$114	$61	$55	$39

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:
	Payables			Recoverables
Name of the insolvency	Number of Jurisdictions	Range of years	Weighted average number of years	Number of Jurisdictions	Range of years	Weighted average number of years
American Network Insurance Company	30	12-57	50	27	12-57	51
Penn Treaty Network America Insurance Company	38	39-58	50	34	39-58	50
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Guarantee agreements
The Company was a party to the following guarantee agreements as of December 31, 2022:

($ in millions)
1	2	3	4	5
Nature and circumstances of guarantees and key attributes, including date and duration of the agreement	Liability recognition of guarantee (Include amount recognized at inception. If no initial recognition, document exception allowed under SSAP No. 5R)	Ultimate financial statement impact if action under the guarantee required	Maximum potential amount of future payments (undiscounted) the guarantor could be required to develop an estimate, this should be specially noted	Current status of payment of performance risk of guarantee. Also provide additional discussion as warranted
With third parties
The Company guarantees the payment of certain settlement arrangements in the event LBL is unable to make such payments.	$7	Expenses	$7	There have been no payments made
The Company guarantees the payment of surrender proceeds for a specific block of universal life policies sold through LBL in the event LBL is unable to meet its obligation.	0	Expenses	—	In 2014, the Company made payments of $467 thousand to 4 policyholders that surrendered their policies.
The Company guarantees the payment of certain structured settlement arrangements and third party payment obligations intended to be qualified assignments, established by EACO and EIA and funded by annuities purchased from ALNY.	- (1)	Expenses	580	There have been no payments made
The Company guarantees the payment of certain structured settlement arrangements and third party payment obligations to injured parties and contingent recipients through certain reinsurance agreements in the event ALNY is unable to make such payments.	- (1)	Expenses	1	There have been no payments made
Total	$7		$588
(1) Guarantees relate to a previous wholly-owned subsidiary, ALNY, that continues to be maintained after the sale.
None of the agreements above contained recourse provisions that would enable the Company to recover amounts paid to third parties under the guarantees and there were no assets held by the Company as collateral under the agreements.
In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.
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Total guarantee obligations if performance under the guarantees had been triggered were as follows as of December 31:

($ in millions)	2022	2021
Aggregate maximum potential of future payments of all guarantees (undiscounted) the guarantor could be required to make under guarantees	$588	$617
Current noncontingent liabilities recognized	$7	$8
Current contingent liabilities recognized	$—	$—
Ultimate financial statement impact if action under the guarantee is required
Investments in SCA	$—	$—
Joint venture	—	—
Expense	588	617
Total	$588	$617

11. Debt
Federal Home Loan Bank (“FHLB”) Agreements
On February 25, 2022, the Company received approval of membership in the FHLB. In connection with membership, the Company purchased $3 million of stock in the FHLB. Acquisition of FHLB capital stock allows members to conduct business activity (borrowings) from an FHLB. These borrowings may take different forms such as debt or funding agreements. The company may use advances or funding agreements in a manner consistent with the Company's general philosophy of managing its investments, balance sheet, and cash flows in a prudent and conservative manner. Cash advances may be used for investment spread strategies (recorded as funding agreements) or general operations should the need arise (recorded as debt). In 2022, all cash advances were used for investment spread opportunities. The Company will have borrowing capacity from the FHLB limited to (1) the amount of eligible assets to pledge and (2) 10% of net admitted assets. As of December 31, 2022, the Company's maximum borrowing capacity is $2.39 billion.
Aggregate totals of FHLB capital stock owned by the Company as of December 31 are as follows:

($ in millions)	Total	General Account	Separate Accounts
Current Year
Membership stock - Class A	$—	$—	$—
Membership stock - Class B	1	1	—
Activity stock	2	2	—
Excess stock	—	—	—
Aggregate total	$3	$3	$—
Actual or Estimated Borrowing Capacity as Determined by the Insurer	2,397	XXX	XXX

Prior year-end
Membership stock - Class A	$—	$—	$—
Membership stock - Class B	—	—	—
Activity stock	—	—	—
Excess stock	—	—	—
Aggregate total	$—	$—	$—
Actual or Estimated Borrowing Capacity as Determined by the Insurer	—	XXX	XXX
As of December 31, 2022, all of the Company’s ownership in FHLB Class B membership stock is not eligible for redemption.
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Amount borrowed from FHLB as of December 31 were as follows:

($ in millions)	Total	General Account	Separate Accounts	Funding Agreements Reserves Established
Current Year
Debt	$—	$—	$—	XXX
Funding agreements	42	42	—	42
Other	—	—	—	XXX
Aggregate total	$42	$42	$—	$42

Prior year-end
Debt	$—	$—	$—	XXX
Funding agreements	—	—	—	—
Other	—	—	—	XXX
Aggregate total	$—	$—	$—	$—
Maximum amount borrowed from FHLB during 2022 were as follows:

($ in millions)	Total	General Account	Separate Accounts

Debt	$—	$—	$—
Funding agreements	42	42	—
Other	—	—	—
Aggregate total	$42	$42	$—
The Company does not have prepayment obligations under the the above arrangements.
Amount of collateral pledged to FHLB as of December 31:

($ in millions)	Fair value	Carrying value	Aggregate total borrowing
Current year total General and Separate Accounts - Total collateral pledged	$65	$68	$42
Current year General Account - Total collateral pledged	$65	$68	$42
Current year Separate Accounts - Total collateral pledged	$—	$—	$—
Prior year-end total General and Separate Accounts - Total collateral pledged	$—	$—	$—
Maximum amount of collateral pledged to FHLB during the reporting period:

($ in millions)	Fair value	Carrying value	Amount borrowed at time of maximum collateral
Current year total General and Separate Accounts - Maximum collateral pledged	$66	$69	$—
Current year General Account - Maximum collateral pledged	$66	$69	$—
Current year Separate Accounts - Maximum collateral pledged	$—	$—	$—
Prior year-end total General and Separate Accounts - Maximum collateral pledged	$—	$—	$—
Repurchase Agreements Transactions Accounted for as Secured Borrowing
Effective the fourth quarter of 2022, the Company is a party to secured financing transactions whereby certain securities are sold under repurchase agreements, in which the Company transfers securities in exchange for cash, with an agreement by the Company to repurchase the same or substantially similar securities at agreed-upon dates specified in the agreements. Under the repurchase agreements the Company requires collateral equal to, at a minimum, 97 percent of the fair value of the transferred securities. Cash collateral received is invested in various securities and the offsetting collateral liabilities are classified as repurchase agreements and included in aggregate write-ins for liabilities.
The Company manages risk associated with repurchase agreements through counterparty selection and collateral requirements. Repurchase agreements remain subject to counterparty risk and risk of changes in the fair value of the transferred securities. Losses may be recognized if the counterparty defaults or if the fair value of the transferred securities decline to
116 PROSPECTUS

below the amount by which the Company is required to repurchase the securities. The Company manages these risks with collateral requirements and monitoring the fair value of the transferred securities for declines in fair value. If the Company believes there is a risk of sustained decline in fair value, the Company can repurchase securities immediately to limit losses.
To the extent that the maturity dates of the collateral liability do not match those of the reinvested assets, the Company has other sources of liquidity, including tradable securities, which could be used to return cash collateral. The sources of liquidity to be used to return cash collateral would be dependent upon current market conditions.
As of December 31, 2022, securities with a fair value of approximately $568 million were subject to repurchase agreements to secure amounts borrowed by the Company. Such securities are classified as bonds on the Company’s balance sheet and were disclosed as restricted assets in Note 4.
All repurchase agreements the Company had in 2022 were bilateral agreements. The Company did not have repurchase agreements in 2021.
The Company reported the following original (flow) and residual maturity for repurchase transaction in 2022:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Open - No maturity	$—	$—	$—	$550

Ending Balance
Open - No maturity	$—	$—	$—	$550
The Company reported the following securities sold under repurchase secured borrowing in 2022:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
BACV	XXX	XXX	XXX	$748
Nonadmitted - Subset of BACV	XXX	XXX	XXX	$—
Fair value (“FV”)	$—	$—	$—	$568

Ending Balance
BACV	XXX	XXX	XXX	$748
Nonadmitted - Subset of BACV	XXX	XXX	XXX	$—
Fair value (“FV”)	$—	$—	$—	$568
The Company reported the following securities sold under repurchase secured borrowing by NAIC Designation as of December 31, 2022:

($ in millions)	NONE	NAIC 1	NAIC 2	NAIC 3
Ending Balance
Bonds - BACV	$—	$375	$363	$—
Other invested assets - BACV	—	10	—	—
Total assets - BACV	$—	$385	$363	$—

Bonds - FV	$—	$287	$274	$—
Other invested assets - FV	—	7	—	—
Total assets - FV	$—	$294	$274	$—

	NAIC 4	NAIC 5	NAIC 6	Nonadmitted
Ending Balance
Bonds - BACV	$—	$—	$—	$—
Other invested assets - BACV	—	—	—	—
Total assets - BACV	$—	$—	$—	$—

Bonds - FV	$—	$—	$—	$—
Other invested assets - FV	—	—	—	—
Total assets - FV	$—	$—	$—	$—
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The Company reported the following collateral received under secured borrowing in 2022:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Cash	$—	$—	$—	$550
Securities (FV)	$—	$—	$—	$—

Ending Balance
Cash	$—	$—	$—	$550
Securities (FV)	$—	$—	$—	$—
The Company reported the following cash and non-cash collateral received under secured borrowing by NAIC Designation as of December 31, 2022:

($ in millions)	NONE	NAIC 1	NAIC 2	NAIC 3
Ending Balance
Cash	$550	$—	$—	$—
Total collateral assets - FV	$550	$—	$—	$—

	NAIC 4	NAIC 5	NAIC 6	Nonadmitted
Ending Balance
Cash	$—	$—	$—	$—
Total collateral assets - FV	$—	$—	$—	$—
The Company reported the following allocation of aggregate collateral by remaining contractual maturity as of December 31, 2022:

($ in millions)	Fair Value
Overnight and continuous	$550
30 days or less	$—
31 to 90 days	$—
> 90 days	$—
The Company reported the following allocation of aggregate collateral reinvested by remaining contractual maturity as of December 31, 2022:

($ in millions)	Amortized Cost	Fair Value
30 days or less	$—	$—
31 to 60 days	$—	$—
61 to 90 days	$—	$—
91 to 120 days	$—	$—
121 to 180 days	$1	$1
181 to 365 days	$1	$1
1 to 2 years	$6	$6
2 to 3 years	$4	$4
> 3 years	$539	$527
The Company reported the following liability to return collateral under secured borrowing in 2022:

($ in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Maximum Amount
Cash (Collateral - All)	$—	$—	$—	$550
Securities collateral (FV)	$—	$—	$—	$—

Ending Balance
Cash (Collateral - All)	$—	$—	$—	$550
Securities collateral (FV)	$—	$—	$—	$—
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12. Reinsurance
For certain term life insurance policies issued prior to October 2009, the Company ceded up to 90% of the mortality risk depending on the year of policy issuance under coinsurance agreements to a pool of thirteen unaffiliated reinsurers. Effective October 2009, mortality risk on term business is ceded under yearly renewable term agreements under which the Company cedes mortality in excess of its retention, which is consistent with how the Company generally reinsures its permanent life insurance business. The following table summarizes those retention limits by period of policy issuance.

Period	Retention limits
April 2015 through current	Single life: $2 million per life Joint life: no longer offered
April 2011 through March 2015	Single life: $5 million per life, $3 million age 70 and over, and $10 million for contracts that meet specific criteria
Joint life: $8 million per life, and $10 million for contracts that meet specific criteria
July 2007 through March 2011	$5 million per life, $3 million age 70 and over, and $10 million for contracts that meet specific criteria
September 1998 through June 2007	$2 million per life. In 2006 the limit was increased to $5 million for instances when specific criteria were met
August 1998 and prior	Up to $1 million per life
The estimated amount of the aggregate reduction in surplus, for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than for nonpayment of premium or other similar credits, of termination of all reinsurance agreements, by either party, was $3 million and $5 million as of December 31, 2022 and 2021, respectively.
As of December 31, 2022, the gross life insurance in force was $335.82 billion of which $228.78 billion was ceded to affiliates and other unaffiliated reinsurers. As of December 31, 2021, the gross life insurance in force was $359.88 billion of which $247.00 billion was ceded to affiliates and other unaffiliated reinsurers.
The effects of reinsurance on premiums and annuity considerations, and benefits for the years ended December 31 were as follows:

($ in millions)	2022	2021	2020
Premiums and annuity considerations
Direct	$383	$405	$359
Assumed	1,015	990	1,184
Ceded	(736)	(7,277)	(59)
Premiums and annuity considerations, net of reinsurance	$662	$(5,882)	$1,484

($ in millions)	2022	2021	2020
Benefits
Direct	$1,942	$2,061	$2,045
Assumed	784	1,027	949
Ceded	(1,376)	(1,058)	(814)
Benefits, net of reinsurance	$1,350	$2,030	$2,180
Reserves assumed for all reinsurance agreements were $7.73 billion and $7.68 billion as of December 31, 2022 and 2021, respectively. Reinsurance receivables in the Statements of Financial Position were $201 million and $191 million as of December 31, 2022 and 2021, respectively. All related reserves are included in the Statements of Financial Position.
The Company did not write off uncollectible reinsurance in 2022 or 2021. The Company wrote off reinsurance balances related to claims incurred from RGA Reinsurance Company totaling $126 thousand in 2020.
As of December 31, 2022 and 2021, the Company was subject to Actuarial Guideline XLVIII, which establishes uniform standards governing XXX or AXXX reserve financing arrangements for life insurance. There was one reinsurance contract under which covered policies were ceded by the Company. Funds consisting of primary security were held by the Company on a funds withheld basis in an amount at least equal to the required level of primary security. Other security was held in trust for the benefit of the Company in an amount at least equal to the portion of statutory reserves as to which primary security was not held.
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The Company reported the following in its operations as a result of commutations of reinsurance in 2022, 2021 and 2020.

($ in millions)	2022	2021	2020
Claims incurred	$—	$—	$—
Claims adjustment expenses incurred (1)	$(4)	$(5)	$(401)
Premium earned	$2	$6	$401
Other	$—	$(2)	$(13)

Total by Company
Lincoln Benefit Life Company	$(2)	$—	$—
EAC	$—	$—	$(13)
ALNY	$—	$(1)	$—
(1) Includes $3 million, $3 million and $8 million of death benefits and $1 million, $2 million and $393 million of increase in reserves for 2022, 2021 and 2020, respectively.
Net loss recognized as a result of commutations was $2 million, $1 million and $13 million in 2022, 2021 and 2020, respectively.

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13. Direct Premium Written/Produced by Managing General Agents (“MGAs”)/Third Party Administrators (“TPAs”)
The aggregate amount of direct premiums written/produced by MGAs/TPAs for the year ended December 31, 2022 was $383 million, which was greater than 5% of the Company’s surplus. The aggregate amount of direct premiums written/produced by MGAs/TPAs for the year ended December 31, 2021 and 2020 was $109 million and $40 million, respectively, which was less than 5% of the Company’s surplus. AIC began providing administrative services to the Company on November 1, 2021 pursuant to a Transition Services Agreement entered into in connection with the sale of the Company. The following table presents information for the MGA/TPA:

($ in millions)					Total Direct Premiums Written/Produced by
Name and Address of MGP/TPA	FEIN Number	Exclusive Contract	Types of Business Written	Types of Authority Granted*	2022	2021	2020
Allstate Insurance Company 3100 Sanders Road, STE 201 Northbrook, IL 60062	36-0719665	No	Individual life, group life, individual annuity, group annuity	C, CA, P, R	$353	$74	$—
Prudential Ins Company of America 751 Broad Street Newark, NJ 07102	22-1211670	No	Individual annuity, group annuity	C, CA, P, R	3	5	7
Driasi 7930 Century Boulevard Chanhassen, MN 55317		No	Individual life, group life, individual A&H, group A&H	C, CA, P, R	9	10	11
One Main Financial 601 N.W. 2nd Street Evansville, IN 47708		No	Individual life, group life, individual A&H, group A&H	C, CA, P, R	17	19	21
LifeCare Assurance Company 21600 Oxnard Street Woodland Hills, CA 91367	86-0388413	No	Individual A&H, group A&H	C, CA, P, R	1	1	1
Total					$383	$109	$40

C- * C - Claims payment
CA - Claims adjustment
P - Premium collection
R - Reinsurance ceding
14. Analysis of Annuity Actuarial Reserves and Deposit-Type Liabilities by Withdrawal Characteristics
Withdrawal characteristics of annuity reserves and deposit-type contracts and other liabilities without life or disability contingencies were as follows as of December 31:
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($ in millions)	2022
	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$257	$—	$—	$257	2.6%
b. At book value less current surrender charge of 5% or more	1	—	—	1	—
c. At fair value	18	—	790	808	8.3
d. Total with market value adjustment or at fair value (total of a through c)	276	—	790	1,066	10.9%
e. At book value without adjustment (minimal or no charge or adjustment)	2,650	84	—	2,734	27.9
(2) Not subject to discretionary withdrawal	5,970	—	13	5,983	61.2
(3) Total (gross: direct + assumed)	8,896	84	803	9,783	100.0%
(4) Reinsurance ceded	3,392	—	—	3,392
(5) Total (net) (3) – (4)	$5,504	$84	$803	$6,391
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$1	$—	$—	1

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$117	$—	$—	$117	4.0%
b. At book value less current surrender charge of 5% or more	3	—	—	3	0.1
c. At fair value	—	—	1,136	1,136	38.6
d. Total with market value adjustment or at fair value (total of a through c)	120	—	1,136	1,256	42.7%
e. At book value without adjustment (minimal or no charge or adjustment)	827	1	—	828	28.2
(2) Not subject to discretionary withdrawal	848	—	8	856	29.1
(3) Total (gross: direct + assumed)	1,795	1	1,144	2,940	100.0%
(4) Reinsurance ceded	937	—	—	937
(5) Total (net) (3) – (4)	$858	$1	$1,144	$2,003
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$3	$—	$—	3

DEPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$—	$—	$—	$—	—%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	1	—	—	1	0.1
d. Total with market value adjustment or at fair value (total of a through c)	1	—	—	1	0.1%
e. At book value without adjustment (minimal or no charge or adjustment)	88	—	—	88	5.8
(2) Not subject to discretionary withdrawal	1,428	—	—	1,428	94.1
(3) Total (gross: direct + assumed)	1,517	—	—	1,517	100.0%
(4) Reinsurance ceded	—	—	—	—
(5) Total (net) (3) – (4)	$1,517	$—	$—	$1,517
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$—	$—	$—	—
122 PROSPECTUS

($ in millions)	2021
	General Account	Separate Account with Guarantees	Separate Account Non-guaranteed	Total	% of Total
INDIVIDUAL ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$297	$—	$—	$297	2.8%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	20	—	1,178	1,198	11.3
d. Total with market value adjustment or at fair value (total of a through c)	317	—	1,178	1,495	14.1%
e. At book value without adjustment (minimal or no charge or adjustment)	2,919	125	—	3,044	28.7
(2) Not subject to discretionary withdrawal	6,058	—	16	6,074	57.2
(3) Total (gross: direct + assumed)	9,294	125	1,194	10,613	100.0%
(4) Reinsurance ceded	3,533	—	—	3,533
(5) Total (net) (3) – (4)	$5,761	$125	$1,194	$7,080
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$—	$—	$—	—

GROUP ANNUITIES:
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$137	$—	$—	$137	3.7%
b. At book value less current surrender charge of 5% or more	3	—	—	3	0.1
c. At fair value	—	—	1,705	1,705	46.2
d. Total with market value adjustment or at fair value (total of a through c)	140	—	1,705	1,845	50.0%
e. At book value without adjustment (minimal or no charge or adjustment)	917	2	—	919	24.9
(2) Not subject to discretionary withdrawal	911	—	13	924	25.1
(3) Total (gross: direct + assumed)	1,968	2	1,718	3,688	100.0%
(4) Reinsurance ceded	1,017	—	—	1,017
(5) Total (net) (3) – (4)	$951	$2	$1,718	$2,671
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$3	$—	$—	3

DEPOSIT-TYPE CONTRACTS (no life contingencies):
(1) Subject to discretionary withdrawal:
a.With market value adjustment	$—	$—	$—	$—	—%
b. At book value less current surrender charge of 5% or more	—	—	—	—	—
c. At fair value	1	—	—	1	0.1
d. Total with market value adjustment or at fair value (total of a through c)	1	—	—	1	0.1%
e. At book value without adjustment (minimal or no charge or adjustment)	106	—	—	106	6.6
(2) Not subject to discretionary withdrawal	1,501	—	—	1,501	93.3
(3) Total (gross: direct + assumed)	1,608	—	—	1,608	100.0%
(4) Reinsurance ceded	—	—	—	—
(5) Total (net) (3) – (4)	$1,608	$—	$—	$1,608
(6) Amount included in (1)b above that will move to (1)e in the year after the statement date	$—	$—	$—	—
123 PROSPECTUS

Reconciliation of total annuity actuarial reserves and deposit fund liabilities was as follows as of December 31:
($ in millions)	2022	2021
Life & Accident & Health Annual Statement:
Exhibit 5, Annuities Section, Total (net)	$6,362	$6,711
Exhibit 5, Supplementary Contracts with Life Contingencies Section, Total (net)	1	1
Exhibit 7, Deposit-Type Contracts, Line 14, Column 1	1,516	1,608
Subtotal	$7,879	$8,320

Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2	2,032	3,039
Subtotal	2,032	3,039

Combined total	$9,911	$11,359

15. Analysis of Life Actuarial Reserves by Withdrawal Characteristics
Withdrawal characteristics of life actuarial reserves were as follows as of December 31:

($ in millions)	2022
	Account Value	Cash Value	Reserve
General Account
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$26	$65
Universal life	3,204	3,204	3,282
Universal life with secondary guarantees	2,429	1,974	3,255
Indexed universal life	27	27	28
Indexed universal life with secondary guarantees	930	625	737
Other permanent cash value life insurance	—	561	690
Variable universal life	67	66	72
Miscellaneous reserves	—	—	—
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	2,838
Accidental death benefits	XXX	XXX	1
Disability – Active lives	XXX	XXX	2
Disability – Disabled lives	XXX	XXX	45
Miscellaneous reserves	XXX	XXX	478
Total (gross: direct + assumed)	6,657	6,483	11,493
Reinsurance ceded	2,307	2,258	6,011
Total (net)	$4,350	$4,225	$5,482

Separate Account Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$40	$40	$40
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	—
Accidental death benefits	XXX	XXX	—
Disability – Active lives	XXX	XXX	—
Disability – Disabled lives	XXX	XXX	—
Miscellaneous reserves	XXX	XXX	—
Total (gross: direct + assumed)	40	40	40
Reinsurance ceded	—	—	—
Total (net)	$40	$40	$40
124 PROSPECTUS

($ in millions)	2021
	Account Value	Cash Value	Reserve
General Account
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$24	$64
Universal life	3,328	3,326	3,406
Universal life with secondary guarantees	2,354	1,854	3,166
Indexed universal life	28	28	28
Indexed universal life with secondary guarantees	874	547	671
Other permanent cash value life insurance	—	550	680
Variable universal life	66	65	73
Miscellaneous reserves	—	—	—
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	2,874
Accidental death benefits	XXX	XXX	2
Disability – Active lives	XXX	XXX	3
Disability – Disabled lives	XXX	XXX	48
Miscellaneous reserves	XXX	XXX	425
Total (gross: direct + assumed)	6,650	6,394	11,440
Reinsurance ceded	2,304	2,227	5,986
Total (net)	$4,346	$4,167	$5,454

Separate Account Nonguaranteed
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$62	$62	$62
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	—
Accidental death benefits	XXX	XXX	—
Disability – Active lives	XXX	XXX	—
Disability – Disabled lives	XXX	XXX	—
Miscellaneous reserves	XXX	XXX	—
Total (gross: direct + assumed)	62	62	62
Reinsurance ceded	—	—	—
Total (net)	$62	$62	$62

Reconciliation of total life actuarial reserves was as follows as of December 31:
($ in millions)	2022	2021
Life & Accident & Health Annual Statement:
Exhibit 5, Life Insurance Section, Total (net)	$5,255	$5,200
Exhibit 5, Accidental Death Benefits Section, Total (net)	—	1
Exhibit 5, Disability – Active Lives Section, Total (net)	1	2
Exhibit 5, Disability – Disabled Lives Section, Total (net)	26	41
Exhibit 5, Miscellaneous Reserves Section, Total (net)	200	210
Subtotal	$5,482	$5,454

Separate Accounts Annual Statement:
Exhibit 3, Line 0199999, Column 2	40	62
Subtotal	40	62

Combined total	$5,522	$5,516

125 PROSPECTUS

16. Premiums and Annuity Considerations Deferred and Uncollected

($ in millions)	2022		2021
Type	Gross	Net of Loading	Gross	Net of Loading
Ordinary renewal	$94	$161	$100	$169
Group life	—	1	—	1
Total	$94	$162	$100	$170

17. Separate Accounts
The Company’s Separate Accounts were attributed to the following products/transactions as of December 31:

($ in millions)	2022		2021
Product/transaction	Legally insulated assets	Separate Account Assets (Not legally insulated)	Legally insulated assets	Separate Account Assets (Not legally insulated)
Variable annuity contracts	$1,949	$—	$2,915	$—
Variable life policies	42	—	64	—
Indexed variable annuity contracts	—	44	—	156
Total	$1,991	$44	$2,979	$156
The assets and liabilities of variable annuity contracts and variable life policies are recorded as assets and liabilities of the Separate Accounts and are legally insulated from the General Account, excluding any purchase payments or transfers directed by the contractholder to earn a fixed rate of return which are included in the Company’s General Account assets. The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account. Separate Accounts which contain variable annuity and variable life business are unit investment trusts and registered with the Securities and Exchange Commission. As of December 31, 2022 and 2021, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated. Variable annuity and variable life business allow the contractholder to accumulate funds within a variety of portfolios, at rates which depend upon the return achieved from the types of investments chosen. The net investment experience of the Separate Accounts is credited directly to the contractholder and can be favorable or unfavorable. The assets of each portfolio are held separately from the other portfolios and each has distinct investment objectives and policies. Absent any contract provision wherein the Company provides a guarantee, the contractholders of the variable annuity and variable life products bear the investment risk that the Separate Account’s funds may not meet their stated investment objectives. Variable annuity and variable life business is included in the Nonguaranteed Separate Accounts column of the following tables.
The assets and liabilities of indexed variable annuity contracts are also recorded as assets and liabilities of the Separate Accounts, however, they are not legally insulated from the General Account. The indexed variable annuity product is non-unitized and is registered with the SEC. Indexed variable annuity products provide the opportunity for the contractholder to invest for a specified length of 5, 7, or 10 years in one or more investment options linked to the S&P 500 and subject to a maximum and minimum investment performance which may be negative. Indexed variable annuity business is included in the Index column of the following tables.
Some of the Separate Account liabilities are guaranteed by the General Account. To compensate the General Account for the risk taken on variable annuity products, the Separate Accounts paid risk charges of $6 million, $8 million and $7 million in 2022, 2021 and 2020, respectively. The amount paid by the General Account for Separate Account guarantees for variable annuity products was $23 million, $18 million and $26 million in 2022, 2021 and 2020, respectively.
In connection with the disposal of the Company’s variable annuity business to Prudential Insurance Company of America (“Prudential”), there is a modified coinsurance reinsurance agreement under which the Separate Account assets and liabilities remain in the Company’s Statements of Financial Position, but the related results of operations are fully reinsured to Prudential and presented net of reinsurance in the Statements of Operations. In contrast, assets supporting General Account liabilities, including the future rights and obligations related to benefit guarantees and fixed rate of return fund investments, have been transferred to Prudential under the coinsurance reinsurance provisions. The reinsurance agreements do not contain limits or indemnifications with regard to the insurance risk transfer, and transferred all of the future risks and responsibilities for performance in the underlying variable annuity contracts to Prudential, including those related to benefit guarantees and fixed rate of return fund investments, in accordance with SSAP No. 61R. The Separate Accounts balances related to the modified coinsurance reinsurance with Prudential, including the assumed modified coinsurance reinsurance from LBL and American Maturity Life Insurance Company (“AML”), were $2.25 billion and $3.59 billion as of December 31, 2022 and 2021, respectively. The General Account liability balances reinsured to Prudential under the coinsurance reinsurance were $1.04
126 PROSPECTUS

billion and $1.02 billion as of December 31, 2022 and 2021, respectively, and consisted of the liabilities for fixed rate of return fund investments and benefit guarantees.
Information regarding the Company’s Separate Accounts as of December 31 was as follows:

($ in millions)	2022
	Index	Nonindexed Guarantee Less Than/Equal To 4%	Nonindexed Guarantee More Than 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/2022	$—	$—	$—	$—	$—

Reserves as of December 31, 2022
For accounts with assets at:
Fair value	$85	$—	$—	$1,987	$2,072

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$85	$—	$—	$—	$85
At fair value	—	—	—	1,966	1,966
Subtotal	85	—	—	1,966	2,051
Not subject to discretionary withdrawal	—	—	—	21	21
Total	$85	$—	$—	$1,987	$2,072

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A	N/A

($ in millions)	2021
	Index	Nonindexed Guarantee Less Than/Equal To 4%	Nonindexed Guarantee More Than 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/2021	$—	$—	$—	$2	$2

Reserves as of December 31, 2021
For accounts with assets at:
Fair value	$126	$—	$—	$2,974	$3,100

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$—	$—	$—	$—	$—
At fair value	126	—	—	2,945	3,071
Subtotal	126	—	—	2,945	3,071
Not subject to discretionary withdrawal	—	—	—	29	29
Total	$126	$—	$—	$2,974	$3,100

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A	N/A
127 PROSPECTUS

($ in millions)	2020
	Index	Nonindexed Guarantee Less Than/Equal To 4%	Nonindexed Guarantee More Than 4%	Non-Guaranteed Separate Accounts	Total
Premiums, considerations or deposits for year ended 12/31/2020	$—	$—	$—	$2	$2

Reserves as of December 31, 2020
For accounts with assets at:
Fair value	$166	$—	$—	$3,001	$3,167

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$166	$—	$—	$—	$166
At fair value	—	—	—	2,972	2,972
Subtotal	166	—	—	2,972	3,138
Not subject to discretionary withdrawal	—	—	—	29	29
Total	$166	$—	$—	$3,001	$3,167

Reserves for asset default risk in lieu of AVR	N/A	N/A	N/A	N/A	N/A

Reconciliation of net transfers to or (from) the Separate Accounts for the year ended December 31 was as follows:
($ in millions)	2022	2021	2020
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$—	$2	$2
Transfers from Separate Accounts	304	418	380
Net transfers to (from) Separate Accounts	(304)	(416)	(378)

Reconciling adjustments:
Other net transfers assumed from LBL	(19)	(58)	(37)
Net transfers assumed from AML	(2)	(1)	(1)
Net transfers assumed from EAC	14	10	1
Net transfers ceded to Prudential	1	—	—

Transfers as reported in the Statement of Operations	$(310)	$(465)	$(415)
18. Other Items
Balances reasonably possible to be uncollectible
Agents’ balances receivable are 100% nonadmitted after the establishment of a valuation allowance. The allowance balance for admitted agents’ balances receivable, after reinsurance, was $2 million and $1 million as of December 31, 2022 and 2021, respectively.
Participating policies
For 2022, 2021 and 2020, the Company recognized premiums related to life participating policies of $30 thousand, $50 thousand and $56 thousand, respectively. In 2022, 2021 and 2020, these amounts represented less than one-half of one percent of total life premiums and annuity considerations earned. The Company uses accrual accounting to record policyholder dividends on participating policies. The Company paid dividends of $3 thousand, $4 thousand, and $4 thousand in 2022, 2021 and 2020, respectively, to participating policyholders and did not allocate additional income.
Amount of insurance for gross premium less than net premiums
As of December 31, 2022 and 2021, the Company had $4.03 billion and $4.39 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standards of valuation set by the State of Illinois. Reserves to cover the above insurance totaled $29 million and $32 million as of December 31, 2022 and 2021, respectively.
128 PROSPECTUS

Other reserve changes for life and annuity contracts
In 2022, the Company’s aggregate reserves for life and annuity contracts were decreased by other reserve changes of $40 million. Other reserve changes in 2022 were as follows:

($ in millions)		Ordinary		Group
Item	Total	Life Insurance	Individual Annuities	Life Insurance	Annuities
Pre-close transactions	$—	$—	$—	$—	$—
Asset adequacy reserve release	—	—	—	—	—
Voluntary management reserve	—	—	—	—	—
Long-term care asset adequacy	—	—	—	—	—
Application of Actuarial Guideline 38	(40)	(40)	—	—	—
Reinsured to ERL	—	—	—	—	—
Total	$(40)	$(40)	$—	$—	$—
In 2021, the Company’s aggregate reserves for life and annuity contracts were decreased by other reserve changes of $6.67 billion. Other reserve changes in 2021 were as follows:

($ in millions)		Ordinary		Group
Item	Total	Life Insurance	Individual Annuities	Life Insurance	Annuities
Pre-close transactions	$(121)	$(121)	$—	$—	$—
Asset adequacy reserve release	(350)	—	(350)	—	—
Voluntary management reserve	261	—	261	—	—
Long-term care asset adequacy	10	10	—	—	—
Application of Actuarial Guideline 38	39	39	—	—	—
Reinsured to ERL	(6,505)	(2,703)	(3,190)	(100)	(512)
Total	$(6,666)	$(2,775)	$(3,279)	$(100)	$(512)
Scottish Re (U.S.), Inc. (“SRUS”)
On December 14, 2018, the Delaware Insurance Commissioner placed SRUS under regulatory supervision. On March 6, 2019, the Chancery Court of the State of Delaware entered a Rehabilitation and Injunction Order in response to a petition filed by the Insurance Commissioner.
The Rehabilitation and Injunction Order declared SRUS impaired and in unsound condition, appointed the Insurance Commissioner as Receiver, and directed the Receiver to take possession of SRUS’ assets and rehabilitate SRUS pursuant to the Delaware insurer insolvency statutes. The order also included a broad injunction limiting the ability of SRUS’ contractual counterparties to enforce their rights (including setoff rights) during the proceeding without leave from court. As a result of litigation and compromises reached in 2019, the Company has continued to offset claim payments and losses against premiums subject to certain limitations and reservations of rights by the Receiver. The Company also filed a separate motion in 2019 related to the reimbursement of claim payments where SRUS is also acting as administrator. This motion resulted in the Receiver’s agreement to refund advances made by the Company to SRUS’s administrator from collected premiums. The Receiver filed his first proposed Plan of Rehabilitation (“Plan”) for consideration by the Court on June 30, 2020, and he filed an amended Plan on March 16, 2021. The Company and numerous other cedents and retrocessionaires requested discovery from the Receiver with respect to both versions of the Plan. After the Receiver took the position that most of the information requests were improper, the Court directed the parties to negotiate a discovery, briefing and trial process. The parties were unable to agree on the legal standard the Court should apply in considering whether to approve the Plan or the Receiver’s burden of proof. Following subsequent briefing and arguments in January 2022, the Court issued a ruling and guidance on certain of these issues, and the Receiver filed a further amended Plan on June 30, 2022. The Company and other cedents and retrocessionaires filed preliminary objections to the Plan in October 2022 on various grounds, including inadequacy of the Receiver’s disclosures regarding liquidation value, concerns about the Plan’s viability, and numerous legal challenges. The Company also filed a separate objection related to the Plan’s failure to provide for reimbursement of outstanding unreimbursed advances the Company has made during the proceeding, as well as the Plan’s failure to address how the Receiver will service and fund benefits going forward if the Plan is approved. The cedents and retrocessionaires are currently pursuing pre-trial discovery from the Receiver. No schedule for further briefing or a final hearing has been scheduled.
The Company’s reinsurance reserve credit and paid claims recoverable with SRUS, net of the allowance for uncollectible reinsurance of $11 million and net of nonadmitted recoverables for paid claims of $14 million, were $33 million as of December 31, 2022. The Company’s reinsurance reserve credit and paid claims recoverable with SRUS, net of the allowance for uncollectible reinsurance of $7 million and net of nonadmitted recoverables for paid claims of $11 million, were $36 million as of December 31, 2021. The Company continues to monitor SRUS for future developments and will reevaluate its allowance for uncollectible amounts as new information becomes available.
129 PROSPECTUS

Other contingencies
The Company is continuing to defend two putative class actions in California federal court, Holland Hewitt v. Allstate Life Insurance Company (E.D. Cal., filed May 2020) and Farley v. Lincoln Benefit Life Company (E.D. Cal., filed Dec. 2020). No classes have been certified in these matters. In these cases, plaintiffs generally allege that the defendants failed to comply with certain California statutes which address contractual grace periods and lapse notice requirements for certain life insurance policies. Plaintiffs claim that these statutes apply to life insurance policies that existed before the statutes’ effective date. The plaintiffs seek damages and injunctive relief. Similar litigation is pending against other insurance carriers. In August 2021, the California Supreme Court in McHugh v. Protective Life, a matter involving another insurer, determined that the statutory notice requirements apply to life insurance policies issued before the statutes’ effective date. The Company asserts various defenses to plaintiffs’ claims and to class certification.
Following the consummation of the transactions contemplated by the ALIC Purchase Agreement with EUHC, decisions concerning the conduct of the litigation matters described above, including as to strategy, settlement, pursuit and abandonment, will continue to be made by Allstate (subject to certain Everlake consultation and consent rights). In addition, Allstate has agreed to indemnify Everlake for any fees, expenses and damages incurred or imposed as a result of these litigation matters.
Other
In connection with EAC’s plan to withdraw its New York license, the New York Department of Financial Services (“NYDFS”) required the Company to establish a custodial account for the protection of EAC’s New York issued business. As required by the NYDFS, the custodial account is to be maintained with a minimum amount of assets which may vary over time. As of December 31, 2022, the balance in the custodial account was $3 million.
19. Events Subsequent
On January 13, 2023, EUHC entered into a participation agreement with Resolution Life Group Holdings Ltd. (“Resolution”) that allows the Company and certain of its affiliates to participate, on a quota share basis, in qualifying reinsurance transactions entered into by certain affiliates of Resolution for life & annuity liabilities and/or pension risk transfer liabilities originated in the U.S.

An evaluation of subsequent events was made through March 24, 2023, the date the audited statutory-basis financial statements were available to be issued. There were no other significant subsequent events requiring adjustment to or disclosure in the statutory-basis financial statements.

******
130 PROSPECTUS

EVERLAKE LIFE INSURANCE COMPANY
SCHEDULE I - SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 2022

($ in millions)	Cost	Fair value	Amount shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$56	$51	$56
States, municipalities and political subdivisions	495	451	495
Foreign governments	10	10	10
Hybrid securities	69	56	69
All other corporate bonds	7,197	6,197	7,198
Asset-backed securities	5,414	4,995	5,414
Mortgage-backed securities	2,498	2,405	2,498
Bank loans	801	731	802
Total fixed maturities	16,540	$14,896	16,542

Equity securities:
Common stocks:
Industrial, miscellaneous and all other	12	15	15
Parent, subsidiaries and affiliates	64	47	47
Total equity securities	76	$62	62

Mortgage loans on real estate	4,108	3,770	4,107
Policy loans	540	540	540
Derivative instruments	86	65	65
Limited partnership interests	1,337	1,662	1,662
Other long-term investments	23	11	15
Receivables for securities	40	40	40
Cash, cash equivalents and short-term investments	328	328	328
Total investments	$23,078	$21,374	$23,361

131 PROSPECTUS

Item 11(f).
None.

132 PROSPECTUS

Item 11(h). Management’s Discussion and Analysis of Financial Condition and Results of Operations

133 PROSPECTUS

BASIS OF PRESENTATION
The accompanying financial statements have been prepared in conformity with statutory accounting practices (“SAP”) prescribed or permitted by the Illinois Department of Insurance. Certain differences exist between SAP and accounting principles generally accepted in the United States of America. See Note 2 of the audited Statutory Financial Statements in Item 11(e) for additional information and for a summary of such differences.
OVERVIEW
The following discussion highlights significant factors influencing the financial position and results of operations of Everlake Life Insurance Company, formerly known as Allstate Life Insurance Company (referred to in this document as “we,” “our,” “us,” the “Company” or “ELIC”). It should be read in conjunction with the Company’s audited financial statements and related notes found under Item 11 (e) contained herein.
The most important factors we monitor to evaluate the financial condition and performance of our Company include:
•For operations: asset-liability matching, expenses, net income, and premiums and annuity considerations.
•For investments: exposure to market risk, asset allocation, credit quality/experience, total return, net investment income, cash flows, net realized gains and losses on investments and derivatives, unrealized capital gains and losses, stability of long-term returns, and asset and liability duration.
•For financial condition: surplus levels, risk-based capital ratios, financial strength ratings and capital position.

ORGANIZATION
ELIC, an Illinois domiciled insurer, is a wholly owned subsidiary of Everlake US Holdings Company (“EUHC”), a Delaware corporation. EUHC is a wholly owned subsidiary of Everlake US Parent Company, a Delaware corporation. Everlake US Parent Company is a wholly owned subsidiary of Everlake Holdings, LP. Prior to November 1, 2021, the Company was wholly owned by Allstate Insurance Company (“AIC”), an insurance company domiciled in the State of Illinois. AIC is a wholly owned subsidiary of Allstate Insurance Holdings, LLC (“AIH”), a Delaware limited liability company. AIH is a wholly owned subsidiary of The Allstate Corporation.
On January 26, 2021, AIC and Allstate Financial Insurance Holdings Corporation (“AFIHC”) entered into a Stock Purchase Agreement with EUHC, an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates, including Allstate Assurance Company (“AAC”), was completed on November 1, 2021, at which time EUHC became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company and AAC was renamed to Everlake Assurance Company (“EAC”).
On March 29, 2021, the Company, AIC, AIH and AFIHC entered into a stock purchase agreement (“ALNY Purchase Agreement”) with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company and Intramerica Life Insurance Company, a wholly owned subsidiary of AFIHC for $220 million in cash plus the growth in statutory value through the sale date. This transaction resulted in the Company’s divestiture of all of its New York life and annuities business. The necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021. The Company recognized a loss of $281 million on the sale of ALNY in 2021.
On November 1, 2021, EUHC contributed all the issued and outstanding common stock of EAC to the Company. The contribution was recorded as an increase to gross paid in and contributed surplus totaling $40 million.
The Company previously sold life insurance and retirement products. The Company is authorized to sell life insurance and retirement products in 49 states, the District of Columbia and Puerto Rico. The Company’s business, which is administered by third parties, consists of traditional, interest-sensitive and variable life insurance, and deferred and immediate annuities. Term and whole life insurance offer basic life protection solutions. Universal life and retirement products cover more advanced needs. The Company discontinued the sale of annuities over an eight-year period from 2006 to 2014 and discontinued sales of life insurance products during third quarter 2021. Since the acquisition by Everlake US Holdings Company on November 1, 2021, the Company’s strategy is to build scale and diversify its business through the opportunistic acquisition of life and annuity liabilities. These acquisitions could be structured as purchase agreements or reinsurance agreements. The business in force is being managed with a focus on increasing lifetime economic value.
Reinsurance The Company’s reinsurance ceded on life insurance in force decreased $18.23 billion to $228.78 billion as of December 31, 2022 compared to $247.01 billion as of December 31, 2021. Of the $228.78 billion life insurance in force ceded as of December 31, 2022, $131.62 billion and $54.29 billion were ceded to ELIC Reinsurance Company (“ELIC RE”) and Everlake Reinsurance Limited (“ERL”), respectively, with the remaining ceded to unaffiliated reinsurers. Of the $247.01 billion life insurance in force ceded as of December 31, 2021, $140.76 billion and $57.44 billion were ceded to ELIC Re and ERL, respectively, with the remaining ceded to unaffiliated reinsurers. The business ceded to ELIC Re was pursuant to the
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Amended and Restated Reinsurance Agreement entered into by the Company and ELIC Re effective January 1, 2017. The business ceded to ERL was pursuant to the ERL reinsurance agreement effective November 1, 2021.
Prior to December 1, 2020, the Company ceded universal life insurance business to EAC pursuant to the reinsurance agreement entered into by the Company and EAC effective April 1, 2015. Pursuant to a recapture and termination agreement dated December 1, 2020, the Company recaptured 100% of the universal life insurance policies ceded to EAC and terminated the original reinsurance agreement effective April 1, 2015. EAC transferred assets of $401 million, which equal the policy liabilities plus an adjustment for interest maintenance reserve (“IMR”) of $25 million, to the Company in connection with the Recapture and Termination Agreement. Effective December 1, 2020, the Company and EAC entered into a reinsurance agreement whereby EAC transferred assets of $184 million to the Company and ceded on a 100% coinsurance basis corresponding term life and universal life general account policy liabilities plus an adjustment for IMR of $12 million. Under the terms of the agreement, $25 million of variable life separate account liabilities were also assumed from EAC on a modified coinsurance basis.
In addition, the Company had an agreement, where via a reinsurance treaty, it assumed reinvestment related risk on certain structured settlement annuities (“SSAs”) of its wholly owned subsidiary, ALNY. Under the terms of the agreement, if the fixed income book yield on the portion of ALNY’s investment portfolio that supports SSAs’ liabilities fell below the average statutory rates, the Company would pay a benefit. In return, the Company received a premium from ALNY that was based on and varied with the aggregate statutory reserve balance of the SSAs. The Company received premium related to the reinsurance treaty from ALNY of $2 million and $3 million in 2021 and 2020, respectively. The Company paid benefits of $23 million and $21 million to ALNY in 2021 and 2020, respectively. This treaty was terminated on October 1, 2021 in conjunction with the sale of ALNY.
Immediately prior to the sale of the Company on November 1 2021, the Company entered into the following agreements with American Heritage Life Insurance Company (“AHL”).
•Recapture and Termination Agreement covering individual and group life insurance policy reserves ceded to the Company and terminated the original agreement dated October 1, 2008.
•Partial Recapture and Partial Termination Agreement (“PRPTA”) covering individual and group disability policy reserves ceded to the Company under the reinsurance agreement dated December 31, 2004. The PRPTA did not amend the provisions of the reinsurance agreement related to AHL’s cession of single premium deferred annuities to the Company.
•Recapture and Termination Agreement covering certain universal life insurance policy reserves ceded to the Company and terminated the original reinsurance agreement dated December 31, 2004.
In connection with the above three agreements, the Company transferred $11 million of cash and investments with a statutory book value equal to the policy liabilities with a fair value of approximately $181 million to AHL.
On November 1, 2021, the Company and ERL, a wholly owned Cayman Islands domiciled insurance subsidiary of EUHC, entered into a Funds Withheld Reinsurance Agreement, whereby the Company ceded to ERL 35% of the majority of the Company’s net in force policies. In consideration for ERL's assumption of these liabilities, the Company transferred assets of $7.3 billion, an amount equal to the statutory liabilities of the ceded policies (net of other reinsurance) to a funds withheld portfolio. The Company also paid ERL a ceding commission in cash and assets in the amount of $500 million. The ceded policies include life contracts, accident and health contracts, and deposit-type contracts. Under SSAP 61R, Life, Deposit-Type and Accident and Health Reinsurance, reserve credits are recorded for the life and accident and health contracts and a funds withheld payable is established. Deposit-type contracts follow deposit accounting that only allows for recording receipts or disbursements exchanged between the entities. Since this is a funds withheld arrangement, there was no adjustment to the liability for deposit-type funds at inception.
The Company enters into reinsurance agreements with unaffiliated reinsurers to limit aggregate and single exposure to losses on large risks, while retaining primary liability as a direct insurer for all risks ceded to reinsurers.
As of December 31, 2022 and 2021, 68% and 69%, respectively, of the Company’s face amount of life insurance in force was reinsured. The Company also cedes substantially all risk associated with variable annuity contracts to non-affiliates.
The credit worthiness of external reinsurers is continuously monitored. As of December 31, 2022, 81% and 11% of ceded premiums under uncollateralized external reinsurance treaties were ceded to companies that currently have an A.M. Best financial strength rating of A- or better and two companies with a rating of B++, respectively. The remaining were ceded to companies that were not rated by A.M. Best.
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2022 HIGHLIGHTS
•Net income was $327 million in 2022 compared to $1.07 billion in 2021.
•Cash and invested assets totaling $23.36 billion as of December 31, 2022, decreased $1.10 billion from $24.46 billion as of December 31, 2021. Net investment income decreased 20.5% to $1.05 billion in 2022 from $1.32 billion in 2021.
•Net realized capital gains and losses totaled $30 million in 2022 compared to $1.40 billion in 2021.

FINANCIAL POSITION
Summary analysis Summarized financial position data is presented in the following table as of December 31:

($ in millions)	2022	2021
Cash and invested assets	$23,361	$24,456
Investment income due and accrued	179	154
Premiums and considerations	162	170
Reinsurance recoverables and other reinsurance receivables	201	191
Other receivables	27	2
Advanced benefits	31	33
Other assets	6	7
From Separate Accounts, Segregated Accounts and Protected Cell Accounts	2,035	3,135
Total assets	$26,002	$28,148

Aggregate reserves for life contracts	$11,846	$12,166
Aggregate reserves for accident and health contracts	33	35
Liability for deposit-type contracts	1,517	1,608
Contract claims and liabilities	79	87
Other amounts payable on reinsurance	110	245
Interest maintenance reserve	—	145
Net deferred tax liability	120	167
Asset valuation reserve	427	496
Payable to parent, subsidiaries and affiliates	38	21
Funds held under reinsurance treaties with unauthorized and certified reinsurers	6,555	6,740
Funds held under coinsurance	764	807
Derivatives	32	79
Repurchase agreement	552	—
Other liabilities	134	15
From Separate Accounts Statement	2,035	3,135
Total liabilities	24,242	25,746
Capital and surplus	1,760	2,402
Total liabilities and capital and surplus	$26,002	$28,148
Investments overview and strategy The return on our investment portfolio is an important component of our ability to fulfill our promises to customers and earn an acceptable return on capital. We manage risks that involve uncertainty related to interest rates, credit spreads, equity returns and currency exchange rates. We take a liability-driven investment approach to determine our strategic asset allocation. The investment portfolio is focused on diversification, credit quality, and production of stable, predictable cash flows. Asset allocations are determined using a segmented approach focusing on risk, return, and asset-liability management. Within appropriate ranges relative to strategic allocations, tactical allocations are made considering of prevailing or potential future market conditions.
Our portfolio is comprised of assets chosen to generate returns to support corresponding liabilities within an asset-liability framework that targets an appropriate return on capital. A cashflow matching strategy is employed for near-term Payout and Deferred Annuity liabilities to provide sufficient liquidity and reduce asset liability management risk. For longer dated Payout Annuity cashflows with no or minimal near-term liquidity needs, we employ total return strategies to generate incremental yield and sufficient time for those strategies to be effective. The Life Insurance investment strategy aims to invest in longer duration assets at attractive yields to align with the long-dated liabilities.
Effective November 1, 2021, we entered into an investment management agreement with Blackstone ISG-I Advisors, LLC (“BIS”). Under this agreement, BIS manages and directs the investment and reinvestment with respect to all assets of the
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Company. BIS is affiliated with Blackstone Inc., the ultimate parent company of the general partner that manages Everlake Holdings, LP. Everlake Holdings, LP is an investment fund and is the Company’s indirect parent. The portfolio includes allocations to public fixed income securities, mortgage loans, privately originated credit, and limited partnerships. The portfolio is primarily allocated to assets with predicable earnings aligned to business needs. Prior to the sale of the Company on November 1, 2021, the portfolio had a meaningful allocation to public equity, which resulted in higher volatility.
Limited partnership returns are impacted by a variety of factors including general macroeconomic conditions and idiosyncratic risk. Variability in earnings will result from the performance of the underlying assets and the timing of sales of those investments. Earnings from the sales of investments may be recorded as net investment income or net gains and losses on investments and derivatives. The portfolio, which primarily includes private equity and real estate limited partnerships, is diversified across several characteristics, including managers or partners, vintage years, strategies, geographies (including international) and industry sectors or property types. These investments are generally illiquid in nature, often require specialized expertise, typically involve a third-party manager, and often enhance returns and income through transformation at the company or property level. A portion of these investments seek returns in markets or asset classes that are dislocated or special situations, primarily in private markets.
The Company has made significant progress on its repositioning plan to align to the Company’s updated strategic asset allocation with expected completion in 2023. The portfolio goal is to build a resilient, diversified, income generating portfolio informed by the Company’s liability profile. The Company will leverage BIS’ access to privately originated credit assets to seek compelling risk adjusted returns which generate incremental yield over public securities .
The Company has a comprehensive portfolio monitoring process to identify and evaluate each security whose carrying value may be other than temporarily impaired. The portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds) or cost (for stocks) is below established thresholds. The process also includes monitoring of other impairment indicators such as ratings, rating downgrades and payment defaults.
Investments outlook We plan to focus on the following priorities:
•Build a resilient, diversified, income generating portfolio specific to our business informed by our liability profile and Asset Liability Management principles.
•Leverage Blackstone ISG-I Advisors LLC’s public market expertise and access to privately originated credit assets to seek compelling risk-adjusted returns.
Invested assets and income are expected to decline with reductions in deposit-type contracts, partially offset by investments in private markets according to our Strategic Asset Allocation. Income related to limited partnership investments will result in variability of our earnings.
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Portfolio composition The composition of the investment portfolio is presented in the following table as of December 31:

($ in millions)	2022	2021
Bonds	$16,542	$17,965
Common stocks	62	46
Mortgage loans on real estate	4,107	2,968
Cash, cash equivalents and short-term investments	328	1,315
Contract loans	540	554
Derivatives	65	126
Other invested assets	1,677	1,470
Receivables for securities	40	12
Cash and invested assets	$23,361	$24,456
Cash and invested assets decreased 4% or $1.10 billion as of December 31, 2022 compared to December 31, 2021, primarily due to the extraordinary distribution totaling $850 million in cash to EUHC on September 30, 2022 and the transfer of bonds of $226 million to ERL for reinsurance settlement associated with the reinsurance agreement effective November 1, 2021.
Bonds by type and credit quality are listed in the following table as of December 31.

($ in millions)	2022
	Investment grade	Below Investment grade	Total
Corporate
Public	$5,361	$88	$5,449
Privately placed	2,383	237	2,620
Total corporate	7,744	325	8,069
Municipal	433	—	433
Asset-backed securities	5,039	375	5,414
Commercial mortgage-backed securities	2,502	—	2,502
U.S. government	114	—	114
Foreign government	10	—	10
Total	$15,842	$700	$16,542

	2021
	Investment grade	Below Investment grade	Total
Corporate
Public	$9,627	$468	$10,095
Privately placed	2,714	949	3,663
Total corporate	12,341	1,417	13,758
Municipal	755	—	755
Asset-backed securities	2,148	125	2,273
Commercial mortgage-backed securities	775	5	780
U.S. government	388	—	388
Foreign government	11	—	11
Total	$16,418	$1,547	$17,965

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As of December 31, 2022, 96% of the total bond portfolio was rated investment grade, which is defined as a security having a National Association of Insurance Commissioners (“NAIC”) designation of 1 or 2, a rating of Aaa, Aa, A, or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. There was no significant change in the bond portfolio quality distribution from the prior year.
Bonds with an NAIC designation of 1 through 5, including loan-backed and structured securities and excluding Securities Valuation Office-identified investments, are reported at amortized cost using the effective yield method. Bonds with an NAIC designation of 6 are reported at the lower of amortized cost or fair value, with the difference reflected in unassigned surplus as unrealized capital loss.
Corporate bonds include publicly traded and privately placed bonds. The portfolio of privately placed securities is made up of 476 issuers as of December 31, 2022 and is diversified by issuer, industry sector and country. Privately placed securities primarily consist of corporate issued senior debt securities that are negotiated with the borrower or are issued by public entities in unregistered form. Privately placed corporate obligations may contain structural security features such as financial covenants and call protections that provide investors greater protection against credit deterioration, reinvestment risk or fluctuations in interest rates than those typically found in publicly registered debt securities. Liquidity of securities issued by public entities in unregistered form is similar to public debt markets. Additionally, investments in these securities are made after due diligence of the issuer, typically including discussions with senior management and in some cases on-site visits to company facilities. Ongoing monitoring includes direct periodic dialogue with senior management of the issuer and continuous monitoring of operating performance and financial position. 144a bonds and registered bonds have similar secondary liquidity and trading dynamics in the public corporate debt market.
As of December 31, 2022, the corporate bonds portfolio includes $325 million of below investment grade bonds, $237 million of which are privately placed. The securities are diversified by issuer and industry sector. The below investment grade corporate bonds portfolio is made up of 281 issuers as of December 31, 2022.
Municipal bonds include general obligations of state and local issuers and revenue bonds (including pre-refunded bonds, which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest). The municipal bond portfolio as of December 31, 2022 consisted of 89 issues from 54 issuers. The largest exposure to a single issuer was 15% of the municipal bond portfolio.
Asset-backed securities (“ABS”) includes collateralized debt obligations, consumer and other ABS. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees or insurance.
Commercial mortgage-backed securities (“CMBS”) consisted of CMBS and residential mortgage-backed securities (“RMBS”). RMBS is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to prepayment risk from the underlying residential mortgage loans. CMBS investments are primarily traditional conduit transactions collateralized by commercial mortgage loans and typically are diversified across property types and geographical area.
Foreign government bonds includes one security.
The fair value of bonds was $14.90 billion and $18.45 billion as of December 31, 2022 and 2021, respectively. Unrealized net capital gains (losses) on the bond portfolio, which are calculated as the difference between statement value and fair value, were $(1.65) billion and $487 million as of December 31, 2022 and 2021, respectively.
Common stocks increased 35% or $16 million to $62 million as of December 31, 2022 compared to $46 million as of December 31, 2021, primarily due to a $10 million capital contribution to EAC, a wholly owned subsidiary, and a $3 million Federal Home Loan bank capital stock purchase.
Mortgage loans on real estate increased 38% or $1.14 billion to $4.11 billion as of December 31, 2022 compared to $2.97 billion as of December 31, 2021, primarily driven by acquisition of residential and commercial mortgage loans in 2022. Mortgage loans mainly comprise loans secured by first mortgages on developed commercial real estate as well as residential real estate. Geographical and property type diversification are key considerations used to manage exposure. Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable the Company will not collect the contractual principal and interest.
Other invested assets increased 14% or $207 million to $1.68 billion as of December 31, 2022 compared to $1.47 billion as of December 31, 2021, primarily due to an increase in limited partnerships. Other invested assets primarily consist of limited partnerships which include investments in private equity funds, real estate funds and other funds.
Derivatives decreased 48% or $61 million to $65 million as of December 31, 2022 compared to $126 million as of December 31, 2021, primarily due to the decline in equity markets.
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Below investment grade The Company's investment policy allows it to purchase and hold below investment grade securities. The Company believes with quality research and underwriting, these securities complement its broader investment strategy and provide the appropriate level of return for the increased risk.
From Separate Accounts Separate Accounts asset decreased 35% or $1.10 billion to $2.04 billion as of December 31, 2022 compared to $3.14 billion as of December 31, 2021, primarily due to investment losses and benefits. Separate Account products are closed to new business and only accept additional deposits on existing contracts.
Aggregate reserve for life contracts The following table summarizes the aggregate reserve for life contracts by product as of December 31:

($ in millions)	2022	2021
Structured settlements	$3,672	$3,704
Interest sensitive life	4,205	4,225
Fixed annuities	1,680	1,860
Indexed annuities	463	522
Traditional life	535	526
Indexed life	497	454
Annuity buyouts	312	337
Payout annuities	208	228
Modified guaranteed annuity contracts	90	111
Single premium immediate annuities	103	116
Other	81	83
Total	$11,846	$12,166
Aggregate reserves for life contracts decreased 3% or $320 million as of December 31, 2022 compared to December 31, 2021, primarily due to decreased fixed annuities and indexed annuities, driven by surrender activity, decreased structured settlement and payout annuities due to expected runoff, and decreased interest sensitive life reserves driven by an increase in the interest rate assumption.
Other amounts payable on reinsurance decreased 55% or $135 million to $110 million as of December 31, 2022 compared to $245 million as of December 31, 2021, primarily due to decreased payable to ERL as a result of higher investment income in 2021 compared to 2022, decreased payable to ELIC RE due to the timing of payments, and decreased payable to American Heritage Life associated with the recapture of business.
IMR asset of $134 million as of December 31, 2022 compared to IMR liability of $145 million as of December 31, 2021. The change was primarily due to realized losses transferred to IMR in 2022. The IMR asset of $134 million as of December 31, 2022 was non-admitted.
Net deferred tax liability decreased $47 million to $120 million as of December 31, 2022 compared to $167 million as of December 31, 2021, due to a $60 million decrease in deferred tax liabilities, partially offset by a $13 million decrease in deferred tax assets. The decrease in deferred tax liabilities was primarily due to a reduction in investment deferred tax liabilities, including those generated by unrealized gains and losses. The decline in deferred tax assets was driven by the utilization of net operating loss carryforwards and decrease in investment deferred tax assets, partially offset by a capital loss carryforward generated in 2022 as a result of the investment portfolio repositioning.
Asset valuation reserve (“AVR”) decreased 14% or $69 million to $427 million as of December 31, 2022 compared to $496 million as of December 31, 2021, primarily due to realized losses classified as AVR in 2022 compared to realized gains in 2021. The default component of the AVR was reported at the maximum reserve level as of December 31, 2022.
Funds held under reinsurance treaties with unauthorized and certified reinsurers decreased $185 million to $6.56 billion as of December 31, 2022 compared to $6.74 billion as of December 31, 2021, driven by the run off of business ceded to ERL. ERL is an unauthorized reinsurer in the United States of America.
Repurchase agreement balance was $552 million as of December 31, 2022. The Company was party to secured financing transactions in 2022 whereby certain securities are sold under repurchase agreements, in which the Company transfers securities in exchange for cash, with an agreement by the Company to repurchase the same or substantially similar securities at agreed-upon dates specified in the agreements. Under the repurchase agreements the Company requires collateral equal to, at a minimum, 97 percent of the fair value of the transferred securities. Cash collateral received is invested in various securities and the offsetting collateral liabilities are classified as repurchase agreements and included in aggregate write-ins for liabilities.
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OPERATIONS
Summary analysis Summarized financial data for the years ended December 31 is presented in the following table.

($ in millions)	2022	2021	2020
Premiums and annuity considerations for life and accident and health contracts	$662	$(5,882)	$1,484
Net investment income	1,052	1,323	1,143
Amortization of interest maintenance reserve	54	44	19
Commissions and expense allowances on reinsurance ceded	70	(420)	101
Reserve adjustments on reinsurance ceded	(305)	(422)	(370)
Fees associated with Separate Accounts	42	42	37
Experience refund on reinsurance ceded	154	73	168
Non-proprietary product revenue	—	17	33
Other income	2	2	—
Total	1,731	(5,223)	2,615

Death benefits	447	721	708
Annuity benefits	458	722	791
Surrender benefits and withdrawals for life contracts	389	492	540
Interest and adjustments on contracts or deposit-type contract funds	49	71	97
Increase (decrease) in aggregate reserves for life and accident and health contracts	(331)	(7,027)	474
Other contract benefits	7	24	44
Commissions and general insurance expenses, including insurance taxes, licenses and fees	163	362	315
Net transfers to or (from) Separate Accounts net of reinsurance	(310)	(465)	(415)
Funds withheld expense	408	231	33
Total	1,280	(4,869)	2,587

Net gain (loss) from operations after dividends to policyholders and before federal income taxes and realized capital gains or (losses)	451	(354)	28
Federal and foreign income taxes incurred (excluding tax on capital gains)	94	(30)	—

Net gain (loss) from operations after dividends to policyholders and federal income taxes and before realized capital gains (losses)	357	(324)	28
Net realized capital gains (losses)	(30)	1,397	29
Net income	$327	$1,073	$57
Net income decreased 70% or $746 million in 2022 compared to 2021, primarily due to an unfavorable change in after-tax realized capital gains and losses of $1.43 billion, partially offset by net income from operations in 2022 compared to net loss from operations in 2021. Net income increased $1.02 billion in 2021 compared to 2020, primarily due to a $1.40 billion increase in after-tax realized capital gains, partially offset by a net loss from operations in 2021 compared to net income from operations in 2020. Net income in 2021 includes a $281 million loss on the sale of ALNY, which was recorded in net realized capital gains (losses).
Premiums and annuity considerations reflect gain to income of $662 million in 2022 compared to charge to income of $5.88 billion in 2021. The favorable change of $6.54 billion was primarily driven by reserve credit recorded in 2021 at the inception of the Company’s Funds Withheld Reinsurance agreement with ERL that was effective November 1, 2021. Premiums and annuity considerations decreased $7.37 billion in 2021 compared to 2020 driven by reserve credit of $6.82 billion associated with the Funds Withheld Reinsurance agreement with ERL and a negative $223 million impact from the recapture of the AHL business. Also, impacting the comparison of 2021 to 2020 was $393 million of additional premium in 2020 related to the reinsurance of business from EAC pursuant to a reinsurance agreement effective December 1, 2020.
Net investment income decreased 20% or $271 million in 2022 compared to 2021, primarily due to reduction in income from other invested assets of $201 million. Net investment income increased 16% or $180 million in 2021 compared to 2020, primarily due to the increase in income from other invested assets of $218 million, partially offset by a decrease in income from bonds of $22 million. The increase in net investment income from other invested assets was primarily driven by the transfer or sale of limited partnerships to AIC in 2021 where the undistributed earnings were recognized as net investment income.
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Commissions and expense allowances on reinsurance ceded increased 117% or $490 million in 2022 compared to 2021, primarily due to $500 million ceding commission paid in 2021 at the inception of the Funds Withheld Reinsurance agreement with ERL. Commissions and expense allowances on reinsurance ceded decreased $521 million in 2021 compared to 2020, primarily due to the ceding commission paid in connection with the Funds Withheld Reinsurance agreement with ERL.
Experience refund on reinsurance ceded increased 111% or $81 million in 2022 compared to 2021 and decreased 57% or $95 million in 2021 compared to 2000. Under the terms of the coinsurance agreement with ELIC Re, a wholly owned subsidiary, an annual experience refund is calculated in accordance with a specific formula defined in the agreement and is payable to the Company provided that certain financial benchmarks are attained.
Increase (decrease) in aggregate reserves for life and accident and health contracts changed by an unfavorable 95% or $6.70 billion in 2022 compared to 2021, primarily due to reserve credit recorded in 2021 at the inception of the Company’s Funds Withheld Reinsurance agreement with ERL. Increase (decrease) in aggregate reserves for life and accident and health contracts changed by a favorable $7.50 billion in 2021 compared to 2020, primarily due to $6.52 billion attributed to reserve credit associated with the Funds Withheld Reinsurance agreement with ERL.
Net realized capital gains (losses) reflect net loss of $30 million in 2022 compared to net gain of $1.40 billion in 2021. The net realized capital loss in 2022 was primarily related to trading losses on repositioning sales. In 2021, the net realized capital gain was primarily driven by $1.20 billion gain from the transfer or sale of limited partnership and equity investments to AIC prior to the sale of the Company, partially offset by loss on the sale of ALNY.

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MARKET RISK
Market risk is the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices, commodity prices or currency exchange rates. Adverse changes to these rates and prices may occur due to changes in fiscal policy, the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of credit worthiness or risk tolerance. Our primary market risk exposures are to changes in interest rates, credit spreads and equity prices. We also have direct and indirect exposure to commodity price changes through our diversified investments in infrastructure and energy primarily held in limited partnership interests.
The active management of market risk is integral to our results of operations. We may use the following approaches to manage exposure to market risk within defined tolerance ranges: 1) rebalancing existing asset or liability portfolios, 2) changing the type of investments purchased in the future and 3) using derivative instruments to modify the market risk characteristics of existing assets and liabilities or assets expected to be purchased.
Overview  In formulating and implementing guidelines for investing funds, we seek to earn attractive risk adjusted returns that enhance our ability to pay policyholder obligations while contributing to stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are informed by the underlying risks and product profiles.
Investment policies define the overall framework for managing market and other investment risks, including accountability and controls over risk management activities. These investment activities follow policies that have been approved by our board of directors and which specify the investment limits and strategies that are appropriate given the liquidity, surplus, product profile and regulatory requirements. Executive oversight of investment activities is conducted primarily through our board of directors and investment committee. Asset-liability management (“ALM”) policies further define the overall framework for managing market and investment risks and are approved by our board of directors. ALM focuses on strategies to enhance yields, mitigate market risks and optimize capital to improve profitability and returns while incorporating future expected cash requirements to repay liabilities. These ALM policies specify limits, ranges or targets for investments that best meet business objectives in light of the demands and characteristics of the product liabilities and are intended to result in a prudent, methodical and effective management of market risk and return.
We use widely-accepted quantitative and qualitative approaches to measure, monitor and manage market risk. We evaluate our market risk exposure using multiple measures including but not limited to duration, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets and liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under hypothetical market conditions defined by changes to multiple market risk factors: interest rates, credit spreads, equity prices or currency exchange rates. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. The selection of measures used in our sensitivity analysis should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event. In general, we establish investment portfolio asset allocation and market limits based upon a combination of these measures. The asset allocation limits place restrictions on the total funds that may be invested within an asset class.
Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest-bearing assets and liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and issued interest-sensitive liabilities. Changes in interest rates can have favorable and unfavorable effects on our results. For example, increases in rates can improve investment income, but decrease the fair value of our fixed income securities portfolio and increase policyholder surrenders requiring us to liquidate assets. Decreases in rates could increase the fair value of our fixed income securities portfolio while decreasing investment income due to reinvesting at lower market yields and accelerating pay-downs and prepayments of certain investments.
We manage the interest rate risk in our assets relative to the interest rate risk in our liabilities and our assessment of overall economic and capital risk. One of the measures used to quantify this exposure is duration. The difference in the duration of our assets relative to our liabilities is our duration gap. To calculate the duration gap between assets and liabilities, we project asset and liability cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The cash flows used in this calculation include the expected maturity and repricing characteristics of our financial instruments and certain other items including annuity liabilities and other interest-sensitive liabilities.
The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to callable municipal and corporate bonds, fixed rate single and flexible premium deferred annuities, mortgage-backed securities and municipal housing bonds.
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As of December 31, 2022, the difference between our asset and liability duration was a (4.03) gap compared to a (7.65) gap as of December 31, 2021. A negative duration gap indicates that the fair value of our liabilities is more sensitive to interest rate movements than the fair value of our assets, while a positive duration gap indicates that the fair value of our assets is more sensitive to interest rate movements than the fair value of our liabilities. We may have a positive or negative duration gap, as the duration of our assets and liabilities vary based on the characteristics of the products in force and investing activity.
Shorter-term annuity liability cash flows are invested to generate cash flows that will fund future claims, benefits and expenses, and that will earn stable returns across a wide variety of interest rate and economic scenarios. To reduce the risk that investment returns are below levels required to meet the funding needs of longer-term liabilities, we apply a total return strategy which includes directly originated corporate loans and limited partnership investments that supplement market risk with idiosyncratic risk. Limited partnership investments are generally not interest-bearing and directly originated corporate loans are floating rate; accordingly, using them to support interest-bearing liabilities contributes toward a negative duration gap.
Based upon the information and assumptions used in the duration calculation, and market interest rates as of December 31, 2022, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would increase the net fair value of the assets and liabilities by $471 million, compared to an increase of $1.12 billion as of December 31, 2021, reflecting year to year changes in duration and the amount of assets and liabilities. The estimate excludes traditional and interest-sensitive life insurance and accident and health insurance products that are not considered financial instruments. The assets supporting these products totaled $7.25 billion and $7.66 billion as of December 31, 2022 and 2021, respectively. Based on assumptions described above, these assets would decrease in value by $397 million as of December 31, 2022, compared to a decrease of $466 million as of December 31, 2021.
To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates or large changes in interest rates.
Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). Credit spread is the additional yield on fixed income securities and loans above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity, complexity or prepayment risks. The magnitude of the spread will depend on the likelihood that a particular issuer will default, illiquidity of the issuer, or complexity in deal underwriting. This risk arises from many of our primary activities, as we invest substantial funds in spread-sensitive fixed income assets.
We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.
Spread duration is calculated similarly to interest rate duration. As of December 31, 2022, the spread duration was 4.98, compared to 5.27 as of December 31, 2021. Based upon the information and assumptions we use in this spread duration calculation and market spreads as of December 31, 2022, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings would decrease the net fair value of the assets by $942 million compared to $1.17 billion as of December 31, 2021. Reflected in the spread duration calculation are the effects of tactical positions that may include the use of credit default swaps to manage spread risk.
Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the markets.
As of December 31, 2022, we held $1.68 billion in limited partnership interests compared to $1.35 billion as of December 31, 2021. These investments are idiosyncratic in nature and a greater portion of the return is derived from asset operating performance. They are not actively traded, and valuation changes typically reflect the performance of the underlying asset. Based upon the information and assumptions used as of December 31, 2022, we estimate that a 10% immediate increase or decrease in private market valuations would increase or decrease the net fair value of these limited partnership interests by $168 million, compared to $135 million as of December 31, 2021.
For limited partnership interests, quarterly changes in fair values may not be highly correlated to equity indices in the short term and changes in value of these investments are generally recognized on a three-month delay due to the availability of the related investee financial statements. The illustrations noted above may not reflect our actual experience if the future composition of the portfolio and correlation relationships differ from the historical relationships.
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As of December 31, 2022 and 2021, we had separate account assets, related to variable annuity and variable life contracts with account values totaling $2.04 billion and $3.14 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. In 2006, we disposed of substantially all of the variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of our risk. Equity risk for our variable life business relates to contract charges and policyholder benefits. Total variable life contract charges, including reinsurance assumed, for 2022 and 2021 were $44 million and $44 million, respectively. Separate account liabilities related to variable life contracts were $42 million and $64 million as of December 31, 2022 and 2021, respectively.
As of December 31, 2022 and 2021, we had $1.05 billion and $1.11 billion, respectively, in equity-indexed life and annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. We hedge the majority of the risk associated with these liabilities using equity-indexed options and futures, maintaining risk within specified value-at-risk limits.
Foreign currency exchange rate risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. This risk primarily arises from our foreign equity investments, including common stocks and limited partnership interests. We use foreign currency derivative contracts to partially offset this risk.
As of December 31, 2022, we had $187 million in foreign currency denominated equity investments and no unhedged non-U.S. dollar fixed income securities. As of December 31, 2021, we had $190 million in foreign currency denominated equity investments and no unhedged non-U.S. dollar fixed income securities.
Based upon the information and assumptions used, including the impact of foreign currency derivative contracts, as of December 31, 2022, we estimate that a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would decrease the value of our foreign currency denominated instruments by $19 million, compared with an estimated $19 million decrease as of December 31, 2021.
The modeling technique we use to report our currency exposure does not take into account correlation among foreign currency exchange rates. Even though we believe it is very unlikely that all of the foreign currency exchange rates that we are exposed to would simultaneously decrease by 10%, we nonetheless stress test our portfolio under this and other hypothetical extreme adverse market scenarios. Our actual experience may differ from these results because of assumptions we have used or because significant liquidity and market events could occur that we did not foresee.
LIQUIDITY AND CAPITAL RESOURCES
Cash flows are summarized in the following table for the year ended December 31:

($ in millions)	2022	2021	2020
Net cash from operations	$145	$(6,619)	$114
Net cash from investments	(510)	2,589	5
Net cash from financing and miscellaneous sources	(622)	4,654	(321)
Net change in cash, cash equivalents and short-term investments	(987)	624	(202)
Cash, cash equivalents and short-term investments, beginning of year	1,315	691	893
Cash, cash equivalents and short-term investments, end of period	$328	$1,315	$691
The principal uses of cash from operations were payment of benefits, commissions and operating expenses and federal income taxes. The principal sources of cash from operations were net investment income, premiums collected net of reinsurance and net transfers from Separate Accounts.
Net cash from operations increased $6.76 billion in 2022 compared to 2021, primarily due to increase in premiums collected net of reinsurance offset by lower net investment income. Net cash from operations decreased $6.73 billion in 2021 compared to 2020, primarily due to lower premiums collected net of reinsurance driven by the funds withheld reinsurance agreement with ERL effective November 1, 2021.
Net cash from investments decreased $3.10 billion in 2022 compared to 2021, driven by investments acquired in excess of sale proceeds. The net cash from investments was primarily attributed to bonds, mortgage loans, other invested assets and stocks. Cash flows from investments increased $2.58 billion in 2021 compared to 2020, driven by sales proceeds in excess of new investment purchases. The net cash from investments was primarily attributed to bonds, stocks, other invested assets and mortgage loans. The maturity structure of the Company’s bonds, which represents 71% and 73% of the Company’s total investments as of December 31, 2022 and 2021, respectively, is managed to meet the anticipated cash flow requirements of the underlying liabilities. A portion of the diversified product portfolio, primarily fixed deferred annuities and universal life insurance policies, is subject to discretionary surrender and withdrawal by customers.

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Net change from financing and miscellaneous sources decreased $5.28 billion in 2022 compared to 2021, primarily due to decreased funds held under reinsurance with ERL of $6.93 billion, partially offset by lower dividends to stockholders of $1.34 billion and repurchase agreements of $552 million. Net change from financing and miscellaneous sources increased $4.98 billion in 2021 compared to 2020, primarily due to funds held under reinsurance with ERL of $6.74 billion, partially offset by dividends to stockholder of $1.64 billion.
Liquidity sources and uses Our potential sources and uses of funds principally include the following activities below.

Potential sources of funds	Potential uses of funds
Receipt of insurance premiums	Payment of contract benefits, surrenders and withdrawals
Deposit-type contracts	Reinsurance cessions and payments
Reinsurance recoveries	Operating costs and expenses
Receipts of principal, interest and dividends on investments	Purchase of investments
Sales of investments	Dividends and return of capital to parent
Capital contributions from parent	Tax payments/settlements
Tax refunds/settlements	Repayments of funds received from various forms of borrowing
Funds from various forms of borrowing	Payments for acquisitions
Liquidity for life insurance companies is measured by the ability to pay contractual benefits and operating expenses, and fund investment commitments. Of the total direct and assumed annuity reserves, including liability for deposit-type contracts, 68% or $8.25 billion are not subject to discretionary withdrawal. The Company maintains a strong liquidity position and is well positioned to meet its policyholders’ obligations.
Contractual obligations and commitments We have short-term and long-term contractual obligations and commitments. We manage our short-term liquidity position to ensure the availability of a sufficient amount of liquid assets to extinguish short-term liabilities as they come due in the normal course of business, including utilizing potential sources of liquidity. Long-term obligations include known contractual commitments that require cash needs beyond 12 months.
Short-term contractual obligations are typically settled with cash or short-term investments and operating cash flows. Most of these obligations are paid within one year and reported in other liabilities.
Long-term contractual obligations Contractual commitments represent investment commitments such as limited partnership interests and other loans. Limited partnership interests are typically funded over the commitment period which is shorter than the contractual expiration date of the partnership and as a result, the actual timing of the funding may vary.
Off-balance-sheet financial instruments The contractual amounts of off-balance-sheet financial instruments as of December 31 were as follows:

($ in millions)	2022	2021
Commitments to invest in limited partnership interests	$158	$377
Commitments to invest in low income housing tax credit (“LIHTC”) property investments	47	—
The contractual amounts represent the amount at risk if the contract was fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. The Company does not require collateral or other security to support off-balance-sheet financial instruments with credit risk.
Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. Commitments to invest in limited partnership interests include commitments to invest in real estate, which represent an agreement to provide additional capital for the development of real estate property. Commitments to invest in LIHTC limited partnership interests represent agreements to acquire new or additional participation in certain Low-Income Housing Tax Credits. The Company enters into these agreements in the normal course of business.
We actively manage our financial position and liquidity levels in light of changing market, economic, and business conditions. Liquidity is managed at both the entity and enterprise level across the Company and is assessed on both base and stressed level liquidity needs. We believe we have sufficient liquidity to meet these needs.
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Capital Resources The following table summarizes the capital and surplus as of December 31:

($ in millions)	2022	2021
Capital and surplus, December 31, prior year	$2,402	$3,927
Net income	327	1,073
Change in net unrealized capital gains (losses)	(117)	(791)
Change in net unrealized foreign exchange capital gains (losses)	2	(16)
Change in net deferred income tax	27	(545)
Change in non-admitted assets	(89)	226
Change in reserve on account of change in valuation basis	(11)	3
Change in AVR	69	477
Paid-in surplus adjustment	(249)	40
Dividends to stockholders	(601)	(1,992)
Capital and surplus, December 31, current year	$1,760	$2,402
Capital and surplus decreased $642 million as of December 31, 2022 compared to December 31, 2021, primarily due to dividends to stockholders, paid in surplus adjustment and net unrealized capital losses, partially offset by net income.
In 2022, the Company paid an extraordinary distribution totaling $850 million in cash to EUHC, its parent, on September 30, 2022. This distribution includes a $601 million dividend recorded as a reduction to unassigned funds, which was the entire amount of the Company’s unassigned funds as of the payment date. The remaining $249 million of the distribution was a return of capital that was recorded as a reduction to gross paid in and contributed surplus. In 2021, the Company paid dividends of $1.64 billion to AIC, its parent prior to the sale of the Company, and $350 million to EUHC, its parent subsequent to the sale of the Company.
Financial strength ratings and outlook The following table summarizes our insurance financial strength rating as of December 31, 2022:

Rating agency	Rating
A.M. Best Company, Inc.	A+
Our rating is influenced by many factors including our operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks and the current level of operating leverage.
In March 2023, A.M. Best affirmed our insurance financial strength rating of A+. The outlook for the rating changed from stable to negative.
Dividend restriction The ability of the Company to pay dividends is generally dependent on business conditions, income, cash requirements, receipt of dividends and other relevant factors. More specifically, the Illinois Insurance Code (“Code”) provides a two-step process. First, no dividend may be declared or paid except from earned (unassigned) surplus, as distinguished from contributed surplus, nor when the payment of a dividend reduces surplus below the minimum amount required by the Code, and surplus for determining whether a dividend may be declared shall not include unrealized appreciation from investments. Secondly, a determination of the ordinary versus extraordinary dividends that can be paid is formula based and considers net income and capital and surplus, as well as the timing and amounts of dividends paid in the preceding twelve months as specified by the Code. Dividends are not cumulative. Additionally, any dividend cannot result in capital and surplus being less than the minimum amount required by law. As of December 31, 2022, the Company cannot declare or pay dividends without the prior approval of the Illinois Department of Insurance (“IL DOI”) because of its negative unassigned surplus position of $109 million excluding unrealized appreciation from investments. Until November 1, 2024, the Company is required to obtain prior written approval from the Illinois Department of Insurance to declare or distribute any shareholder dividend (both ordinary and extraordinary).
Risk-based capital The NAIC has a uniform capital adequacy standard, referred to as risk-based capital (“RBC”), that serves as one of the solvency monitoring regulatory tools to measure and assess the amount of capital that is appropriate for an insurance company to support its overall business operations in consideration of its size and risk profile. The standard utilizes a formula to calculate a company’s minimum capital requirement (“company action level RBC”) based on the insurance, business, asset, interest rate, health credit and market risk associated with its business. There is no regulatory action required if a company maintains the total adjusted capital level greater than the company action level RBC. A RBC model law does, however, mandate four levels of regulatory action based on a company’s degree of capital impairment. An RBC ratio of at least 200% meets the regulatory requirements.

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The following table presents the Company’s Total Adjusted Capital (“TAC”) and the Authorized Control Level (“ACL”) RBC ratio as of December 31:

($ in millions)	2022	2021
TAC	$2,009	$2,719
ACL	$182	$193
Authorized Control Level RBC ratio	1,103.8%	1,408.8%
As of December 31, 2022, the Company’s total adjusted capital that was above the company action level RBC.
Insurance Regulatory Information System (“IRIS”) ratios The NAIC has developed a set of financial relationships or tests known as IRIS to assist state regulators in monitoring the financial condition of insurance companies that require special attention or action. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with a defined usual range. Additional regulatory scrutiny may occur if a company’s ratio results fall outside the usual range for four or more of the twelve ratios. As of December 31, 2022, the Company had four ratios that were out of the usual range, driven by prior year's reinsurance ceded to ERL and the recapture of AHL business, increased total affiliated investments driven by an increase in affiliated other loan-backed and structured securities and limited partnerships, dividends to stockholders of $601 million and a $249 million return of capital to EUHC, the Company’s parent.

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APPLICATION OF CRITICAL ACCOUNTING ESTIMATES
The financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the IL DOI, which differ from accounting principles generally accepted in the United States of America (“GAAP”).
The preparation of financial statements in conformity with accounting principles prescribed or permitted by the IL DOI requires management to make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates, presented in the order they appear in the statutory-basis Statements of Financial Position, include those used in determining:
•Fair value of financial assets
•Impairment of investments
•Policy reserves
•Reinsurance
•Income taxes
In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.
A summary of each of these critical accounting estimates follows.
Fair value of financial assets Fair value is defined, per SSAP No. 100R, Fair Value, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.
Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual fixed income and other securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. For certain equity securities, valuation service providers provide market quotations for completed transactions on the measurement date. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.
For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.
The fair value of certain financial assets, including privately placed corporate fixed income securities and free-standing derivatives, for which our valuation service providers or brokers do not provide fair value determinations, is developed using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities or instruments, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Because judgment is required in developing the fair values of these financial assets, they may differ from the amount actually received to sell an asset in an orderly transaction
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between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.
For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.
We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.
We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2022 and 2021, we did not adjust fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.
As of December 31, 2022 and 2021, neither internal pricing models nor broker quotes were used for any fair value amounts.
For additional detail on fair value measurements, see Note 5 of the financial statements in Item 11(e).
Impairment of investments We have a comprehensive portfolio monitoring process that includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for bonds, including LBASS) or cost (for stocks) is below internally established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential OTTI using all reasonably available information relevant to the collectibility or recovery of the security. Inherent in the Company’s evaluation of OTTI for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: (1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; (2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and (3) the length of time and extent to which the fair value has been less than amortized cost or cost.
Impairment adjustments on mortgage loans are recorded when it is probable contractual principal and interest will not be collected. OTTI adjustments reduce the carrying value of mortgage loans to the fair value of the collateral less the estimated cost to sell. The carrying value of real estate is adjusted for OTTI only if it is not recoverable and exceeds fair value.
Policy reserves The Company adopted Principles Based Reserving (“PBR”) which are computed actuarially according to the Valuation Manual Section 20 method with interest, mortality and other assumptions applied in compliance with statutory regulations for life policies issued on or after January 1, 2020.
Policy benefit reserves for traditional and flexible premium life insurance policies excluding PBR policies are computed actuarially according to the Commissioners' Reserve Valuation Method (“CRVM”) with interest, mortality and other assumptions applied in compliance with statutory regulations. Benefit reserves for annuity products are calculated according to the Commissioners' Annuity Reserve Valuation Method with interest, mortality and other assumptions applied in compliance
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with statutory regulations. Benefit reserves for modified guaranteed annuity products are calculated according to Title 50 of the Illinois Administrative Code, Part 1410 with interest and mortality assumptions in compliance with statutory regulations.
Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of contractholders, less surrenders and withdrawals that represent a return to the contractholder. For deposit-type funds with no cash values prior to maturity, reserves are present values of contractual payments with interest assumptions in compliance with statutory regulations. Tabular interest on deposit-type funds is calculated as the prescribed valuation interest rate times the mean amount of funds subject to such rate held at the beginning and end of the year of valuation.
Policy benefit reserves for accident and health and group life insurance products include claim reserves, contract reserves and unearned premiums, if applicable. Claim reserves, including incurred but not reported claims, represent management's estimate of the ultimate liability associated with unpaid policy claims, based primarily upon analysis of past experience. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in the Summary of Operations when additional information becomes known.
Reinsurance
The Company reinsures certain of its risks to other insurers primarily under the following types of reinsurance agreements: yearly renewable term, coinsurance, coinsurance with funds withheld and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.
The amounts reported in the Statements of Financial Position as amounts recoverable from reinsurers include amounts billed to reinsurers for losses paid and experience refunds due. Contract claims are reported net of reinsurance recoverables on unpaid losses, which represent estimates of amounts expected to be recovered from reinsurers on incurred losses that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contract and in accordance with the coverage, terms and conditions of the reinsurance agreement. Reinsurance premiums are generally reflected in income in a manner consistent with the terms of the reinsurance agreements. Reinsurance does not extinguish the Company’s primary liability under the policies written. Reinsurance recoverable balances that are current and from authorized reinsurers are reported as admitted assets. Reinsurance recoverable balances from unauthorized reinsurers require collateral at least equal to the amount recoverable, or the recoverable balance is nonadmitted. Reinsurance recoverable balances from unauthorized reinsurers where the Company retains assets on a funds withheld basis are reported as admitted assets. All reinsurance recoverable balances that are 90 days past due are nonadmitted. If it is probable that reinsurance recoverables on paid or unpaid claim or benefit payments are uncollectible, these amounts are written off through a charge to the Statements of Operations.
Income taxes
The income tax provision is calculated under the liability method. DTAs and deferred tax liabilities (“DTLs”) are recorded based on the difference between the statutory financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes also arise from net unrealized capital losses on certain investments carried at fair value. The net change in DTAs and DTLs is applied directly to unassigned surplus. The nonadmitted portion of gross DTAs is determined by applying the rules prescribed by SSAP No. 101, Income Taxes (“SSAP No. 101”).
The application of SSAP No. 101 requires the Company to evaluate the recoverability of DTAs and to establish a statutory valuation allowance adjustment (“valuation allowance”) if necessary to reduce the DTA to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the DTAs and DTLs; (2) whether they are ordinary or capital; (3) the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that carryovers can be utilized; (6) unique tax rules that would impact the utilization of the DTAs; and (7) any tax planning strategies that the Company would employ to avoid an operating loss or tax credit carryforward from expiring unused. Although the realization is not assured, management believes it is more likely than not that the DTAs, net of valuation allowance, will be realized.
The stock of the Company was acquired on November 1, 2021 by EUHC. For tax purposes, the transaction was treated as a reinsurance transaction. This treatment resulted in the reset of the tax basis of assets, which impacted the related deferred tax values. The net impact to the deferred tax values is reported in the effective tax rate analysis, except for those items accelerated by the seller through the current provision, such as the acceleration of accounting method changes, and recognition of deferred intercompany gains and losses.
REGULATION AND LEGAL PROCEEDINGS
We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 18 of the financial statements under the heading “Other contingencies” included in Item 11(e).
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Item 11(i). Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 11(j). Quantitative and Qualitative Disclosures About Market Risk
Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.
Item 11(k).    Directors, Executive Officers, Promoters and Control Persons.
Identification of Directors and Executive Officers
Directors are elected at each annual meeting of shareholders for a term of one year. The biographies of each of the directors and executive officers below contain information regarding the person’s service as a director, business experience, director positions at public companies held currently or at any time during the last five years if applicable, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Everlake Life Insurance Company (“ELIC”).
Menes O. Chee, 45, has been a director since November 1, 2021. Mr. Chee has been a Senior Managing Director of The Blackstone Group since 2009. Prior to that Mr. Chee served for over four years as Principal with TPG-Axon Capital Management. Mr. Chee has been selected to serve on ELIC’s board because he has an extensive background in investment management.
Gilles M. Dellaert, 44, has been a director and Chairman of the Board since November 1, 2021. Mr. Dellaert has been a Senior Managing Director of Blackstone Insurance Solutions since 2020. Prior to that Mr. Dellaert served for over six years as Co-President and Chief Investment Officer with Global Atlantic Financial Group. Mr. Dellaert has been selected to serve on ELIC’s board due to his extensive experience in financial services.
Angela K. Fontana, 54, has been a director, Senior Vice President, Chief Legal Officer, and Secretary since November 1, 2021. Prior to that, Ms. Fontana served as a director for Allstate Life Insurance Company (ALIC) since 2012 and Vice President, General Counsel and Secretary for ALIC since May 2013. Ms. Fontana serves as president of the Association of Life Insurance Counsel. She previously served as a member of the Board of Directors of the Life Insurance Council of New York. Ms. Fontana has been selected to serve on ELIC’s board because she has a deep understanding of the insurance business generally and has extensive experience in regulatory compliance and government relations. In addition, Ms. Fontana has extensive knowledge regarding ELIC’s business, including its products, operations and customers.
Laurie L. Harris, 64, has been a director since November 1, 2021, Ms. Harris is a retired PricewaterhouseCoopers LLP Audit Partner. Ms. Harris also serves as a Director for Hagerty, Inc. and Synchronoss Technologies Inc. and as a Non-Executive Director for IWG plc and QBE North America. Ms. Harris has been selected to serve on ELIC’s board due to her extensive background auditing insurance companies.
Michael M. Hartt, 37, has been a Senior Vice President and Chief Accounting Officer since July 5, 2022. Prior to that, Mr. Hartt served as Associate-Director at PricewaterhouseCoopers LLP since September 2009. Mr. Hartt has deep knowledge of accounting and financial reporting requirements for insurance companies.
Michael W. Hovey, 47 has been a director since November 1, 2021. Mr. Hovey has been a Senior Managing Director of Blackstone Insurance Solutions since 2021. Prior to that, Mr. Hovey served over sixteen years as Managing Director, Co-Head of Insurance Investment Banking with Morgan Stanley & Co. LLC. Mr. Hovey has been selected to serve on ELIC’s board due to his extensive background in the insurance field of investment banking.
Ted M. Johnson, 53, has been a director and Senior Vice President and Chief Financial Officer since November 1, 2021. Previously for twenty years, Mr. Johnson held various positions with American Equity Investment Life Holding Company and American Equity Investment Life Insurance Company as Chief Financial Officer, Treasurer, Vice President Accounting and Vice President and Controller. Mr. Johnson has been selected to serve on ELIC’s board due to his extensive financial and accounting experience and deep knowledge of the insurance business.
Rebecca D. Kennedy, 50, has been a Senior Vice President and Chief Operations Officer since November 1, 2021. Prior to that, Ms. Kennedy served as a Director of Allstate Life since 2021 and as a Vice President since October 2018. In this role, Ms. Kennedy is responsible for leading life and annuity operations, underwriting, and claims. Ms. Kennedy is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. Ms. Kennedy has extensive experience in the life insurance industry, especially in life and annuity operations.
Tyler E. Largey, 52, has been a director and President and Chief Executive Officer since November 1, 2021. Previously, Mr. Largey was a Managing Director of Blackstone Insurance solutions since 2019. Prior to that, Mr. Largey served for over six
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years as Chief Operating Officer-Finance and Chief Finance Transformation Officer of AIG. Mr. Largey has been selected to serve on ELIC’s board due to his extensive insurance experience.
Theresa M. Resnick, 60, has been a Senior Vice President and Chief Actuary since November 1, 2021. Ms. Resnick served as the Appointed Actuary of Allstate Life since December 2015 and as a Vice President since September 2016. Ms. Resnick is responsible for all aspects of GAAP, statutory and tax valuation in connection with the life, annuity and health liabilities of Everlake’s life companies. Ms. Resnick has deep knowledge of the insurance industry as well as extensive experience in life and health insurance company financial management.
Susan E. Voss, 67, has been a director since November 1, 2021. Ms. Voss previously served 8 years as the Iowa Insurance Commissioner and 6 years as 1st Deputy Commissioner at the Iowa Insurance Division. Ms. Voss has also owned Voss Consulting for ten years which provides insurance consulting services. Ms. Voss has been selected to serve on ELIC’s board due to her extensive experience in the insurance industry.
Bonnie G. Wasgatt, 65, has been a director since November 1, 2021. Ms. Wasgatt had been an Executive Vice President and Chief Operating Office of Fidelity & Guaranty Life Business Services, Inc since 2019. Prior to that Ms. Wasgatt was a Senior Advisor at The Blackstone Group and Executive IT Strategist and Chief Information Officer for six years at Jackson National Life Insurance Company. Ms. Wasgatt has been selected to ELIC’s board due to her extensive experience in the insurance and financial fields.
Item 11(l).    Corporate Governance.
Compensation Committee Interlocks and Insider Participation
ELIC’s Board of Directors has a Nominating and Governance Committee, which recommends to the Board of Directors the compensation of the principal officers of the Company. No executive officer of ELIC served as a member of a compensation committee of another entity of which any executive officer served as a director of ELIC.
Item 11(m). Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
The following table shows the number of ELIC shares owned by any beneficial owner who owns more than five percent of any class of Everlake’s voting securities as of March 1, 2021.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Common Stock	Everlake US Holdings Company(1) 3100 Sanders Road, Suite 303, Northbrook, IL 60062	23,800	100%
N/A	Everlake US Parent Company 3100 Sanders Road, Suite 303, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Everlake Life Insurance Company (2)	N/A
(1) Everlake US Holdings Company is a wholly owned subsidiary of Everlake US Parent Company.

Everlake Life Insurance Company, which was formerly named Allstate Life Insurance Company, is a direct wholly owned subsidiary of Everlake US Holdings Company, a holding company incorporated in the state of Delaware. Everlake US Holdings Company is a direct wholly owned subsidiary of Everlake US Parent Company, a holding company incorporated in the state of Delaware, which is a direct wholly owned subsidiary of Everlake Holdings, LP, a Cayman Islands limited partnership, whose general partner is Blackstone ISG Investment Partners – A Management Associates (Cayman) – NQ L.P., a Cayman Islands exempted limited partnership (“BISG Management Associates”). BISG Management Associates is an indirect subsidiary of Blackstone Inc., a Delaware corporation, which is a publicly traded company listed on the New York Stock Exchange under the ticker symbol “BX” (“Blackstone”).
Pursuant to the terms of the Joint Shareholder Committee Agreement, dated November 1, 2021 (the “Joint Shareholder Committee Agreement”), Everlake US Holdings Company, Everlake US Parent Company, Everlake Holdings, LP, BISG Management Associates and the other entities that otherwise would directly or indirectly control Everlake US Holdings Company, including Blackstone (collectively, the “Delegating Persons”), established and delegated all authority that the shareholders of Everlake US Holdings Company would have had as shareholders to a joint shareholder committee (the “Shareholder Committee”) comprised of three employees of Blackstone with the title of managing director or any equivalent or senior title. The Shareholder Committee possesses and is entitled to exercise rights attendant to the shares of Everlake US Holdings Company held by the Delegating Persons and, as such, its primary role is to consider and vote on matters appropriate for Everlake US Holdings Company’s shareholders, including the nomination of members of Everlake US Holding Company’s Board of Directors.
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Security Ownership of Directors and Executive Officers
Each member of the Board of Directors of ELIC affiliated with Blackstone may be deemed to beneficially own shares owned by such entity. Each such individual disclaims beneficial ownership of any such shares in which such individual does not have a pecuniary interest.
Item 11(n). Transactions with Related Persons, Promoters, and Certain Control Persons.
Transactions with Related Persons
This table describes certain intercompany agreements involving amounts greater than $120,000 between Everlake Life Insurance Company and the following companies:
•Everlake US Holdings Company (“EUHC”), the direct parent of ELIC;
•Everlake US Parent Company, an indirect parent of ELIC;
•Everlake Holdings, LP, an indirect parent of ELIC;
•Allstate Insurance Company (“AIC”), the direct parent of the Allstate Life;
•Allstate Insurance Holdings, LLC (“AIH”), an indirect parent of Allstate Life; and
•The Allstate Corporation (“Allcorp”), the ultimate indirect parent of Allstate Life

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)	EUHC	Everlake US Parent Company	Everlake Holdings, LP
Expense Sharing and Services Agreement between Everlake Holdings, LP and certain of its affiliated companies effective November 1, 2021.	2021 2022	41,049,357 159,778,110	41,049,357 159,778,110	0 0	0 0
Consolidated Federal Income Tax Agreement between Company, ELIC Reinsurance Company, Everlake Assurance Company, and Everlake Distributors, LLC effective November 1, 2021.	2021 2022	0 15,438,453 (1)	0 0	0 0	0 0
(1) Total amounts paid to the Internal Revenue Service.
On November 1, 2021, the Company and Blackstone ISG-1 Advisors LLC (“BIS”) entered in an Investment Management Agreement whereby BIS provides investment management services and advice. In 2022 and 2021, the Company incurred investment expense for these services totaling $56 million and $11 million, respectively.
On November 8, 2021, the Company acquired equity interests in BXC DL (WH) Holdings, LLC, a direct lending warehouse facility, from Blackstone Treasury Holdings II L.L.C. for a purchase price in the amount of $231 million.
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Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)	AIC	AIH	Allcorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, addendum amount Allstate Insurance Company and certain affiliates dated August 17, 2011.[2]	20202021	5,410,520,375[1] 4,753,299,565[1]	1,145,601,127 992,891,458	0 0	36,757,481 84,991,894
Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012; Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.[2]	20202021	145,564,718[1] 148,928,835[1]	77,421,912 91,815,883	0 0	0 0
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of the Allstate Corporation dated February 1, 1996.[2]	20202021	199,388,871[1] 203,246,342[1]	0 0	0 0	199,388,871 (203,246,342)
Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective May 8, 2008.[2]	2021	180,505[1]	0	0	180,505
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996.[2]	20202021	1,303,358,697[1,3] 871,653,100[1,3]	1,270,024,372 838,805,585	0 0	(80,120,904) (83,896,060)
Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003, as amended by First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006.	20202021	7,568,328[1] 5,865,499[1]	7,568,328 5,865,499	N/A	N/A
(1)Gross amount of expense received under the transaction.
(2)Each identified Related Person is a Party to the transaction.
(3)Total amounts paid to the Internal Revenue Service.

Policies and Procedures for Review and Approval of Related Person Transactions
All intercompany agreements to which ELIC is a party are approved by the Board as well as by the board of any other affiliate of Everlake US Holdings Company that is a party to the agreement. To the extent required under applicable law, intercompany agreements are also submitted to the Illinois Department of Insurance, ELIC’s domestic regulator, for approval or non-disapproval pursuant to the Illinois insurance holding company systems act. This process is documented in writing in an internal procedure that captures the review and approval process of all intercompany agreements. All board and state regulatory approvals are maintained in ELIC’s corporate records.

ELIC is subject to the Related Person Transaction Policy (“RPT Policy”) adopted by the board of Directors (“Board”) of Everlake US Holdings Company (“EUHC”), the parent of Everlake Life, pursuant to which the EUHC Board, acting through its Nominating and Governance Committee, must review and decide whether to approve or ratify any related person transaction. Any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to the EUHC Nominating and Governance Committee for consideration. The EUHC Nominating and Governance Committee must then review and decide whether to approve any related person transaction. In addition, ELIC’s Nominating and Governance Committee is responsible for the review and approval of certain material transactions between EUHC and its affiliates, on the one hand, and any member or members of “Blackstone”, as defined in the RPT Policy, on the other hand, in accordance with the RPT Policy. For purposes of the RPT Policy, a related person transaction is defined as a proposed, existing, or completed transaction, including but not limited to, any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, in which EUHC (including any of its consolidated subsidiaries) was, is, or will be a participant (whether or not EUHC is a party), in which any related person had, has, or will have a direct or indirect material interest. In addition, all directors and executive officers of ELIC are subject to the Everlake Code of Business Conduct and Ethics (“Code”). The Code, which was adopted by the EUHC Board, includes a written conflict of interest policy. Any potential relationship or activity that could impair independent thinking or judgment, including holding a financial interest in a business venture that is similar to Everlake, or a business that has a relationship with Everlake, must be reported to our legal department who will work with representatives
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from Human Resources and Compliance to determine whether an actual conflict of interest exists. Each director and executive officer must sign a certification annually.

Director Independence
After considering all of the relevant facts and circumstances, Mses. Harris, Voss and Wasgatt are “independent” as defined by Illinois insurance law. The determination was based, in part, on information provided by each director regarding her business and professional relationships, and those of her family members, with ELIC and those entities with which ELIC has significant business or financial interactions.
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FIN1899-8

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$5,685
Legal fees	$0
Accounting fees	$0
Mailing fees	$2,423

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The By-laws of Everlake Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
As a result of the sale on November 1, 2021, by Allstate Insurance Company of Allstate Life Insurance Company and Allstate Distributors, LLC, to Everlake US Holdings Company, a Delaware corporation, Allstate Life Insurance Company changed its name to Everlake Life Insurance Company (“Everlake Life”) and Allstate Distributors, LLC changed its name to Everlake Distributors, LLC (“Everlake Distributors”). Accordingly, references in the exhibits below to “Allstate Life” and “Allstate Distributors” are solely for historical purposes and should be read to refer to Everlake Life and Everlake Distributors, respectively, as applicable. In addition, certain other exhibits are retained for historical reference.

Exhibit No. Description
(1)(1)Amended and Restated Principal Underwriting Agreement, dated June 1, 2006, by and between Allstate Life Insurance Company and Allstate Distributors, LLC (Incorporated herein by reference to the Form S-3 Registration Statement of Allstate Life Insurance Company (SEC File No. 333-169382) dated September 15, 2010).

(1)(2)Form of Assignment and Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC and Lincoln Benefit Life Company (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Form N-4 Registration Statement of Allstate Financial Advisors Separate Account I of Allstate Life Insurance Company, SEC File No. 333-121693, dated April 14, 2011.
(1)(3) Amendment to Principal Underwriting Agreement between Everlake Life Insurance Company and Everlake Distributors, LLC, made and entered into on January 12, 2022. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(2)    Stock Purchase Agreement, dated as of January 26, 2021, by and among Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, and Antelope US Holdings Company (certain schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit). Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, dated January 27, 2021.

(3)(i)    Amended and Restated Articles of Incorporation of Allstate Life Insurance Company dated November 8, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.
(3)(ii)    By-Laws of Everlake Life Insurance Company dated November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.
(4)(1)Form of Glenbrook Life and Annuity Flexible Payment Deferred Annuity Contract and Application Incorporated herein by reference to Post-Effective Amendment No. 2 to Glenbrook Life and Annuity Company's Registration Statement on Form S-1, SEC File No. 033-92842, dated April 1, 1997.
(4)(2)    Form of Contract Endorsement to Flexible Premium Deferred Annuity Contract. Incorporated herein by reference to Allstate Life Insurance Company's Form S-3 Registration Statement, SEC File No. 333-157311, filed on February 13, 2009.

(5)    Opinion and Consent of General Counsel re: Legality. Filed herewith.

(8)    Opinion re: tax matters. None.
(9)    Voting trust agreement. None.

(10)     Material Contracts
(10)(1) Credit Agreement dated November 16, 2020, among The Allstate Corporation, Allstate Insurance Company, and Allstate Life Insurance Company, as Borrowers; the lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent; Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC, and U.S. Bank National Association, as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on November 17, 2020.
(10)(2) Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of The Allstate Corporation effective February 1, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 13, 2007.
(10)(3) Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective as of May 8, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on May 14, 2008.
(10)(4) Revolving Loan Credit Agreement, effective December 20, 2010, between American Heritage Life Insurance Company and Road Bay Investments, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(5) Pledge and Security Agreement, dated as of December 20, 2010, between Road Bay Investments, LLC and American Heritage Life Insurance Company securing obligations under the Revolving Loan Credit Agreement. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.
(10)(6) Capital Support Agreement between Allstate Life Insurance Company and Allstate Insurance Company effective December 14, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2008.
(10)(7) Form of Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.
(10)(8) Form of Amendment No. 1 effective January 1, 2009, to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates dated as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 17, 2010.
(10)(9) Letter Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates, including Allstate Life Insurance Company, effective December 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on May 23, 2008.
(10)(10) Addendum among Allstate Insurance Company and certain affiliates dated August 17, 2011 to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective as of January 1, 2004, as amended by amendment No. 1 effective as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 8, 2012.
(10)(11) New York Insurer Supplement to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2005.
(10)(12) Limited Servicing Agreement among Allstate Life Insurance Company, Allstate Distributors, L.L.C. and Allstate Financial Services, LLC effective October 1, 2002. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.
(10)(13) Form of Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2012.
(10)(14) Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.
(10)(15) Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002, between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York. Incorporated herein by reference to Allstate Life Insurance Company’s Form 10, SEC File No. 000-31248, filed on April 24, 2002.
(10)(16) Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company, effective July 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 7, 2005.
(10)(17) Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company effective as of March 31, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 23, 2008.
(10)(18) Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance

Company of New York, Allstate Distributors, L.L.C., Intramerica Life Insurance Company, and Allstate Financial Services, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on September 1, 2011.
(10)(19) Selling Agreement by and among Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc., f/k/a Allstate Life Financial Services, Inc., merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.
(10)(20) Amendment effective August 1, 1999 to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.
(10)(21) Amendment effective September 28, 2001, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.
(10)(22) Amendment effective February 15, 2002, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.
(10)(23) Amendment effective April 21, 2003, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.
(10)(24) Selling Agreement and Addenda to Agreement between Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 17, 2001, December 31, 2001, and November 18, 2002, respectively. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.
(10)(25) Selling Agreement by and among Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.
(10)(26) Selling Agreement by and between Lincoln Benefit Life Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective August 2, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.
(10)(27) Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(28) First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2006.

(10)(29) Marketing Agreement by and among Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective June 10, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.
(10)(30) Novation and Assignment Agreement by and among Allstate Life Insurance Company, American Heritage Life Insurance Company and Columbia Universal Life Insurance Company effective June 30, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.
(10)(31) Amendment to Reinsurance Agreement effective December 1, 2007, by and between American Heritage Life Insurance Company and Allstate Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.
(10)(32) Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.
(10)(33) Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain of its affiliates, including Allstate Life Insurance Company effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 21, 2008.
(10)(34) Amended and Restated Reinsurance Agreement, dated April 1, 2014, between Allstate Life Insurance Company and Lincoln Benefit Life Company. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on April 7, 2014.
(10)(35) Recapture and Termination Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective December 1, 2020. Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement of Allstate Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2021.
(10)(36) Reinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company dated January 19, 2017. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 25, 2017.
(10)(37) Coinsurance and Modified Coinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective December 1, 2020. Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement of Allstate Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2021.
(10)(38) Expense Sharing and Services Agreement between Everlake Holdings, LP, Everlake US Holdings Company, Everlake Reinsurance Limited, Everlake Investment Limited, Everlake Services Company, Everlake Life Insurance Company, Everlake Assurance Company, ELIC Reinsurance Company, Everlake Assignment Company, Everlake Settlement Corporation, Everlake International Assignments, Ltd., Everlake Distributors, LLC, AIMCO Private Fund I Holdings, LLC, and AIMCO Private Fund I, LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(39) Consolidated Federal Income Tax Agreement between Everlake Life Insurance Company, ELIC Re, Everlake Assurance Company, Everlake Distributors, LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(40) Investment Management Agreement between Everlake Life Insurance Company and Blackstone ISG-1 Advisors LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(41) Funds Withheld Reinsurance Agreement between Allstate Life Insurance Company and Everlake Reinsurance Limited effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(42) Amended and Restated Coinsurance Agreement between American Heritage Life Insurance Company and Allstate Life Insurance Company effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.
(15)    Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm. Not applicable.
(16)    Letter re: change in certifying accountant. Not applicable.
(21)    Subsidiaries of the Registrant. Incorporated herein by reference to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.
(23)    Consent of Independent Auditors. Filed herewith.
(24)    Powers of Attorney for Menes Chee, Gilles Dellaert, Angela K. Fontana, Laurie Harris, Michael Hovey, Ted Johnson, Tyler Largey, Susan Voss, and Bonnie Wasgatt. Filed herewith.

(25)    Statement of eligibility of trustee. None.
(99) Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company. Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company, SEC File No. 333-220836, filed on November 3, 2017.
(107) Filing Fee Table. Filed herewith.

ITEM 17. UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 30th day of March, 2023.
EVERLAKE LIFE INSURANCE COMPANY
(REGISTRANT)
By: /s/ ANGELA K. FONTANA
Angela Fontana
Senior Vice President,
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 30th day of March, 2023.

*/ Menes Chee	Director
Menes Chee

*/ Gilles Dellaert	Director and Chairman of the Board
Gilles Dellaert

/s/ Angela K. Fontana	Director, Senior Vice President, Chief Legal Officer and Secretary
Angela K. Fontana

*/ Laurie Harris	Director
Laure Harris

*/ Michael Hovey	Director
Michael Hovey

/s/ Ted Johnson	Director, Senior Vice President and Chief Financial Officer
Ted Johnson

*/ Tyler (Doney) Largey	Director, President and Chief Executive Officer
Tyler (Doney) Largey

*/ Susan Voss	Director
Susan Voss

*/ Bonnie Wasgatt	Director
Bonnie Wasgatt

* By: Angela K. Fontana, pursuant to Power of Attorney, filed herewith.

EXHIBIT LIST

Exhibit No.	Description

(5)	Opinion and Consent of General Counsel re: Legality.

(23)	Consent of Independent Auditors

(24)	Powers of Attorney for Menes Chee, Gilles Dellaert, Angela K. Fontana, Laurie Harris, Michael Hovey, Ted Johnson, Tyler Largey, Susan Voss, and Bonnie Wasgatt.

(107)	Filing Fee Table